EXHIBIT 4.1

FOURTH AMENDED AND RESTATED

AGREEMENT OF LIMITED PARTNERSHIP

OF

TEEKAY OFFSHORE PARTNERS L.P.

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FOURTH AMENDED AND RESTATED AGREEMENT OF LIMITED

PARTNERSHIP OF TEEKAY OFFSHORE PARTNERS L.P.

THIS FOURTH AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP OF TEEKAY OFFSHORE PARTNERS L.P., dated as of July 1, 2015, is entered into by and between Teekay Offshore GP L.L.C., a Marshall Islands limited liability company, as the General Partner, and Teekay Corporation, a Marshall Islands corporation, as the Organizational Limited Partner, together with any other Persons who become Partners in the Partnership or parties hereto as provided herein. In consideration of the covenants, conditions and agreements contained herein, the parties agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1 Definitions.

The following definitions shall be for all purposes, unless otherwise clearly indicated to the contrary, applied to the terms used in this Agreement.

“Acquisition” means any transaction in which any Group Member acquires (through an asset acquisition, merger, stock acquisition or other form of investment) control over all or a portion of the assets, properties or business of another Person for the purpose of increasing the operating capacity or asset base of the Partnership Group from the operating capacity or asset base of the Partnership Group existing immediately prior to such transaction; provided, however, that any acquisition of properties or assets of another Person that is made solely for investment purposes shall not constitute an Acquisition under this Agreement.

“Adjusted Operating Surplus” means, with respect to any period, Operating Surplus generated with respect to such period (a) less (i) any net increase in Working Capital Borrowings (or the Partnership’s proportionate share of any net increase in Working Capital Borrowings in the case of Subsidiaries that are not wholly owned) with respect to such period and (ii) any net decrease in cash reserves for Operating Expenditures with respect to such period to the extent such reduction does not relate to an Operating Expenditure made with respect to such period, and (b) plus (i) any net decrease in Working Capital Borrowings (or the Partnership’s proportionate share of any net decrease in Working Capital Borrowings in the case of Subsidiaries that are not wholly owned) with respect to such period, and (ii) any net increase in cash reserves (or the Partnership’s proportionate share of any net increase in cash reserves in the case of Subsidiaries that are not wholly owned) for Operating Expenditures with respect to such period to the extent such reserve is required (A) by any debt instrument for the repayment of principal, interest or premium or (B) for any Preferred Unit Payments. Adjusted Operating Surplus does not include that portion of Operating Surplus included in clause (a)(i) of the definition of Operating Surplus.

“Adjusted Series C Liquidation Preference” means a liquidation preference for each Series C Preferred Unit initially equal to the product of 101% multiplied by the Stated Series C Liquidation Preference per unit, which liquidation preference shall be subject to (a) increase by the per Series C Preferred Unit amount of any accumulated and unpaid quarterly distributions (whether or not such distributions shall have been declared) and (b) decrease upon a distribution in connection with a Liquidation Event described in Section 16.4 which does not result in payment in full of the liquidation preference of such Series C Preferred Unit.

“Affiliate” means, with respect to any Person, any other Person that directly or indirectly through one or more intermediaries controls, is controlled by or is under common control with, the Person in question. As used herein, the term “control” means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.

“Agreed Value” means the fair market value of the applicable property or other consideration at the time of contribution or distribution, as the case may be, as determined by the General Partner.

“Agreement” means this Fourth Amended and Restated Agreement of Limited Partnership of Teekay Offshore Partners L.P., as it may be amended, supplemented or restated from time to time.

“Arrears” means, with respect to Preferred Unit Distributions for a particular series of Preferred Units for any quarter period, that the full cumulative Preferred Unit Distributions for such series of Preferred Units through the most recent Preferred Unit Distribution Payment Date for such series of Preferred Units have not been paid on all Outstanding Preferred Units of such series.

“Associate” means, when used to indicate a relationship with any Person: (a) any corporation or organization of which such Person is a director, officer, manager or partner or is, directly or indirectly, the owner of 20% or more of any class of voting stock or other voting interest; (b) any trust or other estate in which such Person has at least a 20% beneficial interest or as to which such Person serves as trustee or in a similar fiduciary capacity; and (c) any relative or spouse of such Person, or any relative of such spouse, who has the same principal residence as such Person.

“Available Cash” means, with respect to any Quarter ending prior to the Liquidation Date:

(a) the sum of (i) all cash and cash equivalents of the Partnership Group (or the Partnership’s proportionate share of cash and cash equivalents in the case of Subsidiaries that are not wholly owned) on hand at the end of such Quarter, and (ii) all additional cash and cash equivalents of the Partnership Group (or the Partnership’s proportionate share of cash and cash equivalents in the case of Subsidiaries that are not wholly owned) on hand on the date of determination of Available Cash with respect to such Quarter resulting from Working Capital Borrowings made subsequent to the end of such Quarter, less

(b) the amount of any cash reserves (or the Partnership’s proportionate share of cash reserves in the case of Subsidiaries that are not wholly owned) established by the General Partner to (i) provide for the proper conduct of the business of the Partnership Group (including reserves for future capital expenditures and for anticipated future credit needs of the Partnership Group) subsequent to such Quarter, (ii) comply with applicable law or any loan agreement, security agreement, mortgage, debt instrument or other agreement or obligation to which any Group Member is a party or by which it is bound or its assets are subject, (iii) provide funds for Preferred Unit Payments or (iv) provide funds for distributions under Section 6.3 or Section 6.4 in respect of any one or more of the next four Quarters; provided, however, that the General Partner may not establish cash reserves pursuant to (iv) above if the effect of establishing such reserves would be that the Partnership is unable to distribute the Minimum Quarterly Distribution on all Common Units with respect to such Quarter; and, provided further, that disbursements made by a Group Member or cash reserves established, increased or reduced after the end of such Quarter but on or before the date of determination of Available Cash with respect to such Quarter shall be deemed to have been made, established, increased or reduced, for purposes of determining Available Cash, within such Quarter if the General Partner so determines.

Notwithstanding the foregoing, “Available Cash” with respect to the Quarter in which the Liquidation Date occurs and any subsequent Quarter shall equal zero.

“Board of Directors” means the board of directors or managers of a corporation or limited liability company, as applicable, or if a limited partnership, the board of directors or board of managers of the general partner of such limited partnership.

“Business Day” means Monday through Friday of each week, except that a legal holiday recognized as such by the government of the United States of America or the State of New York shall not be regarded as a Business Day.

“Capital Contribution” means any cash, cash equivalents or the Net Agreed Value of Contributed Property that a Partner contributes to the Partnership.

“Capital Improvement” means any (a) addition or improvement to the capital assets owned by any Group Member or (b) acquisition or conversion of existing, or the construction of new, capital assets (including shuttle tankers, floating storage and offtake units, floating production, storage and offloading units, crude oil tankers and related assets), in each case if such addition, improvement, acquisition, conversion or construction is made to increase the operating capacity or asset base of the Partnership Group from the operating capacity or asset base of the Partnership Group existing immediately prior to such addition, improvement, acquisition, conversion or construction.

“Capital Surplus” has the meaning assigned to such term in Section 6.2(a).

“Cash COC Event” means any transaction pursuant to which (a) the General Partner or any Affiliate of the General Partner exercises its rights to purchase all of the Outstanding Common Units for cash pursuant to Section 15.1 of this Agreement or (b) any Person or group of Persons acquires, in one or more series of related transactions, all of the Outstanding Common Units, in each case where the aggregate consideration received by the holders of Common Units in their capacities as such is comprised of at least 90% cash.

“Cause” means a court of competent jurisdiction has entered a final, non-appealable judgment finding the General Partner liable for actual fraud or willful misconduct in its capacity as a general partner of the Partnership.

“Certificate” means a certificate (i) substantially in the form of Exhibit A with respect to Common Units, Exhibit B with respect to Series A Preferred Units, Exhibit C with respect to Series B Preferred Units or Exhibit D with respect to Series C Preferred Units, to this Agreement, (ii) issued in global or book entry form in accordance with the rules and regulations of the Depository or (iii) in such other form as may be adopted by the General Partner, issued by the Partnership evidencing ownership of one or more Common Units or Preferred Units, or a certificate, in such form as may be adopted by the General Partner, issued by the Partnership evidencing ownership of one or more other Partnership Securities.

“Certificate of Limited Partnership” means the Certificate of Limited Partnership of the Partnership filed with the Marshall Islands Registrar as referenced in Section 7.2 as such Certificate of Limited Partnership may be amended, supplemented or restated from time to time.

“Change of Control” means the occurrence of any of the following events: (a) Teekay Corporation or Affiliates of Teekay Corporation have ceased, directly or indirectly, in one or more series of related transactions, to own more than 50% of the voting power or economic interest of the General Partner (the Person, if any, acquiring more than 50% of the voting power or economic interest of the General Partner, and each Person, if any, that subsequently acquires more than 50% of the voting power or economic interest of the General Partner, is hereinafter referred to as a “New GP Owner”); (b) the Common Units of the Partnership (excluding any successor thereto) are no longer listed or admitted for trading on the New York Stock Exchange or another National Securities Exchange; (c) a Cash COC Event; or (d) any direct or indirect sale, lease, transfer or other disposition, in one or more series of related transactions, of all or substantially all of the assets of the Partnership and its Subsidiaries, taken as a whole, to any Person other than Subsidiaries of the Partnership; provided, however, that neither (i) a Liquidation Event nor (ii) a transaction undertaken for the principal purpose of (x) reincorporating the Partnership in a different jurisdiction, (y) converting the Partnership to a limited liability company or corporation or creating a holding company or (z) any similar transaction, shall be deemed a Change of Control; and, provided further, that if a Change of Control under clause (a) of this definition has occurred, and one or more Series C Holders has elected, pursuant to Section 16.9(b)(iii), to continue to hold Series C Preferred Units, then, with respect to each such Series C Holder, a Change of Control shall also mean a New GP Owner has ceased, directly or indirectly, in one or more series of related transactions, to own more than 50% of the voting power or economic interest of the General Partner.

“claim” (as used in Section 7.12(c)) has the meaning assigned to such term in Section 7.12(c).

“Closing Date” means the first date on which Common Units are sold by the Partnership to the Underwriters pursuant to the provisions of the Underwriting Agreement.

“Closing Price” means, in respect of any class or series of Limited Partner Interests, as of the date of determination, the last sale price on such day, regular way, or in case no such sale takes place on such day, the average of the closing bid and asked prices on such day, regular way, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal National Securities Exchange on which the respective Limited Partner Interests are listed or admitted to trading or, if such Limited Partner Interests are not listed or admitted to trading on any National Securities Exchange, the last quoted price on such day or, if not so quoted, the average of the high bid and low asked prices on such day in the over-the-counter market, as reported by any quotation system then in use with respect to such Limited Partner Interests, or, if on any such day such Limited Partner Interests of such class or series are not quoted by any such system, the average of the closing bid and asked prices on such day as furnished by a professional market maker making a market in such Limited Partner Interests of such class or series selected by the General Partner, or if on any such day no market maker is making a market in such Limited Partner Interests of such class or series, the fair value of such Limited Partner Interests on such day as determined by the General Partner.

“Code” means the United States Internal Revenue Code of 1986, as amended and in effect from time to time. Any reference herein to a specific section or sections of the Code shall be deemed to include a reference to any corresponding provision of any successor law.

“Combined Interest” has the meaning assigned to such term in Section 11.3(a).

“Commences Commercial Service” and “Commenced Commercial Service” shall mean the date a Capital Improvement is first put into service by a Group Member following, if applicable, completion of conversion or construction and testing.

“Commission” means the United States Securities and Exchange Commission.

“Common Unit” means a Partnership Security having the rights and obligations specified with respect to Common Units in this Agreement.

“Conflicts Committee” means a committee of the Board of Directors of the General Partner composed entirely of two or more directors who are not (a) security holders, officers or employees of the General Partner, (b) officers, directors or employees of any Affiliate of the General Partner or (c) holders of any ownership interest in the Partnership Group other than Common Units and who also meet the independence standards required of directors who serve on an audit committee of a board of directors established by the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder and by the National Securities Exchange on which the Common Units are listed or admitted to trading.

“Contributed Property” means each property or other asset, in such form as may be permitted by the Marshall Islands Act, but excluding cash, contributed to the Partnership.

“Contribution Agreement” means that certain Contribution, Conveyance and Assumption Agreement, dated as of the Closing Date, among the General Partner, the Partnership, the Operating Company, Teekay Corporation and the other parties named therein, together with the additional conveyance documents and instruments contemplated or referenced thereunder.

“Current Market Price” means, in respect of any class or series of Limited Partner Interests, as of the date of determination, the average of the daily Closing Prices per Limited Partner Interest of such class or series for the 20 consecutive Trading Days immediately prior to such date.

“Departing General Partner” means a former General Partner from and after the effective date of any withdrawal or removal of such former General Partner pursuant to Section 11.1 or 11.2.

“Depository” means, with respect to any Units issued in global form, The Depository Trust Company and its successors and permitted assigns.

“disposition” has the meaning set forth in Section 16.10(b).

“Estimated Maintenance Capital Expenditures” means an estimate made in good faith by the Board of Directors of the General Partner (with the concurrence of the Conflicts Committee) of the average quarterly Maintenance Capital Expenditures that the Partnership will need to incur to maintain the operating capacity or asset base of the Partnership Group (including the Partnership’s proportionate share of the average quarterly Maintenance Capital Expenditures of its Subsidiaries that are not wholly owned), existing at the time the estimate is made. The Board of Directors of the General Partner (with the concurrence of the Conflicts Committee) will be permitted to make such estimate in any manner it determines reasonable. The estimate will be made at least annually and whenever an event occurs that is likely to result in a material adjustment to the amount of Maintenance Capital Expenditures on a long-term basis. The Partnership shall disclose to its Partners any change in the amount of Estimated Maintenance Capital Expenditures in its reports made in accordance with Section 8.3 to the extent not previously disclosed. Any adjustments to Estimated Maintenance Capital Expenditures shall be prospective only.

“Event of Withdrawal” has the meaning assigned to such term in Section 11.1(a).

“Expansion Capital Expenditures” means cash expenditures for Acquisitions or Capital Improvements. Expansion Capital Expenditures shall not include Maintenance Capital Expenditures. Expansion Capital Expenditures shall include interest (and related fees) on debt incurred and distributions on equity incurred, in each case, to finance the conversion or construction of a Capital Improvement and paid during the period beginning on the date that the Partnership enters into a binding obligation to commence conversion or construction of the

Capital Improvement and ending on the earlier to occur of the date that such Capital Improvement Commences Commercial Service or the date that such Capital Improvement is abandoned or disposed of. Debt incurred or equity issued to fund any such conversion or construction period interest payments, or such conversion or construction period distributions on equity paid during such period, shall also be deemed to be debt or equity, as the case may be, incurred to finance the conversion or construction of a Capital Improvement.

“First Target Distribution” means $0.4025 per Common Unit per Quarter, subject to adjustment in accordance with Section 6.5.

“General Partner” means Teekay Offshore GP L.L.C., a Marshall Islands limited liability company, and its successors and permitted assigns that are admitted to the Partnership as general partner of the Partnership, in its capacity as general partner of the Partnership (except as the context otherwise requires).

“General Partner Interest” means the ownership interest of the General Partner in the Partnership (in its capacity as a general partner and without reference to any Limited Partner Interest held by it) which is evidenced by General Partner Units, and includes any and all benefits to which the General Partner is entitled as provided in this Agreement, together with all obligations of the General Partner to comply with the terms and provisions of this Agreement.

“General Partner Unit” means a fractional part of the General Partner Interest having the rights and obligations specified with respect to the General Partner Interest. A General Partner Unit is not a Unit.

“Group” means a Person that with or through any of its Affiliates or Associates has any agreement, arrangement, understanding or relationship for the purpose of acquiring, holding, voting (except voting pursuant to a revocable proxy or consent given to such Person in response to a proxy or consent solicitation made to 10 or more Persons) or disposing of any Partnership Securities with any other Person that beneficially owns, or whose Affiliates or Associates beneficially own, directly or indirectly, Partnership Securities.

“Group Member” means a member of the Partnership Group.

“Group Member Agreement” means the partnership agreement of any Group Member, other than the Partnership, that is a limited or general partnership, the limited liability company agreement of any Group Member that is a limited liability company, the certificate of incorporation and bylaws (or similar organizational documents) of any Group Member that is a corporation, the joint venture agreement or similar governing document of any Group Member that is a joint venture and the governing or organizational or similar documents of any other Group Member that is a Person other than a limited or general partnership, limited liability company, corporation or joint venture, in each case as such may be amended, supplemented or restated from time to time.

“Holder” as used in Section 7.12, has the meaning assigned to such term in Section 7.12(a).

“Incentive Distribution Right” means a non-voting Limited Partner Interest issued to the General Partner, which Partnership Interest will confer upon the holder thereof only the rights and obligations specifically provided in this Agreement with respect to Incentive Distribution Rights (and no other rights otherwise available to or other obligations of a holder of a Partnership Interest). Notwithstanding anything in this Agreement to the contrary, the holder of an Incentive Distribution Right shall not be entitled to vote such Incentive Distribution Right on any Partnership matter except as may otherwise be required by law.

“Incentive Distributions” means any amount of cash distributed to the holders of the Incentive Distribution Rights pursuant to Sections 6.3(c), (d) and (e).

“Indemnified Persons” has the meaning assigned to such term in Section 7.12(c).

“Indemnitee” means (a) the General Partner, (b) any Departing General Partner, (c) any Person who is or was an Affiliate of the General Partner or any Departing General Partner, (d) any Person who is or was a member, partner, director, officer, fiduciary or trustee of any Person which any of the preceding clauses of this definition describes, (e) any Person who is or was serving at the request of the General Partner or any Departing General Partner or any Affiliate of the General Partner or any Departing General Partner as an officer, director, member, partner, fiduciary or trustee of another Person (provided, however, that a Person shall not be an Indemnitee by reason of providing, on a fee-for-services basis, trustee, fiduciary or custodial services), and (f) any other Person the General Partner designates as an “Indemnitee” for purposes of this Agreement.

“Initial Common Units” means the Common Units sold in the Initial Offering.

“Initial Limited Partners” means Teekay Corporation and the General Partner (with respect to the Incentive Distribution Rights received by it pursuant to Section 5.1(b)), and the Underwriters, in each case upon being admitted to the Partnership in accordance with Section 10.1.

“Initial Offering” means the initial offering and sale of Common Units to the public, as described in the Registration Statement.

“Initial Unit Price” means (a) with respect to the Common Units, $21.00 (the initial public offering price per Common Unit at which the Underwriters offered the Common Units to the public for sale) or (b) with respect to any other class or series of Units, the price per Unit at which such class or series of Units is initially sold by the Partnership, as determined by the General Partner, in each case adjusted as the General Partner determines to be appropriate to give effect to any distribution, subdivision or combination of Units.

“Interim Capital Transactions” means the following transactions if they occur prior to the Liquidation Date: (a) borrowings, refinancings or refundings of indebtedness (other than Working Capital Borrowings and other than for items purchased on open account in the ordinary course of business) by any Group Member and sales of debt securities of any Group Member; (b) sales of equity interests of any Group Member (including the Common Units sold to the Underwriters pursuant to the exercise of the Over-Allotment Option); (c) sales or other voluntary or involuntary dispositions of any assets of any Group Member other than (i) sales or other dispositions of inventory, accounts receivable and other assets in the ordinary course of business and (ii) sales or other dispositions of assets as part of normal retirements or replacements; (d) the termination of interest rate swap agreements; (e) capital contributions received; and (f) corporate reorganizations or restructurings.

“Investment Capital Expenditures” means capital expenditures other than Maintenance Capital Expenditures or Expansion Capital Expenditures.

“Issue Price” means the price at which a Unit is purchased from the Partnership, after reflecting any sales commission or underwriting discount charged to the Partnership.

“Junior Securities” has the meaning set forth in Section 16.7.

“Limited Partner” means, unless the context otherwise requires, the Organizational Limited Partner prior to its withdrawal from the Partnership, each Initial Limited Partner, each additional Person that becomes a Limited Partner pursuant to the terms of this Agreement and any Departing General Partner upon the change of its status from General Partner to Limited Partner pursuant to Section 11.3, in each case, in such Person’s capacity as a limited partner of the Partnership; provided, however, that when the term “Limited Partner” is used herein in the context of any vote or other approval, including Articles XIII and XIV, such term shall not, solely for such purpose, include any holder of an Incentive Distribution Right (solely with respect to its Incentive Distribution Rights and not with respect to any other Limited Partner Interest held by such Person) except as may otherwise be required by law. Limited Partners may include custodians, nominees or any other individual or entity in its own or any representative capacity.

“Limited Partner Interest” means the ownership interest of a Limited Partner in the Partnership, which may be evidenced by Common Units, Preferred Units, Incentive Distribution Rights or other Partnership Securities or a combination thereof or interest therein, and includes any and all benefits to which such Limited Partner is entitled as provided in this Agreement, together with all obligations of such Limited Partner to comply with the terms and provisions of this Agreement; provided, however, that when the term “Limited Partner Interest” is used herein in the context of any vote or other approval, including Articles XIII and XIV, such term shall not, solely for such purpose, include any Incentive Distribution Right except as may otherwise be required by law.

“Liquidation Date” means (a) in the case of an event giving rise to the dissolution of the Partnership of the type described in clauses (a) and (b) of the first sentence of Section 12.2, the date on which the applicable time period during which the holders of Outstanding Units have the right to elect to continue the business of the Partnership has expired without such an election being made, and (b) in the case of any other event giving rise to the dissolution of the Partnership, the date on which such event occurs.

“Liquidation Event” means the occurrence of a dissolution or liquidation of the Partnership, whether voluntary or involuntary; provided, however, that a Liquidation Event shall not precede the Liquidation Date. Neither the sale of all or substantially all of the property or business of the Partnership nor the consolidation or merger of the Partnership with or into any other Person, individually or in a series of transactions, shall be deemed a Liquidation Event.

“Liquidation Preference” means, in connection with any distribution in connection with a Liquidation Event pursuant to Section 12.4 and with respect to any holder of any class or series of Partnership Securities, the amount otherwise payable to such holder in such distribution with respect to such class or series of Partnership Securities (assuming no limitation on the assets of the Partnership available for such distribution), including an amount equal to any accrued but unpaid distributions thereon to the date fixed for such payment, whether or not declared (if the terms of the applicable class or series of Partnership Securities so provide). For avoidance of doubt, for the foregoing purposes (a) the Series A Liquidation Preference is the Liquidation Preference with respect to the Series A Preferred Units, (b) the Series B Liquidation Preference is the Liquidation Preference with respect to the Series B Preferred Units and (c) the Adjusted Series C Liquidation Preference is the Liquidation Preference with respect to the Series C Preferred Units.

“Liquidator” means one or more Persons selected by the General Partner to perform the functions described in Section 12.4.

“Maintenance Capital Expenditures” means cash expenditures (including expenditures for the addition or improvement to the capital assets owned by any Group Member or for the acquisition or conversion of existing, or the construction of new, capital assets) if such expenditure is made to maintain the operating capacity or asset base of the Partnership Group. Maintenance Capital Expenditures shall not include (a) Expansion Capital Expenditures or (b) expenditures made solely for investment purposes (as opposed to maintenance purposes). Maintenance Capital Expenditures shall include interest (and related fees) on debt incurred and distributions on equity incurred, in each case, to finance the conversion or construction of a replacement asset and paid during the period beginning on the date that the Group Member enters into a binding obligation to commence converting or constructing a replacement asset and ending on the earlier to occur of the date that such replacement asset Commences Commercial Service or the date that such replacement asset is abandoned or disposed of. Debt incurred to pay or equity issued to fund the conversion or construction period interest payments, or such conversion or construction period distributions on equity shall also be deemed to be debt or equity, as the case may be, incurred to finance the conversion or construction of a replacement asset.

“Marshall Islands Act” means the Limited Partnership Act of the Marshall Islands, as amended, supplemented or restated from time to time, and any successor to such statute.

“Marshall Islands Registrar” means the Registrar of Corporations responsible for non-resident entities as described in Section 4 of the Marshall Islands Business Corporations Act.

“Merger Agreement” has the meaning assigned to such term in Section 14.1.

“Minimum Quarterly Distribution” means $0.35 per Common Unit per Quarter, subject to adjustment in accordance with Section 6.5.

“Mirror Security Request” has the meaning assigned to such term in Section 16.9.

“National Securities Exchange” means an exchange registered with the Commission under Section 6(a) of the Securities Exchange Act of 1934, as amended, supplemented or restated from time to time, and any successor to such statute.

“Net Agreed Value” means, (a) in the case of any Contributed Property, the Agreed Value of such property reduced by any liabilities either assumed by the Partnership upon such contribution or to which such property is subject when contributed, and (b) in the case of any property distributed to a Partner by the Partnership, the Agreed Value of such property, reduced by any indebtedness either assumed by such Partner upon such distribution or to which such property is subject at the time of distribution.

“Non-Cash COC Event” means any Change of Control other than a Cash COC Event.

“Notice of Election to Purchase” has the meaning assigned to such term in Section 15.1(b).

“Omnibus Agreement” means that Amended and Restated Omnibus Agreement, dated as of the Closing Date, among Teekay Corporation, Teekay LNG Partners L.P., Teekay GP L.L.C., Teekay LNG Operating L.L.C., the General Partner, the Partnership, Teekay Offshore Operating GP L.L.C. and the Operating Company.

“Operating Company” means Teekay Offshore Operating L.P., a Marshall Islands limited partnership, and any successors thereto.

“Operating Company Agreement” means the First Amended and Restated Agreement of Limited Partnership of the Operating Company, as it may be amended, supplemented or restated from time to time.

“Operating Expenditures” means all Partnership Group expenditures (or the Partnership’s proportionate share of expenditures in the case of Subsidiaries that are not wholly owned), including taxes, reimbursements of the General Partner, repayment of Working Capital Borrowings, debt service payments, capital expenditures and Preferred Unit Distributions, subject to the following:

(a) repayment of Working Capital Borrowings deducted from Operating Surplus pursuant to clause (b)(iii) of the definition of Operating Surplus shall not constitute Operating Expenditures when actually repaid;

(b) payments (including prepayments and prepayment penalties) of principal of and premium on indebtedness other than Working Capital Borrowings shall not constitute Operating Expenditures; and

(c) Operating Expenditures shall not include (i) Expansion Capital Expenditures, Investment Capital Expenditures or actual Maintenance Capital Expenditures, but shall include Estimated Maintenance Capital Expenditures, (ii) payment of transaction expenses (including taxes) relating to Interim Capital Transactions, (iii) Preferred Unit Redemption Payments, (iv) payments made to Preferred Unit Holders to purchase or otherwise acquire Preferred Units in accordance with Section 7.1(a)(xiii) or 7.11, or (v) distributions to Partners, other than Preferred Unit Distributions.

Where capital expenditures consist of both (x) Maintenance Capital Expenditures and (y) Expansion Capital Expenditures and/or Investment Capital Expenditures, the General Partner, with the concurrence of the Conflicts Committee, shall determine the allocation between the amounts paid for each.

“Operating Surplus” means, with respect to any period ending prior to the Liquidation Date, on a cumulative basis and without duplication:

(a) the sum of (i) $15 million, (ii) all cash receipts of the Partnership Group (or the Partnership’s proportionate share of cash receipts in the case of Subsidiaries that are not wholly owned) for the period beginning on the Closing Date and ending on the last day of such period, other than cash receipts from Interim Capital Transactions, (iii) all cash receipts of the Partnership Group (or the Partnership’s proportionate share of cash receipts in the case of Subsidiaries that are not wholly owned) after the end of such period but on or before the date of determination of Operating Surplus with respect to such period resulting from Working Capital Borrowings and (iv) the amount of distributions paid on equity issued in connection with the conversion or construction of a Capital Improvement or replacement asset and paid during the period beginning on the date that the Group Member enters into a binding obligation to commence conversion or construction of such Capital Improvement or replacement asset and ending on the earlier to occur of the date that such Capital Improvement or replacement asset Commences Commercial Service or the date that it is abandoned or disposed of (equity issued to fund the conversion or construction period interest payments on debt incurred (including periodic net payments under related interest rate swap agreements), or conversion or construction period distributions on equity issued, to finance the conversion or construction of a Capital Improvement or replacement asset shall also be deemed to be equity issued to finance the conversion or construction of a Capital Improvement or replacement asset for purposes of this clause (iv)), less

(b) the sum of (i) Operating Expenditures for the period beginning on the Closing Date and ending on the last day of such period, (ii) the amount of cash reserves (or the Partnership’s proportionate share of cash reserves in the case of Subsidiaries that are not wholly owned) established by the General Partner to provide funds for future Operating Expenditures and (iii) all Working Capital Borrowings not repaid within twelve months after having been incurred; provided, however, that disbursements made (including contributions to a Group Member or disbursements on behalf of a Group Member) or cash reserves established, increased or reduced after the end of such period but on or before the date of determination of Available Cash with respect to such period shall be deemed to have been made, established, increased or reduced, for purposes of determining Operating Surplus, within such period if the General Partner so determines.

Notwithstanding the foregoing, “Operating Surplus” with respect to the Quarter in which the Liquidation Date occurs and any subsequent Quarter shall equal zero.

“Opinion of Counsel” means a written opinion of counsel (who may be regular counsel to the Partnership or the General Partner or any of its Affiliates) acceptable to the General Partner.

“Option Closing Date” means the date or dates on which any Common Units are sold by the Partnership to the Underwriters upon exercise of the Over-Allotment Option.

“Original Agreement” means the First Amended and Restated Agreement of Limited Partnership of the Partnership dated as of December 19, 2006.

“Organizational Limited Partner” means Teekay Corporation in its capacity as the organizational limited partner of the Partnership pursuant to this Agreement.

“Outstanding” means, with respect to Partnership Securities, all Partnership Securities that are issued (or for purposes of Section 16.5(d) only), deemed issued by the Partnership and reflected as outstanding on the Partnership’s books and records as of the date of determination; provided, however, that if at any time any Person or Group (other than the General Partner or its Affiliates) beneficially owns 20% or more of the Outstanding Partnership Securities of any class or series then Outstanding, all Partnership Securities owned by such Person or Group shall not be voted on any matter and shall not be considered to be Outstanding when sending notices of a meeting of Limited Partners to vote on any matter (unless otherwise required by law), calculating required votes, determining the presence of a quorum or for other similar purposes under this Agreement, except that Partnership Securities so owned shall be considered to be Outstanding for purposes of Section 11.1(b)(iv) (such Partnership Securities shall not, however, be treated as a separate class or series of Partnership Securities for purposes of this Agreement); provided, further, that the foregoing limitation shall not apply to (i) any Person or Group who acquired 20% or more of the Outstanding Partnership Securities of any class or series then Outstanding directly from the General Partner or its Affiliates, (ii) any Person or Group who acquired 20% or more of any Outstanding Partnership Securities of any class or series then Outstanding directly or indirectly from a Person or Group described in clause (i) provided that the General Partner shall have notified such Person or Group in writing that such limitation shall not apply, (iii) any Person or Group who acquired 20% or more of any Partnership Securities issued by the Partnership with the prior approval of the Board of Directors of the General Partner or (iv) with respect to any voting rights thereof, Preferred Units.

“Over-Allotment Option” means the over-allotment option granted to the Underwriters by the Partnership pursuant to the Underwriting Agreement.

“Parity Securities” has the meaning set forth in Section 16.7(b).

“Partners” means the General Partner and the Limited Partners.

“Partnership” means Teekay Offshore Partners L.P., a Marshall Islands limited partnership, and any successors thereto.

“Partnership Group” means the Partnership and its Subsidiaries, including the Operating Company, treated as a single entity.

“Partnership Interest” means an interest in the Partnership, which shall include the General Partner Interest and Limited Partner Interests.

“Partnership Security” means any class or series of equity interest in the Partnership (but excluding any options, rights, warrants and appreciation rights relating to an equity interest in the Partnership), including Common Units, Preferred Units and Incentive Distribution Rights.

“Paying Agent” means Computershare, acting in its capacity as paying agent for the particular series of Preferred Units, and its respective successors and assigns or any other payment agent appointed by the General Partner; provided, however, that if no Paying Agent is specifically designated for a particular series of Preferred Units, the General Partner shall act in such capacity.

“Percentage Interest” means as of any date of determination (a) as to the General Partner with respect to General Partner Units and as to any Unitholder with respect to Units (other than Preferred Units), the product obtained by multiplying (i) 100% less the percentage applicable to clause (b) below by (ii) the quotient obtained by dividing (A) the number of Units (other than Preferred Units) held by such Unitholder or the number of General Partner Units held by the General Partner, as the case may be, by (B) the total number of all Outstanding Units (other than Preferred Units) and General Partner Units, and (b) as to the holders of other Partnership Securities issued by the Partnership in accordance with Section 5.5, the percentage established as a part of such issuance. The Percentage Interest with respect to an Incentive Distribution Right and to a Preferred Unit shall at all times be zero.

“Person” means an individual or a corporation, firm, limited liability company, partnership, joint venture, trust, unincorporated organization, association, governmental agency or political subdivision thereof or other entity.

“Preferred Unit Distribution Payment Date” means the Series A Distribution Payment Date, Series B Distribution Payment Date or Series C Distribution Payment Date, as applicable.

“Preferred Unit Distributions” means Series A Distributions, Series B Distributions and/or Series C Distributions, as applicable.

“Preferred Unit Holders” means Series A Holders, Series B Holders and/or Series C Holders, as applicable.

“Preferred Unit Liquidation Preference” means the Series A Liquidation Preference, Series B Liquidation Preference, Series C Liquidation Preference or Adjusted Series C Liquidation Preference, as applicable.

“Preferred Unit Payments” means Series A Payments, Series B Payments and/or Series C Payments, as applicable.

“Preferred Unit Redemption Payments” means Series A Redemption Payments, Series B Redemption Payments or Series C Redemption Payments, as applicable.

“Preferred Units” means a Partnership Security, designated as a “Preferred Unit,” which entitles the holder thereof to a preference with respect to distributions, or as to the distribution of assets upon any Liquidation Event, over Common Units, including the Series A Preferred Units, the Series B Preferred Units and the Series C Preferred Units.

“Prior Agreement” means the Third Amended and Restated Agreement of Limited Partnership of the Partnership dated as of April 13, 2015.

“Pro Rata” means (a) when used with respect to Units (other than Preferred Units) or any class or series thereof, apportioned equally among all designated Units (other than Preferred Units) in accordance with their relative Percentage Interests, (b) when used with respect to Partners or Record Holders, apportioned among all Partners or Record Holders in accordance with their relative Percentage Interests and (c) when used with respect to holders of Incentive Distribution Rights or Preferred Units (or a particular series thereof), apportioned equally among all holders of Incentive Distribution Rights or Preferred Units (or such series thereof) in accordance with the relative number or percentage of Incentive Distribution Rights or Preferred Units (or such series thereof), as applicable, held by each such holder.

“Purchase Date” means the date determined by the General Partner as the date for purchase of all Outstanding Limited Partner Interests of a certain class or series (other than Limited Partner Interests owned by the General Partner and its Affiliates) pursuant to Article XV.

“Quarter” means, unless the context requires otherwise, a fiscal quarter, or, with respect to the first fiscal quarter including the Closing Date, the portion of such fiscal quarter after the Closing Date, of the Partnership.

“Record Date” means the date established by the General Partner or otherwise in accordance with this Agreement for determining (a) the identity of the Record Holders entitled to notice of, or to vote at, any meeting of Limited Partners or entitled to vote by ballot or give approval of Partnership action in writing without a meeting or entitled to exercise rights in respect of any lawful action of Limited Partners or (b) the identity of Record Holders entitled to receive any report or distribution or to participate in any offer.

“Record Holder” means, subject to Section 16.5(d) only, (a) the Person in whose name a Common Unit is registered on the books of the Transfer Agent as of the opening of business on a particular Business Day, (b) the Person in whose name a Preferred Unit is registered on the books of the Transfer Agent as of, unless otherwise set forth in Article XVI, the opening of business on a particular Business Day, or (c) with respect to other Partnership Interests, the Person in whose name any such other Partnership Interest is registered on the books that the General Partner has caused to be kept as of the opening of business on such Business Day.

“Registrar” means such bank, trust company or other Person (including the General Partner or one of its Affiliates) as shall be appointed from time to time by the Partnership to act as registrar for the Common Units and the Preferred Units; provided, however, that if no registrar is specifically designated for any other Partnership Securities, the General Partner shall act in such capacity.

“Registration Rights Agreement” means the Registration Rights Agreement, dated as of July 1, 2015 by and between the Partnership and the Series C Holders as of such date.

“Registration Statement” means the Registration Statement on Form F-1 (Registration No. 333-139116) as it has been or as it may be amended or supplemented from time to time, filed by the Partnership with the Commission under the Securities Act to register the offering and sale of the Common Units in the Initial Offering.

“Rule 144” has the meaning set forth in Section 7.12.

“Second Target Distribution” means $0.4375 per Common Unit per Quarter, subject to adjustment in accordance with Section 6.5.

“Securities Act” means the Securities Act of 1933, as amended, supplemented or restated from time to time and any successor to such statute.

“Senior Securities” has the meaning set forth in Section 16.7(c).

“Series A Distribution Payment Date” means each February 15, May 15, August 15 and November 15, commencing August 15, 2013; provided, however, that if any Series A Distribution Payment Date would otherwise occur on a day that is not a Business Day, such Series A Distribution Payment Date shall instead be on the immediately succeeding Business Day.

“Series A Distribution Period” means a period of time from and including the preceding Series A Distribution Payment Date (other than the initial Series A Distribution Period, which shall commence on and include the Series A Original Issue Date), to but excluding the next Series A Distribution Payment Date for such Series A Distribution Period.

“Series A Distribution Rate” means a rate equal to 7.25% per annum of the Stated Series A Liquidation Preference per Series A Preferred Unit.

“Series A Distribution Record Date” has the meaning set forth in Section 16.3(b).

“Series A Distributions” means distributions with respect to Series A Preferred Units pursuant to Section 16.3.

“Series A Holder” means a Record Holder of the Series A Preferred Units.

“Series A Liquidation Preference” means a liquidation preference for each Series A Preferred Unit initially equal to the Stated Series A Liquidation Preference per unit, which liquidation preference shall be subject to (a) increase by the per Series A Preferred Unit amount of any accumulated and unpaid distributions (whether or not such distributions shall have been declared) and (b) decrease upon a distribution in connection with a Liquidation Event described in Section 16.4 which does not result in payment in full of the liquidation preference of such Series A Preferred Unit.

“Series A Original Issue Date” means April 30, 2013.

“Series A Payments” means, collectively, Series A Distributions and Series A Redemption Payments.

“Series A Preferred Unit” means a Preferred Unit having the designations, preferences, rights, powers and duties set forth in Article XVI.

“Series A Redemption Date” has the meaning set forth in Section 16.6.

“Series A Redemption Notice” has the meaning set forth in Section 16.6(b).

“Series A Redemption Price” has the meaning set forth in Section 16.6(a).

“Series A Redemption Payments” means payments to be made to the holders of Series A Preferred Units to redeem Series A Preferred Units in accordance with Section 16.6.

“Series B Distribution Payment Date” means each February 15, May 15, August 15 and November 15, commencing August 15, 2015; provided, however, that if any Series B Distribution Payment Date would otherwise occur on a day that is not a Business Day, such Series B Distribution Payment Date shall instead be on the immediately succeeding Business Day.

“Series B Distribution Period” means a period of time from and including the preceding Series B Distribution Payment Date (other than the initial Series B Distribution Period, which shall commence on and include the Series B Original Issue Date), to but excluding the next Series B Distribution Payment Date for such Series B Distribution Period.

“Series B Distribution Rate” means a rate equal to 8.50% per annum of the Stated Series B Liquidation Preference per Series B Preferred Unit.

“Series B Distribution Record Date” has the meaning set forth in Section 16.3(b).

“Series B Distributions” means distributions with respect to Series B Preferred Units pursuant to Section 16.3.

“Series B Holder” means a Record Holder of the Series B Preferred Units.

“Series B Liquidation Preference” means a liquidation preference for each Series B Preferred Unit initially equal to the Stated Series B Liquidation Preference per unit, which liquidation preference shall be subject to (a) increase by the per Series B Preferred Unit amount of any accumulated and unpaid distributions (whether or not such distributions shall have been declared) and (b) decrease upon a distribution in connection with a Liquidation Event described in Section 16.4 which does not result in payment in full of the liquidation preference of such Series B Preferred Unit.

“Series B Original Issue Date” means April 20, 2015.

“Series B Payments” means, collectively, Series B Distributions and Series B Redemption Payments.

“Series B Preferred Unit” means a Preferred Unit having the designations, preferences, rights, powers and duties set forth in Article XVI.

“Series B Redemption Date” has the meaning set forth in Section 16.6.

“Series B Redemption Notice” has the meaning set forth in Section 16.6(b).

“Series B Redemption Price” has the meaning set forth in Section 16.6(a).

“Series B Redemption Payments” means payments to be made to the holders of Series B Preferred Units to redeem Series B Preferred Units in accordance with Section 16.6.

“Series C Cash COC Redemption” has the meaning set forth in Section 16.9(a)(i).

“Series C COC Conversion Election” has the meaning set forth in Section 16.8(a).

“Series C COC Notice” has the meaning set forth in Section 16.8(a).

“Series C COC Redemption Date” has the meaning set forth in Section 16.9(a)(iii).

“Series C COC Redemption Election” has the meaning set forth in Section 16.9(a).

“Series C COC Redemption Price” means (i) prior to the first anniversary of the Series C Original Issue Date, 130% of the Stated Series C Liquidation Preference of such Series C Preferred Unit on the applicable Series C COC Redemption Date, (ii) during the period commencing on the first anniversary and ending on the date immediately preceding the second anniversary of the Series C Original Issue Date, 110% of the Stated Series C Liquidation Preference of such Series C Preferred Unit on the applicable Series C COC Redemption Date, (iii) during the period commencing on the second anniversary and ending on the date immediately preceding the third anniversary of the Series C Original Issue Date, 105% of the Stated Series C Liquidation Preference of such Series C Preferred Unit on the applicable Series C COC Redemption Date, and (iv) thereafter, 101% of the Stated Series C Liquidation Preference of such Series C Preferred Unit on the applicable Series C COC Redemption Date, in each case plus accrued but unpaid distributions to the Series C COC Redemption Date.

“Series C Conversion Ratio” means 1.00, as adjusted from time to time pursuant to Sections 16.8(c) and (i).

“Series C Distribution Payment Date” means each February 15, May 15, August 15 and November 15, commencing August 15, 2015; provided, however, that if any Series C Distribution Payment Date would otherwise occur on a day that is not a Business Day, such Series C Distribution Payment Date shall instead be on the immediately succeeding Business Day.

“Series C Distribution Period” means a period of time from and including the preceding Series C Distribution Payment Date (other than the initial Series C Distribution Period, which shall commence on and include the Series C Original Issue Date), to but excluding the next Series C Distribution Payment Date for such Series C Distribution Period.

“Series C Distribution Rate” means a rate equal to 8.6% per annum of the Stated Series C Liquidation Preference per Series C Preferred Unit; provided, however, that if a Series C Distribution is not made in full in cash when due on a Series C Distribution Payment Date, then the Series C Distribution Rate shall increase to a rate equal to 12.6%, which increased rate (a) shall be applied prospectively from the date the Series C Distribution was not made in full in cash and (b) shall apply only until such date as all then accrued and unpaid Series C Distributions are paid in full in cash, whereupon the Series C Distribution shall decrease to a rate equal to 8.6% (subject to any subsequent increase for any subsequent failure to make a Series C Distribution in full in cash when due on a Series C Distribution Payment Date).

“Series C Distribution Record Date” has the meaning set forth in Section 16.3(b).

“Series C Distributions” means distributions with respect to Series C Preferred Units pursuant to Section 16.3.

“Series C Holder” means a Record Holder of the Series C Preferred Units.

“Series C Liquidation Preference” means a liquidation preference for each Series C Preferred Unit initially equal to the Stated Series C Liquidation Preference per unit, which liquidation preference shall be subject to (a) increase by the per Series C Preferred Unit amount of any accumulated and unpaid quarterly distributions (whether or not such distributions shall have been declared) and (b) decrease upon a distribution in connection with a Liquidation Event described in Section 16.4 which does not result in payment in full of the liquidation preference of such Series C Preferred Unit.

“Series C Mandatory Conversion Date” has the meaning assigned to such term in Section 16.8(b).

“Series C Mandatory Conversion Right” has the meaning assigned to such term in Section 16.8(b).

“Series C Non-Cash COC Redemption” has the meaning assigned to such term in Section 16.9(b)(iv).

“Series C Original Issue Date” means July 1, 2015.

“Series C Payments” means, collectively, Series C Distributions and Series C Redemption Payments.

“Series C Preferred Unit” means a Preferred Unit having the designations, preferences, rights, powers and duties set forth in Article XVI.

“Series C Redemption Date” has the meaning set forth in Section 16.6.

“Series C Redemption Election” has the meaning set forth in Section 16.6(c).

“Series C Redemption Notice” has the meaning set forth in Section 16.6(b).

“Series C Redemption Payments” means payments to be made to the holders of Series C Preferred Units to redeem Series C Preferred Units in accordance with Section 16.6 or Section 16.9(a).

“Series C Redemption Price” has the meaning set forth in Section 16.6(a).

“Series C Restricted Period” has the meaning set forth in Section 16.10(b).

“Special Approval” means approval by a majority of the members of the Conflicts Committee.

“Special Distributions” has the meaning set forth in Section 16.3(c).

“Stated Preferred Unit Liquidation Preference” means the Stated Series A Liquidation Preference, Stated Series B Liquidation Preference or Stated Series C Liquidation Preference, as applicable.

“Stated Series A Liquidation Preference” means an amount equal to $25.00 per Series A Preferred Unit.

“Stated Series B Liquidation Preference” means an amount equal to $25.00 per Series B Preferred Unit.

“Stated Series C Liquidation Preference” means an amount equal to $23.95 per Series C Preferred Unit.

“Subsidiary” means, with respect to any Person, (a) a corporation of which more than 50% of the voting power of shares entitled (without regard to the occurrence of any contingency) to vote in the election of directors or other governing body of such corporation is owned, directly or indirectly, at the date of determination, by such Person, by one or more Subsidiaries (as defined, but excluding subsection (d) of this definition) of such Person or a combination thereof, (b) a partnership (whether general or limited) in which such Person or a Subsidiary (as defined, but excluding subsection (d) of this definition) of such Person is, at the date of determination, a general or limited partner of such partnership, but only if more than 50% of the partnership interests of such partnership (considering all of the partnership interests of the partnership as a single class) is owned, directly or indirectly, at the date of determination, by such Person, by one or more Subsidiaries (as defined, but excluding subsection (d) of this definition) of such Person, or a combination thereof, (c) any other Person (other than a corporation or a partnership) in which such Person, one or more Subsidiaries (as defined, but excluding subsection (d) of this definition) of such Person, or a combination thereof, directly or indirectly, at the date of determination, has (i) a majority ownership interest or (ii) the power to elect or direct the election of a majority of the directors or other governing body of such Person, or (d) any other Person in which such Person, one or more Subsidiaries (as defined, but excluding subsection (d) of this definition) of such Person, or a combination thereof, directly or indirectly, at the date of determination, has (i) less than a majority ownership interest or (ii) less than the power to elect or direct the election of a majority of the directors or other governing body of such Person, provided that (A) such Person, one or more Subsidiaries (as defined, but excluding this subsection (d) of this definition) of such Person, or a combination thereof, directly or indirectly, at the date of the determination, has at least a 20% ownership interest in such other Person, (B) such Person accounts for such other Person (under U.S. GAAP, as in effect on the later of the date of investment in such other Person or material expansion of the operations of such other Person) on a consolidated or equity accounting basis, (C) such Person has directly or indirectly material negative control rights regarding such other Person including over such other Person’s ability to materially expand its operations beyond that contemplated at the date of investment in such other Person, and (D) such other Person is (i) other than with respect to the Operating Company, formed and maintained for the sole purpose of owning or leasing, operating and chartering no more than 10 vessels for a period of no more than 40 years, and (ii) obligated under its constituent documents, or as a result of a unanimous agreement of its owners, to distribute to its owners all of its income on at least an annual basis (less any cash reserves that are approved by such Person).

“Surviving Business Entity” has the meaning assigned to such term in Section 14.2(b).

“Third Target Distribution” means $0.525 per unit per Quarter, subject to adjustment in accordance with Section 6.5.

“Trading Day” means, for the purpose of determining the Current Market Price of any class or series of Limited Partner Interests, a day on which the principal National Securities Exchange on which such class or series of Limited Partner Interests is listed is open for the transaction of business or, if Limited Partner Interests of a class or series are not listed on any National Securities Exchange, a day on which banking institutions in New York City generally are open.

“transfer” has the meaning assigned to such term in Section 4.4(a).

“Transfer Agent” means such bank, trust company or other Person (including the General Partner or one of its Affiliates) as shall be appointed from time to time by the Partnership to act as transfer agent for the Common Units and the Preferred Units; provided, however, that if no transfer agent is specifically designated for any other Partnership Securities, the General Partner shall act in such capacity.

“Underwriter” means each Person named as an underwriter in Schedule I to the Underwriting Agreement who purchases Common Units pursuant thereto.

“Underwriting Agreement” means the Underwriting Agreement dated December 13, 2006 among the Underwriters, the Partnership, the General Partner, the Operating Company, and Teekay Corporation, providing for the purchase of Common Units by such Underwriters.

“Unit” means a Partnership Security that is designated as a “Unit” and shall include Common Units and Preferred Units, but shall not include (i) General Partner Units (or the General Partner Interest represented thereby) or (ii) the Incentive Distribution Rights.

“Unit Majority” means a majority of the Outstanding Common Units (including, for purposes of Section 16.5(d) only, Common Units issuable upon conversion of the Outstanding Series C Preferred Units), voting as a class.

“Unit Register” means the register of the Partnership for the registration and transfer of Limited Partnership Interests as provided in Section 4.5.

“Unitholders” means the holders of Units.

“Unrecovered Capital” means at any time, with respect to a Common Unit, the Initial Unit Price less the sum of all distributions constituting Capital Surplus theretofore made in respect of an Initial Common Unit and any distributions of cash (or the Net Agreed Value of any distributions in kind) in connection with the dissolution and liquidation of the Partnership theretofore made in respect of an Initial Common Unit, adjusted as the General Partner determines to be appropriate to give effect to any distribution, subdivision or combination of such Units.

“U.S. GAAP” means United States generally accepted accounting principles consistently applied.

“VWAP” as of a particular date means the volume-weighted average trading price, as adjusted for splits, combinations and other similar transactions, of a Common Unit on the National Securities Exchange on which the Common Units are then listed or admitted to trading.

“Withdrawal Opinion of Counsel” has the meaning assigned to such term in Section 11.1(b).

“Working Capital Borrowings” means borrowings used solely for working capital purposes or to pay distributions to Partners made pursuant to a credit facility, commercial paper facility or similar financing arrangement available to a Group Member, provided that when such borrowing is incurred it is the intent of the borrower to repay such borrowing within 12 months from sources other than additional Working Capital Borrowings.

Section 1.2 Construction.

Unless the context requires otherwise: (a) any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa; (b) references to Articles and Sections refer to Articles and Sections of this Agreement; (c) the term “include” or “includes” means includes, without limitation, and “including” means including, without limitation; and (d) the terms “hereof”, “herein” and “hereunder” refer to this Agreement as a whole and not to any particular provision of this Agreement. The table of contents and headings contained in this Agreement are for reference purposes only, and shall not affect in any way the meaning or interpretation of this Agreement.

ARTICLE II

ORGANIZATION

Section 2.1 Formation.

The General Partner and the Organizational Limited Partner have previously formed the Partnership as a limited partnership pursuant to the provisions of the Marshall Islands Act and hereby amend and restate the Prior Agreement in its entirety. This amendment and restatement shall become effective on the date of this Agreement. Except as expressly provided to the contrary in this Agreement, the rights, duties (including fiduciary duties), liabilities and obligations of the Partners and the administration, dissolution and termination of the Partnership shall be governed by the Marshall Islands Act. All Partnership Interests shall constitute personal property of the owner thereof for all purposes and a Partner has no interest in specific Partnership property.

Section 2.2 Name.

The name of the Partnership shall be “Teekay Offshore Partners L.P.” The Partnership’s business may be conducted under any other name or names as determined by the General Partner, including the name of the General Partner. The words “Limited Partnership” or the letters “L.P.” or similar words or letters shall be included in the Partnership’s name where necessary for the purpose of complying with the laws of any jurisdiction that so requires. The General Partner may change the name of the Partnership at any time and from time to time and shall notify the Limited Partners of such change in the next regular communication to the Limited Partners.

Section 2.3 Registered Office; Registered Agent; Principal Office; Other Offices.

Unless and until changed by the General Partner, the registered office of the Partnership in the Marshall Islands shall be located at Trust Company Complex, Ajeltake Island, Ajeltake Road, Majuro, Marshall Islands MH 96960, and the registered agent for service of process on the Partnership in the Marshall Islands at such registered office shall be The Trust Company of The Marshall Islands, Inc. The principal office of the Partnership shall be located at 4th Floor, Belvedere Building, 69 Pitts Bay Road, Hamilton, HM 08, Bermuda or such other place as the General Partner may from time to time designate by notice to the Limited Partners. The Partnership may maintain offices at such other place or places within or outside the Marshall Islands as the General Partner determines to be necessary or appropriate. The address of the General Partner shall be 4th Floor, Belvedere Building, 69 Pitts Bay Road, Hamilton, HM 08, Bermuda or such other place as the General Partner may from time to time designate by notice to the Limited Partners.

Section 2.4 Purpose and Business.

The purpose and nature of the business to be conducted by the Partnership shall be to (a) engage directly in, or enter into or form any corporation, partnership, joint venture, limited liability company or other arrangement to engage indirectly in, any business activity that is approved by the General Partner and that lawfully may be conducted by a limited partnership organized pursuant to the Marshall Islands Act and, in connection therewith, to exercise all of the rights and powers conferred upon the Partnership pursuant to the agreements relating to such business activity, and (b) do anything necessary or appropriate to the foregoing, including the making of capital contributions or loans to a Group Member. The General Partner shall have no duty or obligation to propose or approve, and may decline to propose or approve, the conduct by the Partnership of any business free of any fiduciary duty or obligation whatsoever to the Partnership, any Limited Partner and, in declining to so propose or approve, shall not be required to act in good faith or pursuant to any other standard imposed by this Agreement, any Group Member Agreement, any other agreement contemplated hereby or under the Marshall Islands Act or any other law, rule or regulation.

Section 2.5 Powers.

The Partnership shall be empowered to do any and all acts and things necessary and appropriate for the furtherance and accomplishment of the purposes and business described in Section 2.4 and for the protection and benefit of the Partnership.

Section 2.6 Power of Attorney.

(a) Each Limited Partner hereby constitutes and appoints the General Partner and, if a Liquidator shall have been selected pursuant to Section 12.3, the Liquidator (and any successor to the Liquidator by merger, transfer, assignment, election or otherwise) and each of their authorized officers and attorneys-in-fact, as the case may be, with full power of substitution, as his true and lawful agent and attorney-in-fact, with full power and authority in his name, place and stead, to:

(i) execute, swear to, acknowledge, deliver, file and record in the appropriate public offices (A) all certificates, documents and other instruments (including this Agreement and the Certificate of Limited Partnership and all amendments or restatements hereof or thereof) that the General Partner or the Liquidator determines to be necessary or appropriate to form, qualify or continue the existence or qualification of the Partnership as a limited partnership (or a partnership in which the limited partners have limited liability) in the Marshall Islands and in all other jurisdictions in which the Partnership may conduct business or own property; (B) all certificates, documents and other instruments that the General Partner or the Liquidator determines to be necessary or appropriate to reflect, in accordance with its terms, any amendment, change, modification or restatement of this Agreement; (C) all certificates, documents and other instruments (including conveyances and a certificate of cancellation) that the General Partner or the Liquidator determines to be necessary or appropriate to reflect the dissolution and liquidation of the Partnership pursuant to the terms of this Agreement; (D) all certificates, documents and other instruments relating to the admission, withdrawal, removal or substitution of any Partner pursuant to, or other events described in, Articles IV, X, XI or XII; (E) all certificates, documents and other instruments relating to the determination of the rights, preferences and privileges of any class or series of Partnership Securities issued pursuant to Section 5.5; and (F) all certificates, documents and other instruments (including agreements and a certificate of merger) relating to a merger, consolidation or conversion of the Partnership pursuant to Article XIV; and

(ii) execute, swear to, acknowledge, deliver, file and record all ballots, consents, approvals, waivers, certificates, documents and other instruments that the General Partner or the Liquidator determines to be necessary or appropriate to (A) make, evidence, give, confirm or ratify any vote, consent, approval, agreement or other action that is made or given by the Partners hereunder or is consistent with the terms of this Agreement or (B) effectuate the terms or intent of this Agreement; provided, however, that when required by Section 13.3 or any other provision of this Agreement that establishes a percentage of the Limited Partners or of the Limited Partners of any class or series required to take any action, the General Partner and the Liquidator may exercise the power of attorney made in this Section 2.6(a)(ii) only after the necessary vote, consent or approval of the Limited Partners or of the Limited Partners of such class or series, as applicable.

Nothing contained in this Section 2.6(a) shall be construed as authorizing the General Partner to amend this Agreement except in accordance with Article XIII or as may be otherwise expressly provided for in this Agreement.

(b) The foregoing power of attorney is hereby declared to be irrevocable and a power coupled with an interest, and it shall survive and, to the maximum extent permitted by law, not be affected by the subsequent death, incompetency, disability, incapacity, dissolution, bankruptcy or termination of any Limited Partner and the transfer of all or any portion of such Limited Partner’s Partnership Interest and shall extend to such Limited Partner’s heirs, successors, assigns and personal representatives. Each such Limited Partner hereby agrees to be bound by any representation made by the General Partner or the Liquidator acting in good faith pursuant to such power of attorney; and each such Limited Partner, to the maximum extent permitted by law, hereby waives any and all defenses that may be available to contest, negate or disaffirm the action of the General Partner or the Liquidator taken in good faith under such power of attorney. Each Limited Partner shall execute and deliver to the General Partner or the Liquidator, within 15 days after receipt of the request therefor, such further designation, powers of attorney and other instruments as the General Partner or the Liquidator determines to be necessary or appropriate to effectuate this Agreement and the purposes of the Partnership.

Section 2.7 Term.

The term of the Partnership commenced upon the filing of the Certificate of Limited Partnership in accordance with the Marshall Islands Act and shall continue in existence until the dissolution of the Partnership in accordance with the provisions of Article XII. The existence of the Partnership as a separate legal entity shall continue until the cancellation of the Certificate of Limited Partnership as provided in the Marshall Islands Act.

Section 2.8 Title to Partnership Assets.

Title to Partnership assets, whether real, personal or mixed and whether tangible or intangible, shall be deemed to be owned by the Partnership as an entity, and no Partner, individually or collectively, shall have any ownership interest in such Partnership assets or any portion thereof. Title to any or all of the Partnership assets may be held in the name of the Partnership, the General Partner, one or more of its Affiliates or one or more nominees, as the General Partner may determine. The General Partner hereby declares and warrants that any Partnership assets for which record title is held in the name of the General Partner or one or more of its Affiliates or one or more nominees shall be held by the General Partner or such Affiliate or nominee for the use and benefit of the Partnership in accordance with the provisions of this Agreement; provided, however, that the General Partner shall use commercially reasonable efforts to cause record title to such assets (other than those assets in respect of which the General Partner determines that the expense and difficulty of conveyancing makes transfer of record title to the Partnership impracticable) to be vested in the Partnership as soon as reasonably practicable; and, provided further, that, prior to the withdrawal or removal of the General Partner or as soon thereafter as practicable, the General Partner shall use reasonable efforts to effect the transfer of record title to the Partnership and, prior to any such transfer, will provide for the use of such assets in a manner satisfactory to the General Partner. All Partnership assets shall be recorded as the property of the Partnership in its books and records, irrespective of the name in which record title to such Partnership assets is held.

ARTICLE III

RIGHTS OF LIMITED PARTNERS

Section 3.1 Limitation of Liability.

The Limited Partners shall have no liability under this Agreement except as expressly provided in this Agreement or the Marshall Islands Act.

Section 3.2 Management of Business.

No Limited Partner, in its capacity as such, shall participate in the operation, management or control (within the meaning of the Marshall Islands Act) of the Partnership’s business, transact any business in the Partnership’s name or have the power to sign documents for or otherwise bind the Partnership. Any action taken by any Affiliate of the General Partner or any officer, director, employee, manager, member, general partner, agent or trustee of the General Partner or any of its Affiliates, or any officer, director, employee, manager, member, general partner, agent or trustee of a Group Member, in its capacity as such, shall not be deemed to be participation in the control of the business of the Partnership by a limited partner of the Partnership (within the meaning of Section 30 of the Marshall Islands Act) and shall not affect, impair or eliminate the limitations on the liability of the Limited Partners under this Agreement.

Section 3.3 Outside Activities of the Limited Partners.

Subject to the provisions of Section 7.5 and the Omnibus Agreement, which shall continue to be applicable to the Persons referred to therein, regardless of whether such Persons shall also be Limited Partners, any Limited Partner shall be entitled to and may have business interests and engage in business activities in addition to those relating to the Partnership, including business interests and activities in direct competition with the Partnership Group. Neither the Partnership nor any of the other Partners shall have any rights by virtue of this Agreement in any business ventures of any Limited Partner.

Section 3.4 Rights of Limited Partners.

(a) In addition to other rights provided by this Agreement or by applicable law, and except as limited by Section 3.4(b), each Limited Partner shall have the right, for a purpose reasonably related to such Limited Partner’s interest as a Limited Partner in the Partnership, upon reasonable written demand and at such Limited Partner’s own expense, to:

(i) obtain, promptly after becoming available, a copy of the Partnership’s financial statements or income tax returns, if applicable, for each year;

(ii) have furnished to him a current list of the name and last known business, residence or mailing address of each Partner;

(iii) obtain true and full information regarding the amount of cash and a description and statement of the Net Agreed Value of any other Capital Contribution by each Partner and which each Partner has agreed to contribute in the future, and the date on which each became a Partner;

(iv) have furnished to him a copy of this Agreement and the Certificate of Limited Partnership and all amendments thereto, together with a copy of the executed copies of all powers of attorney pursuant to which this Agreement, the Certificate of Limited Partnership and all amendments thereto have been executed;

(v) obtain true and full information regarding the status of the business and financial condition of the Partnership Group; and

(vi) obtain such other information regarding the affairs of the Partnership as is just and reasonable.

(b) The General Partner may keep confidential from the Limited Partners, for such period of time as the General Partner deems reasonable, (i) any information that the General Partner reasonably believes to be in the nature of trade secrets or (ii) other information the disclosure of which the General Partner in good faith believes (A) is not in the best interests of the Partnership Group, (B) could damage the Partnership Group or (C) that any Group Member is required by law or by agreement with any third party to keep confidential (other than agreements with Affiliates of the Partnership the primary purpose of which is to circumvent the obligations set forth in this Section 3.4).

ARTICLE IV

CERTIFICATES; RECORD HOLDERS; TRANSFER OF PARTNERSHIP INTERESTS

Section 4.1 Certificates.

Upon the Partnership’s issuance of Common Units or Preferred Units to any Person and subject to Section 16.2(b) with respect to any series of Preferred Units described therein, the Partnership shall issue, upon the request of such Person, one or more Certificates in the name of such Person evidencing the number of such Units being so issued. In addition, (a) upon the General Partner’s request, the Partnership shall issue to it one or more Certificates in the name of the General Partner evidencing its General Partner Units and (b) upon the request of any Person owning Incentive Distribution Rights or any other Partnership Securities other than Common Units or Preferred Units, the Partnership shall issue to such Person one or more certificates evidencing such Incentive Distribution Rights or other Partnership Securities other than

Common Units or Preferred Units. Certificates shall be executed on behalf of the Partnership by the Chairman of the Board, President or any Executive Vice President or Vice President and the Chief Financial Officer or the Secretary or any Assistant Secretary of the General Partner. No Common Unit Certificate or Preferred Unit Certificate shall be valid for any purpose until it has been countersigned by the Transfer Agent; provided, however, that if the General Partner elects to issue Common Units or Preferred Units in global form, the Common Unit Certificates or the Preferred Unit Certificates shall be valid upon receipt of a certificate from the Transfer Agent certifying that the Common Units or Preferred Units have been duly registered in accordance with the directions of the Partnership.

Section 4.2 Mutilated, Destroyed, Lost or Stolen Certificates.

(a) If any mutilated Certificate is surrendered to the Transfer Agent, the appropriate officers of the General Partner on behalf of the Partnership shall execute, and the Transfer Agent shall countersign and deliver in exchange therefor, a new Certificate evidencing the same number and type of Partnership Securities as the Certificate so surrendered.

(b) The appropriate officers of the General Partner on behalf of the Partnership shall execute and deliver, and the Transfer Agent shall countersign, a new Certificate in place of any Certificate previously issued if the Record Holder of the Certificate:

(i) makes proof by affidavit, in form and substance satisfactory to the General Partner, that a previously issued Certificate has been lost, destroyed or stolen;

(ii) requests the issuance of a new Certificate before the General Partner has notice that the Certificate has been acquired by a purchaser for value in good faith and without notice of an adverse claim;

(iii) if requested by the General Partner, delivers to the General Partner a bond, in form and substance satisfactory to the General Partner, with surety or sureties and with fixed or open penalty as the General Partner may direct to indemnify the Partnership, the Partners, the General Partner and the Transfer Agent against any claim that may be made on account of the alleged loss, destruction or theft of the Certificate; and

(iv) satisfies any other reasonable requirements imposed by the General Partner.

If a Limited Partner fails to notify the General Partner within a reasonable period of time after he has notice of the loss, destruction or theft of a Certificate, and a transfer of the Limited Partner Interests represented by the Certificate is registered before the Partnership, the General Partner or the Transfer Agent receives such notification, the Limited Partner shall be precluded from making any claim against the Partnership, the General Partner or the Transfer Agent for such transfer or for a new Certificate.

(c) As a condition to the issuance of any new Certificate under this Section 4.2, the General Partner may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Transfer Agent) reasonably connected therewith.

Section 4.3 Record Holders.

The Partnership shall be entitled to recognize the Record Holder as the Partner with respect to any Partnership Interest and, accordingly, shall not be bound to recognize any equitable or other claim to, or interest in, such Partnership Interest on the part of any other Person, regardless of whether the Partnership shall have actual or other notice thereof, except as otherwise provided by law or any applicable rule, regulation, guideline or requirement of any National Securities Exchange on which such Partnership Interests are listed or admitted to trading. Without limiting the foregoing, when a Person (such as a broker, dealer, bank, trust company or clearing corporation or an agent of any of the foregoing) is acting as nominee, agent or in some other representative capacity for another Person in acquiring and/or holding Partnership Interests, as between the Partnership on the one hand, and such other Persons on the other, such representative Person shall be the Record Holder of such Partnership Interest.

Section 4.4 Transfer Generally.

(a) The term “transfer,” when used in this Agreement with respect to a Partnership Interest, shall be deemed to refer to a transaction (i) by which the General Partner assigns its General Partner Interest to another Person or by which a holder of Incentive Distribution Rights assigns its Incentive Distribution Rights to another Person, and includes a sale, assignment, gift, pledge, encumbrance, hypothecation, mortgage, exchange or any other disposition by law or otherwise or (ii) by which the holder of a Limited Partner Interest (other than an Incentive Distribution Right) assigns such Limited Partner Interest to another Person who is or becomes a Limited Partner, and includes a sale, assignment, gift, exchange or any other disposition by law or otherwise, including any transfer upon foreclosure of any pledge, encumbrance, hypothecation or mortgage.

(b) No Partnership Interest shall be transferred, in whole or in part, except in accordance with the terms and conditions set forth in this Article IV. Any transfer or purported transfer of a Partnership Interest not made in accordance with this Article IV shall be null and void.

(c) Nothing contained in this Agreement shall be construed to prevent a disposition by any stockholder, member, partner or other owner of the General Partner of any or all of the shares of stock, membership interests, partnership interests or other ownership interests in the General Partner.

Section 4.5 Registration and Transfer of Limited Partner Interests.

(a) The General Partner shall keep or cause to be kept on behalf of the Partnership a register in which, subject to such reasonable regulations as it may prescribe and subject to the provisions of Section 4.5(b), the Partnership will provide for the registration and transfer of Limited Partner Interests. The Registrar and Transfer Agent are hereby appointed registrar and transfer agent for the purpose of registering Common Units and Preferred Units and transfers of such Common Units and Preferred Units as herein provided. The Partnership shall not recognize transfers of Certificates evidencing Limited Partner Interests unless such transfers are effected in the manner described in this Section 4.5. Upon surrender of a Certificate for registration of transfer of any Limited Partner Interests evidenced by a Certificate, and subject to the provisions of Section 4.5(b), the appropriate officers of the General Partner on behalf of the Partnership shall execute and deliver, and in the case of Common Units, the Transfer Agent shall countersign and deliver, in the name of the holder or the designated transferee or transferees, as required pursuant to the holder’s instructions, one or more new Certificates evidencing the same aggregate number and type of Limited Partner Interests as was evidenced by the Certificate so surrendered.

(b) The General Partner shall not recognize any transfer of Limited Partner Interests until the Certificates, if any, evidencing such Limited Partner Interests are surrendered for registration of transfer. No charge shall be imposed by the General Partner for such transfer; provided, however, that as a condition to the issuance of any new Certificate under this Section 4.5, the General Partner may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed with respect thereto.

(c) The General Partner and its Affiliates shall have the right at any time to transfer their Common Units or any Preferred Units to one or more Persons.

Section 4.6 Transfer of the General Partner’s General Partner Interest.

(a) Subject to Section 4.6(c) below, prior to December 31, 2016, the General Partner shall not transfer all or any part of its General Partner Interest (represented by General Partner Units) to a Person unless such transfer (i) has been approved by the prior written consent or vote of the holders of a majority of the Outstanding Common Units (excluding Common Units held by the General Partner and its Affiliates) or (ii) is of all, but not less than all, of its General Partner Interest to (A) an Affiliate of the General Partner (other than an individual) or (B) another Person (other than an individual) in connection with (1) the merger or consolidation of the General Partner with or into such other Person or (2) the transfer by the General Partner of all or substantially all of its assets to such other Person.

(b) Subject to Section 4.6(c) below, on or after December 31, 2016, the General Partner may transfer all or any of its General Partner Interest without Unitholder approval.

(c) Notwithstanding anything herein to the contrary, no transfer by the General Partner of all or any part of its General Partner Interest to another Person shall be permitted unless (i) the transferee agrees to assume the rights and duties of the General Partner under this Agreement and to be bound by the provisions of this Agreement, (ii) the Partnership receives an Opinion of Counsel that such transfer would not result in the loss of limited liability of any Limited Partner or of any limited partner or member of any other Group Member and (iii) such transferee also agrees to purchase all (or the appropriate portion thereof, if applicable) of the partnership or membership interest of the General Partner as the general partner or managing member, if any, of each other Group Member. In the case of a transfer pursuant to and in compliance with this Section 4.6, the transferee or successor (as the case may be) shall, subject to compliance with the terms of Section 10.3, be admitted to the Partnership as the General Partner immediately prior to the transfer of the General Partner Interest, and the business of the Partnership shall continue without dissolution.

Section 4.7 Transfer of Incentive Distribution Rights.

Prior to December 31, 2016, a holder of Incentive Distribution Rights may transfer any or all of the Incentive Distribution Rights held by such holder without any consent of the Unitholders to (a) an Affiliate of such holder (other than an individual) or (b) another Person (other than an individual) in connection with (i) the merger or consolidation of such holder of Incentive Distribution Rights with or into such other Person or (ii) the transfer by such holder of all or substantially all of its assets to such other Person. Any other transfer of the Incentive Distribution Rights prior to December 31, 2016 shall require the prior approval of holders of a majority of the Outstanding Common Units (excluding Common Units held by the General Partner and its Affiliates). On or after December 31, 2016, the General Partner or any other holder of Incentive Distribution Rights may transfer any or all of its Incentive Distribution Rights without Unitholder approval. Notwithstanding anything herein to the contrary, no transfer of Incentive Distribution Rights to another Person shall be permitted unless the transferee agrees to be bound by the provisions of this Agreement. The General Partner and any transferee or transferees of the Incentive Distribution Rights may agree in a separate instrument as to the General Partner’s exercise of its rights with respect to the Incentive Distribution Rights under Section 11.3 hereof.

Section 4.8 Restrictions on Transfers.

(a) Except as provided in Section 4.8(b) below, but notwithstanding the other provisions of this Article IV, no transfer of any Partnership Interests shall be made if such transfer would (i) violate the then applicable U.S. federal or state securities laws, laws of the Marshall Islands, or rules and regulations of the Commission, any state securities commission or any other governmental authority with jurisdiction over such transfer or (ii) terminate the existence or qualification of the Partnership or any Group Member under the laws of the jurisdiction of its formation.

(b) Section 16.10 sets forth restrictions on transfer of the Series C Preferred Units and related restrictive legends.

(c) Nothing contained in this Article IV, or elsewhere in this Agreement, shall preclude the settlement of any transactions involving Partnership Interests entered into through the facilities of any National Securities Exchange on which such Partnership Interests are listed or admitted to trading.

ARTICLE V

CAPITAL CONTRIBUTIONS AND ISSUANCE OF PARTNERSHIP INTERESTS

Section 5.1 Organizational Contributions.

(a) In connection with the formation of the Partnership under the Marshall Islands Act, the General Partner made an initial Capital Contribution to the Partnership in the amount of $20, for a 2% General Partner Interest in the Partnership and was admitted as the General Partner of the Partnership, and the Organizational Limited Partner made an initial Capital Contribution to the Partnership in the amount of $980 for a 98% Limited Partner Interest in the Partnership and was admitted as a Limited Partner of the Partnership.

(b) Prior to the Closing Date (i) the General Partner contributed its 0.52% ownership interest in the Operating Company to the Partnership in exchange for (A) a continuation of its 2% General Partner Interest, (B) the Incentive Distribution Rights and (C) the assumption by the Partnership of a $2.7 million note representing 2% of the total cash to be paid to Teekay Corporation from the proceeds of the Initial Offering, and (ii) Teekay Corporation contributed to the Partnership (A) all of its ownership interest in the general partner of the Operating Company and (B) a 25.47% limited partner interest in the Operating Company, in exchange for a continuation of its 98% limited partner interest in the Partnership and a $131.7 million note representing 98% of the total cash to be paid to Teekay Corporation from the proceeds of the Initial Offering.

Section 5.2 Initial Unit Issuances; General Partner Pre-emptive Rights.

(a) On or prior to the Closing Date and pursuant to the Contribution Agreement, (i) Teekay Corporation’s 98% initial limited partner interest was converted into (A) 2,800,000 Common Units and (B) 9,800,000 Subordinated Units (as defined in the Original Agreement) and (ii) the Partnership issued to the General Partner, for no additional consideration, 400,000 General Partner Units evidencing the General Partner’s 2% General Partner Interest.

(b) Upon the issuance of any additional Limited Partner Interests by the Partnership (other than Common Units issued in the Initial Offering, including any Common Units issued pursuant to the Over-Allotment Option), the General Partner may, in exchange for a proportionate number of General Partner Units, make additional Capital Contributions in an amount equal to the product obtained by multiplying (i) the quotient determined by dividing (A) the General Partner’s Percentage Interest immediately prior to such issuance by (B) 100 less the General Partner’s Percentage Interest immediately prior to such issuance by (ii) the amount contributed to the Partnership by the Limited Partners in exchange for such additional Limited Partner Interests. The General Partner shall not be obligated to make any additional Capital

Contributions to the Partnership. The General Partner’s Percentage Interest shall not change as a result of the issuance of any Preferred Units. However, the General Partner shall be entitled to participate in any Preferred Unit Payments only to the extent of its proportionate Capital Contribution with respect to any such issuance of the applicable series of Preferred Units.

Section 5.3 Contributions by Initial Limited Partners and Distributions to the General Partner and its Affiliates.

(a) On the Closing Date and pursuant to the Underwriting Agreement, each Underwriter contributed to the Partnership cash in an amount equal to the Issue Price per Initial Common Unit, multiplied by the number of Common Units specified in the Underwriting Agreement to be purchased by such Underwriter at the Closing Date. In exchange for such Capital Contributions by the Underwriters, the Partnership issued Common Units to each Underwriter on whose behalf such Capital Contribution was made in an amount equal to the number of Common Units specified in the Underwriting Agreement to be purchased by such Underwriter on the Closing Date.

(b) Upon exercise of the Over-Allotment Option, each Underwriter contributed to the Partnership cash in an amount equal to the Issue Price per Initial Common Unit, multiplied by the number of Common Units to be purchased by such Underwriter at the Option Closing Date. In exchange for such Capital Contributions by the Underwriters, the Partnership issued Common Units to each Underwriter on whose behalf such Capital Contribution was made in an amount equal to the quotient obtained by dividing (i) the cash contributions to the Partnership by or on behalf of such Underwriter by (ii) the Issue Price per Initial Common Unit. Upon receipt by the Partnership of the Capital Contributions from the Underwriters as provided in this Section 5.3(b), the Partnership used such cash to redeem from Teekay Corporation that number of Common Units equal to the number of Common Units issued to the Underwriters as provided in this Section 5.3(b).

(c) No Limited Partner Interests were issued or issuable as of or at the Closing Date other than (i) the Common Units issuable pursuant to subparagraph (a) of this Section 5.3 in aggregate number equal to 7,000,000, (ii) the “Option Units” as such term is used in the Underwriting Agreement in an aggregate number up to 1,050,000 issuable upon exercise of the Over-Allotment Option pursuant to subparagraph (c) hereof, (iii) the 9,800,000 Subordinated Units issuable pursuant to Section 5.2 hereof, (iv) the 2,800,000 Common Units issuable pursuant to Section 5.2 hereof, and (v) the Incentive Distribution Rights.

Section 5.4 Interest and Withdrawal.

No interest shall be paid by the Partnership on Capital Contributions. No Partner shall be entitled to the withdrawal or return of its Capital Contribution, except to the extent, if any, that distributions made pursuant to this Agreement or upon termination of the Partnership may be considered and permitted as such by law and then only to the extent provided for in this Agreement. Except to the extent expressly provided in this Agreement, no Partner shall have priority over any other Partner either as to the return of Capital Contributions or as to profits, losses or distributions.

Section 5.5 Issuances of Additional Partnership Securities.

(a) Subject to any approvals required by Preferred Unit Holders pursuant to Section 16.5(c)(ii), the Partnership may issue additional Partnership Securities and options, rights, warrants and appreciation rights relating to the Partnership Securities for any Partnership purpose at any time and from time to time to such Persons for such consideration and on such terms and conditions as the General Partner shall determine, all without the approval of any Limited Partners.

(b) Each additional Partnership Security authorized to be issued by the Partnership pursuant to Section 5.5(a) may be issued in one or more classes, or one or more series of any such classes, with such designations, preferences, rights, powers and duties (which may be senior to existing classes and series of Partnership Securities), as shall be fixed by the General Partner, including (i) the right to share in Partnership distributions; (ii) the rights upon dissolution and liquidation of the Partnership; (iii) whether, and the terms and conditions upon which, the Partnership may or shall be required to redeem the Partnership Security (including sinking fund provisions); (iv) whether such Partnership Security is issued with the privilege of conversion or exchange and, if so, the terms and conditions of such conversion or exchange; (v) the terms and conditions upon which each Partnership Security will be issued, evidenced by certificates and assigned or transferred; (vi) the method for determining the Percentage Interest as to such Partnership Security; and (vii) the right, if any, of each such Partnership Security to vote on Partnership matters, including matters relating to the relative rights, preferences and privileges of such Partnership Security.

(c) The General Partner shall take all actions that it determines to be necessary or appropriate in connection with (i) each issuance of Partnership Securities and options, rights, warrants and appreciation rights relating to Partnership Securities pursuant to this Section 5.5, (ii) the conversion of the General Partner Interest (represented by General Partner Units) or any Incentive Distribution Rights or any convertible Partnership Securities into Units pursuant to the terms of this Agreement, (iii) the admission of additional Limited Partners and (iv) all additional issuances of Partnership Securities. The General Partner shall determine the relative rights, powers and duties of the holders of the Units or other Partnership Securities being so issued. The General Partner shall do all things necessary to comply with the Marshall Islands Act and is authorized and directed to do all things that it determines to be necessary or appropriate in connection with any future issuance of Partnership Securities or in connection with the conversion of the General Partner Interest or any Incentive Distribution Rights or any convertible Partnership Securities into Units pursuant to the terms of this Agreement, including compliance with any statute, rule, regulation or guideline of any federal, state or other governmental agency or any National Securities Exchange on which the Units or other Partnership Securities are listed or admitted to trading.

Section 5.6 Limitations on Issuance of Additional Partnership Securities.

The Partnership may issue an unlimited number of Partnership Securities (or options, rights, warrants or appreciation rights related thereto) pursuant to Section 5.5 without the approval of the Limited Partners; provided, however, that no fractional units shall be issued by the Partnership.

Section 5.7 Limited Preemptive Right.

Except as provided in this Section 5.7 and in Section 5.2(b), no Person shall have any preemptive, preferential or other similar right with respect to the issuance of any Partnership Security, whether unissued, held in the treasury or hereafter created. The General Partner shall have the right, which it may from time to time assign in whole or in part to any of its Affiliates, to purchase Partnership Securities from the Partnership whenever, and on the same terms that, the Partnership issues Partnership Securities to Persons other than the General Partner and its Affiliates, to the extent necessary to maintain the Percentage Interests of the General Partner and its Affiliates equal to that which existed immediately prior to the issuance of such Partnership Securities; provided, however, that the amount of any series of Preferred Units issued by the Partnership from time to time that the General Partner shall have a right to purchase pursuant to this Section 5.7 shall equal the product of (a) the aggregate Percentage Interest of the General Partner and its Affiliates multiplied by (b) the number of such series of Preferred Units so issued.

Section 5.8 Splits and Combinations.

(a) Subject to Sections 5.8(d) and 6.5 (dealing with adjustments of distribution levels), the Partnership may make a Pro Rata distribution of Partnership Securities (other than Preferred Units) to all Record Holders of the same class or series of Partnership Securities or may effect a subdivision or combination of the same class or series of Partnership Securities so long as, after any such event, each Partner holding such class or series of such Partnership Securities shall have the same Percentage Interest in the Partnership as before such event, and any amounts calculated on a per Unit basis (including those based on the applicable Preferred Unit Liquidation Preference or the applicable Stated Preferred Unit Liquidation Preference) or stated as a number of Units are proportionately adjusted, to the extent applicable.

(b) Whenever such a distribution, subdivision or combination of Partnership Securities is declared, the General Partner shall select a Record Date as of which the distribution, subdivision or combination shall be effective and shall send notice thereof at least 20 days prior to such Record Date to each Record Holder as of a date not less than 10 days prior to the date of such notice. The General Partner also may cause a firm of independent public accountants selected by it to calculate the number of Partnership Securities to be held by each Record Holder after giving effect to such distribution, subdivision or combination. The General Partner shall be entitled to rely on any certificate provided by such firm as conclusive evidence of the accuracy of such calculation.

(c) Promptly following any such distribution, subdivision or combination, the Partnership may issue Certificates to the Record Holders of Partnership Securities as of the applicable Record Date representing the new number of Partnership Securities held by such Record Holders, or the General Partner may adopt such other procedures that it determines to be necessary or appropriate to reflect such changes. If any such combination results in a smaller total number of Partnership Securities Outstanding, the Partnership shall require, as a condition to the delivery to a Record Holder of such new Certificate, the surrender of any Certificate held by such Record Holder immediately prior to such Record Date.

(d) The Partnership shall not issue fractional Units upon any distribution, subdivision or combination of Units. If a distribution, subdivision or combination of Units would result in the issuance of fractional Units but for the provisions of this Section 5.8(d), each fractional Unit shall be rounded to the nearest whole Unit (and a 0.5 Unit shall be rounded to the next higher Unit).

Section 5.9 Fully Paid and Non-Assessable Nature of Limited Partner Interests.

All Limited Partner Interests issued pursuant to, and in accordance with the requirements of, this Article V shall be fully paid and non-assessable Limited Partner Interests in the Partnership, except as such non-assessability may be affected by the Marshall Islands Act.

ARTICLE VI

ALLOCATIONS AND DISTRIBUTIONS

Section 6.1 Allocations.

For purposes of the Marshall Islands Act, the Partnership’s items of income, gain, loss and deduction shall be allocated among the Partners in each taxable year (or portion thereof) as follows:

(a) to each (i) Series A Holder, an allocation of items of income, including if necessary items of gross income, in an amount equal to the difference, if any, between (A) the excess of the Series A Liquidation Preference attributable to such Series A Holder over the Stated Series A Liquidation Preference attributable to such Series A Holder and (B) the cumulative amount of all prior allocations of income to such Series A Holder pursuant to this Section 6.1(a), (ii) Series B Holder, an allocation of items of income, including if necessary items of gross income, in an amount equal to the difference, if any, between (A) the excess of the Series B Liquidation Preference attributable to such Series B Holder over the Stated Series B Liquidation Preference attributable to such Series B Holder and (B) the cumulative amount of all prior allocations of income to such Series B Holder pursuant to this Section 6.1(a) and (iii) Series C Holder, an allocation of items of income, including if necessary items of gross income, in an amount equal to the difference, if any, between (A) the excess of the Series C Liquidation Preference attributable to such Series C Holder over the Stated Series C Liquidation Preference attributable to such Series C Holder and (B) the cumulative amount of all prior allocations of income to such Series C Holder pursuant to this Section 6.1(a), provided that, in the event the

Partnership’s gross income for a taxable year (or portion thereof) is less than the sum of the amounts determined pursuant to clauses (i), (ii) and (iii), allocations shall be made pro rata to Series A Holders, Series B Holders and Series C Holders in proportion to the amounts set forth in clauses (i), (ii) and (iii) above; and

(b) (after taking into account any allocations of gross income to a Series A Holder, Series B Holder or Series C Holder, as applicable, pursuant to Section 6.1(a)), in a manner such that all allocations to the Partners (including allocations made pursuant to Section 6.1(a)) are in accordance with the Partners’ interests in the Partnership, taking into account Sections 6.3, 6.4 and 12.4 and Article XVI.

Section 6.2 Requirement and Characterization of Distributions; Distributions to Record Holders.

(a) Subject to Section 16.3, within 45 days following the end of each Quarter commencing with the Quarter ending on December 31, 2006, an amount equal to 100% of Available Cash with respect to such Quarter shall, subject to Section 51 of the Marshall Islands Act, be distributed in accordance with this Article VI by the Partnership to the Partners as of the Record Date selected by the General Partner. All amounts of Available Cash distributed by the Partnership on any date from any source shall be deemed to be Operating Surplus until the sum of all amounts of Available Cash theretofore distributed by the Partnership to the Partners pursuant to Section 6.3 equals the Operating Surplus from the Closing Date through the close of the immediately preceding Quarter. Any remaining amounts of Available Cash distributed by the Partnership on such date shall, except as otherwise provided in Section 6.4, be deemed to be “Capital Surplus.” This Section 6.2(a) shall not apply to Preferred Units.

(b) Notwithstanding Section 6.2(a), in the event of the dissolution and liquidation of the Partnership, all receipts received during or after the Quarter in which the Liquidation Date occurs, other than from borrowings described in (a)(ii) of the definition of Available Cash, shall be applied and distributed solely in accordance with, and subject to the terms and conditions of, Section 12.4.

(c) Each distribution in respect of a Partnership Interest shall be paid by the Partnership, directly or through the Transfer Agent or through any other Person or agent, only to the Record Holder of such Partnership Interest as of the Record Date set for such distribution. Such payment shall constitute full payment and satisfaction of the Partnership’s liability in respect of such payment, regardless of any claim of any Person who may have an interest in such payment by reason of an assignment or otherwise.

At any time there are accrued but unpaid distributions on the Series C Preferred Units, no Special Distributions with respect to Common Units shall be permitted.

Section 6.3 Distributions of Available Cash from Operating Surplus.

Available Cash with respect to any Quarter that is deemed to be Operating Surplus pursuant to the provisions of Sections 6.2 or 6.4, shall, subject to Section 51 of the Marshall Islands Act, be distributed as follows (subject to Section 16.3 in respect of any series of Preferred Units described therein and except as otherwise required by Section 5.5 in respect of additional Partnership Securities issued pursuant thereto):

(a) First, 100% to the General Partner and the Unitholders in accordance with their respective Percentage Interests, until there has been distributed in respect of each Unit then Outstanding an amount equal to the Minimum Quarterly Distribution for such Quarter;

(b) Second, 100% to the General Partner and the Unitholders in accordance with their respective Percentage Interests, until there has been distributed in respect of each Unit then Outstanding an amount equal to the excess of the First Target Distribution over the Minimum Quarterly Distribution for such Quarter;

(c) Third, (i) to the General Partner in accordance with its Percentage Interest; (ii) 13% to the holders of the Incentive Distribution Rights, Pro Rata; and (iii) to all Unitholders, Pro Rata, a percentage equal to 100% less the sum of the percentages applicable to subclauses (i) and (ii) of this clause (c), until there has been distributed in respect of each Unit then Outstanding an amount equal to the excess of the Second Target Distribution over the First Target Distribution for such Quarter;

(d) Fourth, (i) to the General Partner in accordance with its Percentage Interest; (ii) 23% to the holders of the Incentive Distribution Rights, Pro Rata; and (iii) to all Unitholders, Pro Rata, a percentage equal to 100% less the sum of the percentages applicable to subclause (i) and (ii) of this clause (d), until there has been distributed in respect of each Unit then Outstanding an amount equal to the excess of the Third Target Distribution over the Second Target Distribution for such Quarter; and

(e) Thereafter, (i) to the General Partner in accordance with its Percentage Interest; (ii) 48% to the holders of the Incentive Distribution Rights, Pro Rata; and (iii) to all Unitholders, Pro Rata, a percentage equal to 100% less the sum of the percentages applicable to subclauses (i) and (ii) of this clause (e);

provided, however, that if the Minimum Quarterly Distribution, the First Target Distribution, the Second Target Distribution and the Third Target Distribution have been reduced to zero pursuant to the second sentence of Section 6.5, the distribution of Available Cash that is deemed to be Operating Surplus with respect to any Quarter will be made solely in accordance with Section 6.3(e). No distributions shall be made with respect to Preferred Units pursuant to this Section 6.3.

Section 6.4 Distributions of Available Cash from Capital Surplus.

Available Cash that is deemed to be Capital Surplus pursuant to the provisions of Section 6.2(a) shall, subject to Section 51 of the Marshall Islands Act and Section 16.3 in respect of any series of Preferred Units described therein, be distributed, unless the provisions of Section 6.2 require otherwise, 100% to the General Partner and the Unitholders (other than Preferred Unit Holders) in accordance with their respective Percentage Interests, until a hypothetical holder of a Common Unit acquired on the Closing Date has received with respect to such Common Unit, during the period since the Closing Date through such date, distributions of Available Cash that are deemed to be Capital Surplus in an aggregate amount equal to the Initial Unit Price. Thereafter and subject to Section 16.3, all Available Cash shall be distributed as if it were Operating Surplus and shall be distributed in accordance with Section 6.3.

Section 6.5 Adjustment of Minimum Quarterly Distribution and Target Distribution Levels.

The Minimum Quarterly Distribution, First Target Distribution, Second Target Distribution and Third Target Distribution shall be proportionately adjusted in the event of any distribution, combination or subdivision (whether effected by a distribution payable in Units or otherwise) of Units or other Partnership Securities in accordance with Section 5.8. In the event of a distribution of Available Cash that is deemed to be from Capital Surplus, the then applicable Minimum Quarterly Distribution, First Target Distribution, Second Target Distribution and Third Target Distribution, shall be reduced in the same proportion that the distribution had to the fair market value of the Common Units prior to the announcement of the distribution. If the Common Units are publicly traded on a National Securities Exchange, the fair market value will be the Current Market Price before the ex-distribution date. If the Common Units are not publicly traded, the fair market value will be determined by the Board of Directors of the General Partner.

Section 6.6 Special Provisions Relating to the Holders of Incentive Distribution Rights.

Notwithstanding anything to the contrary set forth in this Agreement, the holders of the Incentive Distribution Rights (a) shall possess the rights and obligations provided in this Agreement with respect to a Limited Partner pursuant to Articles III and VII and (b) shall not (i) be entitled to vote on any matters requiring the approval or vote of the holders of Outstanding Units, except as provided by law, or (ii) be entitled to any distributions other than as provided in Sections 6.3(c), (d) and (e) and 12.4.

ARTICLE VII

MANAGEMENT AND OPERATION OF BUSINESS

Section 7.1 Management.

(a) The General Partner shall conduct, direct and manage all activities of the Partnership. Except as otherwise expressly provided in this Agreement, all management powers over the business and affairs of the Partnership shall be exclusively vested in the General Partner, and no Limited Partner shall have any management power over the business and affairs of the Partnership. In addition to the powers now or hereafter granted a general partner of a limited partnership under applicable law or that are granted to the General Partner under any other provision of this Agreement, the General Partner, subject to Section 7.3, shall have full power and authority to do all things and on such terms as it determines to be necessary or appropriate to conduct the business of the Partnership, to exercise all powers set forth in Section 2.5 and to effectuate the purposes set forth in Section 2.4, including the following:

(i) the making of any expenditures, the lending or borrowing of money, the assumption or guarantee of, or other contracting for, indebtedness and other liabilities, the issuance of evidences of indebtedness, including indebtedness that is convertible into Partnership Securities (subject to Section 16.5(c)(ii) with respect to any Senior Securities), and the incurring of any other obligations;

(ii) the making of tax, regulatory and other filings, or rendering of periodic or other reports to governmental or other agencies having jurisdiction over the business or assets of the Partnership;

(iii) the acquisition, disposition, mortgage, pledge, encumbrance, hypothecation or exchange of any or all of the assets of the Partnership or the merger, consolidation or other combination of the Partnership with or into another Person (the matters described in this clause (iii) being subject, however, to any prior approval that may be required by Section 7.3 and Article XIV);

(iv) the use of the assets of the Partnership (including cash on hand) for any purpose consistent with the terms of this Agreement, including the financing of the conduct of the operations of the Partnership Group; subject to Section 7.6(a), the lending of funds to other Persons (including other Group Members); the repayment or guarantee of obligations of any Group Member; and the making of capital contributions to any Group Member;

(v) the negotiation, execution and performance of any contracts, conveyances or other instruments (including instruments that limit the liability of the Partnership under contractual arrangements to all or particular assets of the Partnership, with the other party to the contract to have no recourse against the General Partner or its assets other than its interest in the Partnership, even if such non-recourse provision results in the terms of the transaction being less favorable to the Partnership than would otherwise be the case);

(vi) the distribution of Partnership cash;

(vii) the selection and dismissal of employees (including employees having titles such as “president,” “vice president,” “secretary” and “treasurer”) and agents, outside attorneys, accountants, consultants and contractors and the determination of their compensation and other terms of employment or hiring;

(viii) the maintenance of insurance for the benefit of the Partnership Group, the Partners and Indemnitees;

(ix) the formation of, or acquisition of an interest in, and the contribution of property and the making of loans to, any further limited or general partnerships, joint ventures, corporations, limited liability companies or other relationships (including the acquisition of interests in, and the contributions of property to, any Group Member from time to time) subject to the restrictions set forth in Section 2.4;

(x) the control of any matters affecting the rights and obligations of the Partnership, including the bringing and defending of actions at law or in equity and otherwise engaging in the conduct of litigation, arbitration or mediation and the incurring of legal expenses and the settling of claims and litigation;

(xi) the indemnification of any Person against liabilities and contingencies to the extent permitted by law;

(xii) the entering into of listing agreements with any National Securities Exchange and the delisting of some or all of the Limited Partner Interests from, or requesting that trading be suspended on, any such exchange (subject to any prior approval that may be required under Section 4.8);

(xiii) the purchase, sale or other acquisition or disposition of Partnership Securities (subject to Section 16.6(f)), or the issuance of options, rights, warrants and appreciation rights relating to Partnership Securities;

(xiv) the undertaking of any action in connection with the Partnership’s participation in any Group Member; and

(xv) the entering into of agreements with any of its Affiliates to render services to a Group Member or to itself in the discharge of its duties as General Partner of the Partnership.

(b) Notwithstanding any other provision of this Agreement, any Group Member Agreement, the Marshall Islands Act or any applicable law, rule or regulation, each of the Partners and each other Person who may acquire an interest in Partnership Securities hereby (i) approves, ratifies and confirms the execution, delivery and performance by the parties thereto of this Agreement, the Underwriting Agreement, the Omnibus Agreement, the Contribution Agreement, any Group Member Agreement of any other Group Member and the other agreements described in or filed as exhibits to the Registration Statement that are related to the transactions contemplated by the Registration Statement; (ii) agrees that the General Partner (on its own or on behalf of the Partnership) is authorized to execute, deliver and perform the agreements referred to in clause (i) of this sentence and the other agreements, acts, transactions and matters described in or contemplated by the Registration Statement on behalf of the Partnership without any further act, approval or vote of the Partners or the other Persons who may acquire an interest in Partnership Securities; and (iii) agrees that the execution, delivery or performance by the General Partner, any Group Member or any Affiliate of any of them of this Agreement or any agreement authorized or permitted under this Agreement (including the exercise by the General Partner or any Affiliate of the General Partner of the rights accorded pursuant to Article XV) shall not constitute a breach by the General Partner of any duty that the General Partner may owe the Partnership or the Limited Partners or any other Persons under this Agreement (or any other agreements) or of any duty stated or implied by law or equity.

Section 7.2 Certificate of Limited Partnership.

The General Partner caused the Certificate of Limited Partnership to be filed with the Marshall Islands Registrar as required by the Marshall Islands Act. The General Partner shall use all commercially reasonable efforts to cause to be filed such other certificates or documents that the General Partner determines to be necessary or appropriate for the formation, continuation, qualification and operation of a limited partnership (or a partnership or other entity in which the limited partners have limited liability) in the Marshall Islands or any other jurisdiction in which the Partnership may elect to do business or own property. To the extent the General Partner determines such action to be necessary or appropriate, the General Partner shall file amendments to and restatements of the Certificate of Limited Partnership and do all things to maintain the Partnership as a limited partnership (or a partnership or other entity in which the limited partners have limited liability) under the laws of the Marshall Islands or of any other jurisdiction in which the Partnership may elect to do business or own property. Subject to the terms of Section 3.4(a), the General Partner shall not be required, before or after filing, to deliver or mail a copy of the Certificate of Limited Partnership, any qualification document or any amendment thereto to any Limited Partner.

Section 7.3 Restrictions on the General Partner’s Authority.

(a) Except as otherwise provided in this Agreement, the General Partner may not, without written approval of the specific act by holders of all of the Outstanding Limited Partner Interests or by other written instrument executed and delivered by holders of all of the Outstanding Limited Partner Interests subsequent to the date of this Agreement, take any action in contravention of this Agreement.

(b) Except as provided in Articles XII and XIV, the General Partner may not sell, exchange or otherwise dispose of all or substantially all of the assets of the Partnership Group, taken as a whole, in a single transaction or a series of related transactions (including by way of merger, consolidation, other combination or sale of ownership interests in the Partnership’s Subsidiaries) without the approval of holders of a Unit Majority; provided, however, that this provision shall not preclude or limit the General Partner’s ability to mortgage, pledge, hypothecate or grant a security interest in all or substantially all of the assets of the Partnership Group and shall not apply to any forced sale of any or all of the assets of the Partnership Group pursuant to the foreclosure of, or other realization upon, any such encumbrance. Without the approval of holders of a Unit Majority, the General Partner shall not, on behalf of the Partnership, except as permitted under Sections 4.6, 11.1 and 11.2, elect or cause the Partnership to elect a successor general partner of the Partnership.

Section 7.4 Reimbursement of the General Partner.

(a) Except as provided in this Section 7.4 and elsewhere in this Agreement, the General Partner shall not be compensated for its services as a general partner or managing member of any Group Member.

(b) The General Partner shall be reimbursed on a monthly basis, or such other basis as the General Partner may determine, for (i) all direct and indirect expenses it incurs or payments it makes on behalf of the Partnership Group (including salary, bonus, incentive compensation and other amounts paid to any Person, including Affiliates of the General Partner, to perform services for the Partnership or for the General Partner in the discharge of its duties to the Partnership Group, which amounts shall also include reimbursement for any Common Units purchased to satisfy obligations of the Partnership under any of its equity compensation plans), and (ii) all other direct and indirect expenses allocable to the Partnership or otherwise incurred by the General Partner in connection with operating the Partnership Group’s business (including expenses allocated to the General Partner by its Affiliates). The General Partner shall determine the expenses that are allocable to the Partnership Group. Reimbursements pursuant to this Section 7.4 shall be in addition to any reimbursement to the General Partner as a result of indemnification pursuant to Section 7.7.

(c) The General Partner and its Affiliates may charge any member of the Partnership Group a management fee to the extent necessary to allow the Partnership Group to reduce the amount of any U.S. federal, state or local or any non-U.S. franchise or income tax or any other tax based upon the revenues or gross margin of any member of the Partnership Group if the tax benefit produced by the payment of such management fee or fees exceeds the amount of such fee or fees.

(d) The General Partner, without the approval of the Limited Partners (who shall have no right to vote in respect thereof), may propose and adopt on behalf of the Partnership employee benefit plans, employee programs and employee practices (including plans, programs and practices involving the issuance of Partnership Securities or options to purchase or rights, warrants or appreciation rights relating to Partnership Securities), or cause the Partnership to issue Partnership Securities in connection with, or pursuant to, any employee benefit plan, employee program or employee practice maintained or sponsored by the General Partner or any of its Affiliates, in each case for the benefit of employees of the General Partner, any Group Member or any Affiliate thereof, or any of them, in respect of services performed, directly or indirectly, for the benefit of the Partnership Group. The Partnership agrees to issue and sell to the General Partner or any of its Affiliates any Partnership Securities that the General Partner or such Affiliates are obligated to provide to any employees pursuant to any such employee benefit plans, employee programs or employee practices. Expenses incurred by the General Partner in connection with any such plans, programs and practices (including the net cost to the General Partner or such Affiliates of Partnership Securities purchased by the General Partner or such

Affiliates from the Partnership or in the open market to fulfill options or awards under such plans, programs and practices) shall be reimbursed in accordance with Section 7.4(b). Any and all obligations of the General Partner under any employee benefit plans, employee programs or employee practices adopted by the General Partner as permitted by this Section 7.4(c) shall constitute obligations of the General Partner hereunder and shall be assumed by any successor General Partner approved pursuant to Section 11.1 or 11.2 or the transferee of or successor to all of the General Partner’s General Partner Interest pursuant to Section 4.6.

Section 7.5 Outside Activities.

(a) After the Closing Date, the General Partner, for so long as it is the general partner of the Partnership (i) agrees that its sole business will be to act as a general partner or managing member, as the case may be, of the Partnership and any other partnership or limited liability company of which the Partnership is, directly or indirectly, a partner or member and to undertake activities that are ancillary or related thereto (including being a limited partner in the Partnership), (ii) shall not engage in any business or activity or incur any debts or liabilities except in connection with or incidental to (A) its performance as general partner or managing member, if any, of one or more Group Members or as described in or contemplated by the Registration Statement or (B) the acquiring, owning or disposing of debt or equity securities in any Group Member and (iii) except to the extent permitted in the Omnibus Agreement, shall not, and shall cause its controlled Affiliates not to, engage in any LNG Restricted Business or Crude Oil Restricted Business (as such terms are defined in the Omnibus Agreement).

(b) Teekay Corporation, Teekay LNG Partners L.P. and certain of their respective Affiliates have entered into the Omnibus Agreement, which agreement sets forth certain restrictions on the ability of Teekay Corporation, Teekay LNG Partners L.P. and certain of their Affiliates to engage in any Offshore Restricted Business (as defined in the Omnibus Agreement).

(c) Except as specifically restricted by Section 7.5(a) or the Omnibus Agreement, each Indemnitee (other than the General Partner) shall have the right to engage in businesses of every type and description and other activities for profit and to engage in and possess an interest in other business ventures of any and every type or description, whether in businesses engaged in or anticipated to be engaged in by any Group Member, independently or with others, including business interests and activities in direct competition with the business and activities of any Group Member, and none of the same shall constitute a breach of this Agreement or any duty expressed or implied by law to any Group Member or any Partner. Notwithstanding anything to the contrary in this Agreement, (i) the possessing of competitive interests and engaging in competitive activities by any Indemnitees (other than the General Partner) in accordance with the provisions of this Section 7.5 is hereby approved by the Partnership and all Partners and (ii) it shall be deemed not to be a breach of any fiduciary duty or any other obligation of any type whatsoever of the General Partner or of any Indemnitee for the Indemnitees (other than the General Partner) to engage in such business interests and activities in preference to or to the exclusion of the Partnership.

(d) Notwithstanding anything to the contrary in this Agreement, the doctrine of corporate opportunity, or any analogous doctrine, shall not apply to an Indemnitee (including the General Partner) and, subject to the terms of Section 7.5(a), Section 7.5(b), Section 7.5(c) and the Omnibus Agreement, no Indemnitee (including the General Partner) who acquires knowledge of a potential transaction, agreement, arrangement or other matter that may be an opportunity for the Partnership shall have any duty to communicate or offer such opportunity to the Partnership, and, subject to the terms of Section 7.5(a), Section 7.5(b), Section 7.5(c) and the Omnibus Agreement, such Indemnitee (including the General Partner) shall not be liable to the Partnership, to any Limited Partner or any other Person for breach of any fiduciary or other duty by reason of the fact that such Indemnitee (including the General Partner) pursues or acquires such opportunity for itself, directs such opportunity to another Person or does not communicate such opportunity or information to the Partnership.

(e) The General Partner and each of its Affiliates may acquire Units or other Partnership Securities in addition to those acquired on the Closing Date and, except as otherwise provided in this Agreement, shall be entitled to exercise, at their option, all rights relating to all Units or other Partnership Securities acquired by them. The term “Affiliates” as used in this Section 7.5(e) with respect to the General Partner shall not include any Group Member.

Section 7.6 Loans from the General Partner; Loans or Contributions from the Partnership or Group Members.

(a) The General Partner or any of its Affiliates may lend to any Group Member, and any Group Member may borrow from the General Partner or any of its Affiliates, funds needed or desired by the Group Member for such periods of time and in such amounts as the General Partner may determine; provided, however, that in any such case the lending party may not charge the borrowing party interest at a rate greater than the rate that would be charged the borrowing party or impose terms less favorable to the borrowing party than would be charged or imposed on the borrowing party by unrelated lenders on comparable loans made on an arms’-length basis (without reference to the lending party’s financial abilities or guarantees), all as determined by the General Partner. The borrowing party shall reimburse the lending party for any costs (other than any additional interest costs) incurred by the lending party in connection with the borrowing of such funds. For purposes of this Section 7.6(a) and Section 7.6(b), the term “Group Member” shall include any Affiliate of a Group Member that is controlled by the Group Member.

(b) The Partnership may lend or contribute to any Group Member, and any Group Member may borrow from the Partnership, funds on terms and conditions determined by the General Partner. No Group Member may lend funds to the General Partner or any of its Affiliates (other than another Group Member).

(c) No borrowing by any Group Member or the approval thereof by the General Partner shall be deemed to constitute a breach of any duty, expressed or implied, of the General Partner or its Affiliates to the Partnership or the Limited Partners by reason of the fact that the purpose or effect of such borrowing is directly or indirectly to enable distributions to the General Partner or its Affiliates (including in their capacities as Limited Partners) to exceed the General Partner’s Percentage Interest of the total amount distributed to all partners.

Section 7.7 Indemnification.

(a) To the fullest extent permitted by law but subject to the limitations expressly provided in this Agreement, all Indemnitees shall be indemnified and held harmless by the Partnership from and against any and all losses, claims, damages, liabilities, joint or several, expenses (including legal fees and expenses), judgments, fines, penalties, interest, settlements or other amounts arising from any and all claims, demands, actions, suits or proceedings, whether civil, criminal, administrative or investigative, in which any Indemnitee may be involved, or is threatened to be involved, as a party or otherwise, by reason of its status as an Indemnitee; provided, however, that the Indemnitee shall not be indemnified and held harmless if there has been a final and non-appealable judgment entered by a court of competent jurisdiction determining that, in respect of the matter for which the Indemnitee is seeking indemnification pursuant to this Section 7.7, the Indemnitee acted in bad faith or engaged in fraud or willful misconduct or, in the case of a criminal matter, acted with knowledge that the Indemnitee’s conduct was unlawful; and, provided further, that no indemnification pursuant to this Section 7.7 shall be available to the General Partner or its Affiliates (other than a Group Member) with respect to its or their obligations incurred pursuant to the Underwriting Agreement, the Omnibus Agreement or the Contribution Agreement (other than obligations incurred by the General Partner on behalf of the Partnership). Any indemnification pursuant to this Section 7.7 shall be made only out of the assets of the Partnership, it being agreed that the General Partner shall not be personally liable for such indemnification and shall have no obligation to contribute or loan any monies or property to the Partnership to enable it to effectuate such indemnification.

(b) To the fullest extent permitted by law, expenses (including legal fees and expenses) incurred by an Indemnitee who is indemnified pursuant to Section 7.7(a) in defending any claim, demand, action, suit or proceeding shall, from time to time, be advanced by the Partnership prior to a determination that the Indemnitee is not entitled to be indemnified upon receipt by the Partnership of any undertaking by or on behalf of the Indemnitee to repay such amount if it shall be determined that the Indemnitee is not entitled to be indemnified as authorized in this Section 7.7.

(c) The indemnification provided by this Section 7.7 shall be in addition to any other rights to which an Indemnitee may be entitled under any agreement, pursuant to any vote of the holders of Outstanding Limited Partner Interests, as a matter of law or otherwise, both as to actions in the Indemnitee’s capacity as an Indemnitee and as to actions in any other capacity, and shall continue as to an Indemnitee who has ceased to serve in such capacity and shall inure to the benefit of the heirs, successors, assigns and administrators of the Indemnitee.

(d) The Partnership may purchase and maintain (or reimburse the General Partner or its Affiliates for the cost of) insurance, on behalf of the General Partner, its Affiliates and such other Persons as the General Partner shall determine, against any liability that may be asserted against, or expense that may be incurred by, such Person in connection with the Partnership’s activities or such Person’s activities on behalf of the Partnership, regardless of whether the Partnership would have the power to indemnify such Person against such liability under the provisions of this Agreement.

(e) For purposes of this Section 7.7, the Partnership shall be deemed to have requested an Indemnitee to serve as fiduciary of an employee benefit plan whenever the performance by the Indemnitee of its duties to the Partnership also imposes duties on, or otherwise involves services by, it to the plan or participants or beneficiaries of the plan; excise taxes assessed on an Indemnitee with respect to an employee benefit plan pursuant to applicable law shall constitute “fines” within the meaning of Section 7.7(a); and action taken or omitted by the Indemnitee with respect to any employee benefit plan in the performance of its duties for a purpose reasonably believed by it to be in the best interest of the participants and beneficiaries of the plan shall be deemed to be for a purpose that is in the best interests of the Partnership.

(f) In no event may an Indemnitee subject the Limited Partners to personal liability by reason of the indemnification provisions set forth in this Agreement.

(g) An Indemnitee shall not be denied indemnification in whole or in part under this Section 7.7 because the Indemnitee had an interest in the transaction with respect to which the indemnification applies if the transaction was otherwise permitted by the terms of this Agreement.

(h) The provisions of this Section 7.7 are for the benefit of the Indemnitees, their heirs, successors, assigns and administrators and shall not be deemed to create any rights for the benefit of any other Persons.

(i) No amendment, modification or repeal of this Section 7.7 or any provision hereof shall in any manner terminate, reduce or impair the right of any past, present or future Indemnitee to be indemnified by the Partnership, nor the obligations of the Partnership to indemnify any such Indemnitee under and in accordance with the provisions of this Section 7.7 as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted.

Section 7.8 Liability of Indemnitees.

(a) Notwithstanding anything to the contrary set forth in this Agreement, no Indemnitee shall be liable for monetary damages to the Partnership, the Limited Partners or any other Persons who have acquired interests in the Partnership Securities, for losses sustained or liabilities incurred as a result of any act or omission of an Indemnitee unless there has been a final and non-appealable judgment entered by a court of competent jurisdiction determining that, in respect of the matter in question, the Indemnitee acted in bad faith or engaged in fraud or willful misconduct or, in the case of a criminal matter, acted with knowledge that the Indemnitee’s conduct was criminal.

(b) Subject to its obligations and duties as General Partner set forth in Section 7.1(a), the General Partner may exercise any of the powers granted to it by this Agreement and perform any of the duties imposed upon it hereunder either directly or by or through its agents, and the General Partner shall not be responsible for any misconduct or negligence on the part of any such agent appointed by the General Partner in good faith.

(c) To the extent that, at law or in equity, an Indemnitee has duties (including fiduciary duties) and liabilities relating thereto to the Partnership or to the Partners, the General Partner and any other Indemnitee acting in connection with the Partnership’s business or affairs shall not be liable to the Partnership or to any Partner for its good faith reliance on the provisions of this Agreement.

(d) Any amendment, modification or repeal of this Section 7.8 or any provision hereof shall be prospective only and shall not in any way affect the limitations on the liability of the Indemnitees under this Section 7.8 as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted.

Section 7.9 Resolution of Conflicts of Interest; Standards of Conduct and Modification of Duties.

(a) Unless otherwise expressly provided in this Agreement or any Group Member Agreement, whenever a potential conflict of interest exists or arises between the General Partner or any of its Affiliates, on the one hand, and the Partnership, any Group Member or any Partner, on the other, any resolution or course of action by the General Partner or its Affiliates in respect of such conflict of interest shall be permitted and deemed approved by all Partners, and shall not constitute a breach of this Agreement, of any Group Member Agreement, of any agreement contemplated herein or therein, or of any duty stated or implied by law or equity, if the resolution or course of action in respect of such conflict of interest is (i) approved by Special Approval, (ii) approved by the vote of a majority of the Outstanding Common Units (excluding Common Units owned by the General Partner and its Affiliates), (iii) on terms no less favorable to the Partnership than those generally being provided to or available from unrelated third parties or (iv) fair and reasonable to the Partnership, taking into account the totality of the relationships between the parties involved (including other transactions that may be particularly favorable or advantageous to the Partnership). The General Partner shall be authorized but not required in connection with its resolution of such conflict of interest to seek Special Approval of such resolution, and the General Partner may also adopt a resolution or course of action that has not received Special Approval. If Special Approval is not sought and the Board of Directors of the General Partner determines that the resolution or course of action taken with respect to a conflict of interest satisfies either of the standards set forth in clauses (iii) or (iv) above, then it shall be presumed that, in making its decision, the Board of Directors of the General Partner acted in good faith, and in any proceeding brought by any Limited Partner or by or on behalf of such Limited Partner or any other Limited Partner or the Partnership challenging such approval, the Person bringing or prosecuting such proceeding shall have the burden of overcoming such presumption. Notwithstanding anything to the contrary in this Agreement, the existence of the conflicts of interest described in the Registration Statement are hereby approved by all Partners.

(b) Whenever the General Partner makes a determination or takes or declines to take any other action, or any of its Affiliates causes it to do so, in its capacity as the general partner of the Partnership as opposed to in its individual capacity, whether under this Agreement, any Group Member Agreement or any other agreement contemplated hereby or otherwise, then, unless another express standard is provided for in this Agreement, the General Partner, or such Affiliates causing it to do so, shall make such determination or take or decline to take such other action in good faith and shall not be subject to any other or different standards imposed by this Agreement, any Group Member Agreement, any other agreement contemplated hereby or under the Marshall Islands Act or any other law, rule or regulation or at equity. In order for a determination or other action to be in “good faith” for purposes of this Agreement, the Person or Persons making such determination or taking or declining to take such other action must reasonably believe that the determination or other action is in the best interests of the Partnership, unless the context otherwise requires.

(c) Whenever the General Partner makes a determination or takes or declines to take any other action, or any of its Affiliates causes it to do so, in its individual capacity as opposed to in its capacity as the general partner of the Partnership, whether under this Agreement, any Group Member Agreement or any other agreement contemplated hereby or otherwise, then the General Partner, or such Affiliates causing it to do so, are entitled to make such determination or to take or decline to take such other action free of any fiduciary duty or obligation whatsoever to the Partnership or any Limited Partner, and the General Partner, or such Affiliates causing it to do so, shall not be required to act in good faith or pursuant to any other standard imposed by this Agreement, any Group Member Agreement, any other agreement contemplated hereby or under the Marshall Islands Act or any other law, rule or regulation or at equity. By way of illustration and not of limitation, whenever the phrase, “at the option of the General Partner,” or some variation of that phrase, is used in this Agreement, it indicates that the General Partner is acting in its individual capacity. For the avoidance of doubt, whenever the General Partner votes or transfers its Units (including Common Units and any Preferred Units it may hold), General Partner Interest or Incentive Distribution Rights, to the extent permitted under this Agreement, or refrains from voting or transferring its Units (including Common Units and any Preferred Units it may hold), General Partner Units or Incentive Distribution Rights, as appropriate, it shall be acting in its individual capacity. The General Partner’s organizational documents may provide that determinations to take or decline to take any action in its individual, rather than representative, capacity may or shall be determined by its members, if the General Partner is a limited liability company, stockholders, if the General Partner is a corporation, or the members or stockholders of the General Partner’s general partner, if the General Partner is a limited partnership.

(d) Notwithstanding anything to the contrary in this Agreement, the General Partner and its Affiliates shall have no duty or obligation, express or implied, to (i) sell or otherwise dispose of any asset of the Partnership Group other than in the ordinary course of business or

(ii) permit any Group Member to use any facilities or assets of the General Partner and its Affiliates, except as may be provided in contracts entered into from time to time specifically dealing with such use. Any determination by the General Partner or any of its Affiliates to enter into such contracts shall be at its option.

(e) Except as expressly set forth in this Agreement, neither the General Partner nor any other Indemnitee shall have any duties or liabilities, including fiduciary duties, to the Partnership or any Limited Partner and the provisions of this Agreement, to the extent that they restrict, eliminate or otherwise modify the duties and liabilities, including fiduciary duties, of the General Partner or any other Indemnitee otherwise existing at law or in equity, are agreed by the Partners to replace such other duties and liabilities of the General Partner or such other Indemnitee. Notwithstanding anything to the contrary, but subject to Section 7.9(c) and without reference to the definition of “good faith” in Section 7.9(b), neither the General Partner nor any other Indemnitee shall owe any fiduciary duties to Preferred Unit Holders other than a contractual duty of good faith and fair dealing.

(f) The Unitholders hereby authorize the General Partner, on behalf of the Partnership as a partner or member of a Group Member, to approve of actions by the general partner or managing member of such Group Member similar to those actions permitted to be taken by the General Partner pursuant to this Section 7.9.

Section 7.10 Other Matters Concerning the General Partner.

(a) The General Partner may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, debenture or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties.

(b) The General Partner may consult with legal counsel, accountants, appraisers, management consultants, investment bankers and other consultants and advisers selected by it, and any act taken or omitted to be taken in reliance upon the advice or opinion (including an Opinion of Counsel) of such Persons as to matters that the General Partner reasonably believes to be within such Person’s professional or expert competence shall be conclusively presumed to have been done or omitted in good faith and in accordance with such advice or opinion.

(c) The General Partner shall have the right, in respect of any of its powers or obligations hereunder, to act through any of its duly authorized officers, a duly appointed attorney or attorneys-in-fact or the duly authorized officers of the Partnership.

Section 7.11 Purchase or Sale of Partnership Securities.

Subject to Section 16.6(f), the General Partner may cause the Partnership to purchase or otherwise acquire Partnership Securities. As long as Partnership Securities are held by any Group Member, such Partnership Securities shall not be considered Outstanding for any purpose, except as otherwise provided herein. The General Partner or any Affiliate of the General Partner may also purchase or otherwise acquire and sell or otherwise dispose of Partnership Securities for its own account, subject to the provisions of Articles IV and X and Section 16.6(f).

Section 7.12 Registration Rights of the General Partner and its Affiliates.

(a) If (i) the General Partner or any Affiliate of the General Partner (including for purposes of this Section 7.12, any Person that is an Affiliate of the General Partner at the date hereof notwithstanding that it may later cease to be an Affiliate of the General Partner) holds Partnership Securities that it desires to sell and (ii) Rule 144 of the Securities Act (or any successor rule or regulation to Rule 144) (“Rule 144”) or another exemption from registration is not available to enable such holder of Partnership Securities (the “Holder”) to dispose of the number of Partnership Securities it desires to sell at the time it desires to do so without registration under the Securities Act, then at the option and upon the request of the Holder, the Partnership shall file with the Commission as promptly as practicable after receiving such request, and use all commercially reasonable efforts to cause to become effective and remain effective for a period of not less than six months following its effective date or such shorter period as shall terminate when all Partnership Securities covered by such registration statement have been sold, a registration statement under the Securities Act registering the offering and sale of the number of Partnership Securities specified by the Holder; provided, however, that the Partnership shall not be required to effect more than three registrations pursuant to this Section 7.12(a); and, provided further, that if the Conflicts Committee determines in good faith that the requested registration would be materially detrimental to the Partnership and its Partners because such registration would (x) materially interfere with a significant acquisition, reorganization or other similar transaction involving the Partnership, (y) require premature disclosure of material information that the Partnership has a bona fide business purpose for preserving as confidential or (z) render the Partnership unable to comply with requirements under applicable securities laws, then the Partnership shall have the right to postpone such requested registration for a period of not more than six months after receipt of the Holder’s request, such right pursuant to this Section 7.12(a) not to be utilized more than once in any 12-month period. Except as provided in the preceding sentence, the Partnership shall be deemed not to have used all commercially reasonable efforts to keep the registration statement effective during the applicable period if it voluntarily takes any action that would result in Holders of Partnership Securities covered thereby not being able to offer and sell such Partnership Securities at any time during such period, unless such action is required by applicable law. In connection with any registration pursuant to the immediately preceding sentence, the Partnership shall (i) promptly prepare and file (A) such documents as may be necessary to register or qualify the securities subject to such registration under the securities laws of such states as the Holder shall reasonably request (provided, however, that no such qualification shall be required in any jurisdiction where, as a result thereof, the Partnership would become subject to general service of process or to taxation or qualification to do business as a foreign corporation or partnership doing business in such jurisdiction solely as a result of such registration), and (B) such documents as may be necessary to apply for listing or to list the Partnership Securities subject to such registration on such National Securities Exchange as the Holder shall reasonably request, and (ii) do any and all other acts and things that may be necessary or appropriate to enable the

Holder to consummate a public sale of such Partnership Securities in such states. Except as set forth in Section 7.12(c), all costs and expenses of any such registration and offering (other than the underwriting discounts and commissions) shall be paid by the Partnership, without reimbursement by the Holder.

(b) If the Partnership shall at any time propose to file a registration statement under the Securities Act for an offering of Partnership Securities for cash (other than an offering relating solely to an employee benefit plan), the Partnership shall use all commercially reasonable efforts to include such number or amount of Partnership Securities held by any Holder in such registration statement as the Holder shall request; provided, however, that the Partnership is not required to make any effort or take any action to so include the Partnership Securities of the Holder once the registration statement becomes or is declared effective by the Commission, including any registration statement providing for the offering from time to time of Partnership Securities pursuant to Rule 415 of the Securities Act. If the proposed offering pursuant to this Section 7.12(b) shall be an underwritten offering, then, in the event that the managing underwriter or managing underwriters of such offering advise the Partnership and the Holder in writing that in their opinion the inclusion of all or some of the Holder’s Partnership Securities would adversely and materially affect the success of the offering, the Partnership shall include in such offering only that number or amount, if any, of Partnership Securities held by the Holder that, in the opinion of the managing underwriter or managing underwriters, will not so adversely and materially affect the offering. Except as set forth in Section 7.12(c), all costs and expenses of any such registration and offering (other than the underwriting discounts and commissions) shall be paid by the Partnership, without reimbursement by the Holder.

(c) If underwriters are engaged in connection with any registration referred to in this Section 7.12, the Partnership shall provide indemnification, representations, covenants, opinions and other assurance to the underwriters in form and substance reasonably satisfactory to such underwriters. Further, in addition to and not in limitation of the Partnership’s obligation under Section 7.7, the Partnership shall, to the fullest extent permitted by law, indemnify and hold harmless the Holder, its officers, directors and each Person who controls the Holder (within the meaning of the Securities Act) and any agent thereof (collectively, “Indemnified Persons”) from and against any and all losses, claims, demands, actions, causes of action, assessments, damages, liabilities (joint or several), costs and expenses (including interest, penalties and reasonable attorneys’ fees and disbursements), resulting to, imposed upon, or incurred by the Indemnified Persons, directly or indirectly, under the Securities Act or otherwise (hereinafter referred to in this Section 7.12(c) as a “claim” and in the plural as “claims”) based upon, arising out of or resulting from any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which any Partnership Securities were registered under the Securities Act or any state securities or Blue Sky laws, in any preliminary prospectus or issuer free writing prospectus as defined in Rule 433 of the Securities Act (if used prior to the effective date of such registration statement), or in any summary or final prospectus or in any amendment or supplement thereto (if used during the period the Partnership is required to keep the registration statement current), or arising out of, based upon or resulting from the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements made therein not misleading; provided, however, that the Partnership shall not be liable to any Indemnified Person to the extent that any such claim arises out of, is based upon or results from an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, such preliminary, summary or final prospectus or such amendment or supplement, in reliance upon and in conformity with written information furnished to the Partnership by or on behalf of such Indemnified Person specifically for use in the preparation thereof.

(d) The provisions of Section 7.12(a) and Section 7.12(b) shall continue to be applicable with respect to the General Partner (and any of the General Partner’s Affiliates) after it ceases to be a general partner of the Partnership, during a period of two years subsequent to the effective date of such cessation and for so long thereafter as is required for the Holder to sell all of the Partnership Securities with respect to which it has requested during such two-year period inclusion in a registration statement otherwise filed or that a registration statement be filed; provided, however, that the Partnership shall not be required to file successive registration statements covering the same Partnership Securities for which registration was demanded during such two-year period. The provisions of Section 7.12(c) shall continue in effect thereafter.

(e) The rights to cause the Partnership to register Partnership Securities pursuant to this Section 7.12 may be assigned (but only with all related obligations) by a Holder to a transferee or assignee of such Partnership Securities, provided (i) the Partnership is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee or assignee and the Partnership Securities with respect to which such registration rights are being assigned, and (ii) such transferee or assignee agrees in writing to be bound by and subject to the terms set forth in this Section 7.12.

(f) Any request to register Partnership Securities pursuant to this Section 7.12 shall (i) specify the Partnership Securities intended to be offered and sold by the Person making the request, (ii) express such Person’s present intent to offer such Partnership Securities for distribution, (iii) describe the nature or method of the proposed offer and sale of Partnership Securities, and (iv) contain the undertaking of such Person to provide all such information and materials and take all action as may be required in order to permit the Partnership to comply with all applicable requirements in connection with the registration of such Partnership Securities.

Section 7.13 Reliance by Third Parties.

Notwithstanding anything to the contrary in this Agreement, any Person dealing with the Partnership shall be entitled to assume that the General Partner and any officer of the General Partner authorized by the General Partner to act on behalf of and in the name of the Partnership has full power and authority to encumber, sell or otherwise use in any manner any and all assets of the Partnership and to enter into any authorized contracts on behalf of the Partnership, and such Person shall be entitled to deal with the General Partner or any such officer as if it were the Partnership’s sole party in interest, both legally and beneficially. Each Limited Partner hereby waives any and all defenses or other remedies that may be available against such Person to contest, negate or disaffirm any action of the General Partner or any such officer in connection with any such dealing. In no event shall any Person dealing with the General Partner or any such officer or its representatives be obligated to ascertain that the terms of this Agreement have been complied with or to inquire into the necessity or expedience of any act or action of the General Partner or any such officer or its representatives. Each and every certificate, document or other instrument executed on behalf of the Partnership by the General Partner, its officers or its representatives shall be conclusive evidence in favor of any and every Person relying thereon or claiming thereunder that (a) at the time of the execution and delivery of such certificate, document or instrument, this Agreement was in full force and effect, (b) the Person executing and delivering such certificate, document or instrument was duly authorized and empowered to do so for and on behalf of the Partnership and (c) such certificate, document or instrument was duly executed and delivered in accordance with the terms and provisions of this Agreement and is binding upon the Partnership.

ARTICLE VIII

BOOKS, RECORDS, ACCOUNTING AND REPORTS

Section 8.1 Records and Accounting.

The General Partner shall keep or cause to be kept at the principal office of the Partnership appropriate books and records with respect to the Partnership’s business, including all books and records necessary to provide to the Limited Partners any information required to be provided pursuant to Section 3.4(a). Any books and records maintained by or on behalf of the Partnership in the regular course of its business, including the record of the Record Holders of Units or other Partnership Securities, books of account and records of Partnership proceedings, may be kept on, or be in the form of, computer disks, hard drives, punch cards, magnetic tape, photographs, micrographics or any other information storage device; provided, however, that the books and records so maintained are convertible into clearly legible written form within a reasonable period of time. The books of the Partnership shall be maintained, for financial reporting purposes, on an accrual basis in accordance with U.S. GAAP.

Section 8.2 Fiscal Year.

The fiscal year of the Partnership shall be a fiscal year ending December 31.

Section 8.3 Reports.

(a) As soon as practicable, but in no event later than 120 days after the close of each fiscal year of the Partnership, the General Partner shall cause to be mailed or made available, by any reasonable means (including posting on the Partnership’s website), to each Record Holder of a Unit as of a date selected by the General Partner, an annual report containing financial statements of the Partnership for such fiscal year of the Partnership, presented in accordance with U.S. GAAP, including a balance sheet and statements of operations, Partnership equity and cash flows, such statements to be audited by a firm of independent public accountants selected by the General Partner.

(b) As soon as practicable, but in no event later than 90 days after the close of each Quarter except the last Quarter of each fiscal year, the General Partner shall cause to be mailed or made available, by any reasonable means (including posting on the Partnership’s website), to each Record Holder of a Unit, as of a date selected by the General Partner, a report containing unaudited financial statements of the Partnership and such other information as may be required by applicable law, regulation or rule of any National Securities Exchange on which the Units are listed or admitted to trading, or as the General Partner determines to be necessary or appropriate.

ARTICLE IX

TAX MATTERS

Section 9.1 Tax Elections and Information.

(a) The Partnership has elected to be treated as an association taxable as a corporation for United States federal income tax purposes. Except as otherwise provided herein, the General Partner shall determine whether the Partnership should make any other elections permitted by the Code.

(b) The tax information reasonably required by Record Holders generally for United States federal and state income tax reporting purposes with respect to a taxable year shall be furnished to them within 90 days of the close of the calendar year in which the Partnership’s taxable year ends.

Section 9.2 Withholding.

Notwithstanding any other provision of this Agreement, the General Partner is authorized to take any action that may be required to cause the Partnership and other Group Members to comply with any withholding requirements established under the Code or any other U.S. federal, state or local or any non-U.S. law including pursuant to Sections 1441, 1442 and 1445 of the Code; provided that, the Partnership shall use commercially reasonable efforts to notify the Series C Holders at least five (5) Business Days prior to any withholding with respect to any payments to be made to the Series C Holders. To the extent that the Partnership is required or elects to withhold and pay over to any taxing authority any amount resulting from the distribution of income to any Partner, the General Partner may treat the amount withheld as a distribution of cash pursuant to Section 6.2 in the amount of such withholding from such Partner.

Section 9.3 Conduct of Operations.

The General Partner shall use commercially reasonable efforts to conduct the business of the Partnership and its Affiliates in a manner that does not require a holder of Common Units or Preferred Units to file a tax return in any jurisdiction with which the holder has no contact other than through ownership of Common Units or Preferred Units.

For greater certainty, the General Partner shall conduct the affairs and governance of the Partnership so that the General Partner and the Partnership are not residents of Canada for purposes of Canada’s tax legislation and neither the General Partner nor the Partnership is carrying on business in Canada for purposes of such legislation.

ARTICLE X

ADMISSION OF PARTNERS

Section 10.1 Admission of Initial Limited Partners.

Upon the issuance by the Partnership of Partnership Securities to the General Partner, Teekay Corporation and the Underwriters as described in Sections 5.1(b), 5.2 and 5.3, the General Partner shall admit such parties to the Partnership as Initial Limited Partners in respect of the Partnership Securities issued to them.

Section 10.2 Admission of Additional Limited Partners.

(a) By acceptance of the transfer of any Limited Partner Interests in accordance with Article IV or the acceptance of any Limited Partner Interests issued pursuant to Article V or pursuant to a merger or consolidation pursuant to Article XIV, each transferee of, or other such Person acquiring, a Limited Partner Interest (including any nominee holder or an agent or representative acquiring such Limited Partner Interests for the account of another Person) (i) shall be admitted to the Partnership as a Limited Partner with respect to the Limited Partner Interests so transferred or issued to such Person when any such transfer, issuance or admission is reflected in the books and records of the Partnership and such Limited Partner becomes the Record Holder of the Limited Partner Interests so transferred, (ii) shall become bound by the terms of this Agreement, (iii) represents that the transferee has the capacity, power and authority to enter into this Agreement, (iv) grants the powers of attorney set forth in this Agreement and (v) makes the consents and waivers contained in this Agreement, all with or without execution of this Agreement by such Person. The transfer of any Limited Partner Interests and the admission of any new Limited Partner shall not constitute an amendment to this Agreement. A Person may become a Limited Partner or Record Holder of a Limited Partner Interest without the consent or approval of any of the Partners. A Person may not become a Limited Partner until such Person acquires a Limited Partner Interest and such Person is reflected in the books and records of the Partnership as the Record Holder of such Limited Partner Interest.

(b) The name and mailing address of each Limited Partner shall be listed on the books and records of the Partnership maintained for such purpose by the Partnership or the Transfer Agent. The General Partner shall update the books and records of the Partnership from time to time as necessary to reflect accurately the information therein (or shall cause the Transfer Agent to do so, as applicable). A Limited Partner Interest may be represented by a Certificate, as provided in Section 4.1 hereof.

(c) Any transfer of a Limited Partner Interest shall not entitle the transferee to receive distributions or to any other rights to which the transferor was entitled until the transferee becomes a Limited Partner pursuant to Section 10.1(a).

Section 10.3 Admission of Successor General Partner.

A successor General Partner approved pursuant to Section 11.1 or 11.2 or the transferee of or successor to all of the General Partner Interest (represented by General Partner Units) pursuant to Section 4.6 who is proposed to be admitted as a successor General Partner shall be admitted to the Partnership as the General Partner, effective immediately prior to the withdrawal or removal of the predecessor or transferring General Partner, pursuant to Section 11.1 or 11.2 or the transfer of the General Partner Interest (represented by General Partner Units) pursuant to Section 4.6; provided, however, that no such successor shall be admitted to the Partnership until compliance with the terms of Section 4.6 has occurred and such successor has executed and delivered such other documents or instruments as may be required to effect such admission. Any such successor shall, subject to the terms hereof, carry on the business of the members of the Partnership Group without dissolution.

Section 10.4 Amendment of Agreement and Certificate of Limited Partnership.

To effect the admission to the Partnership of any Partner, the General Partner shall take all steps necessary or appropriate under the Marshall Islands Act to amend the records of the Partnership to reflect such admission and, if necessary, to prepare as soon as practicable an amendment to this Agreement and, if required by law, the General Partner shall prepare and file an amendment to the Certificate of Limited Partnership and the General Partner may for this purpose, among others, exercise the power of attorney granted pursuant to Section 2.6.

ARTICLE XI

WITHDRAWAL OR REMOVAL OF PARTNERS

Section 11.1 Withdrawal of the General Partner.

(a) The General Partner shall be deemed to have withdrawn from the Partnership upon the occurrence of any one of the following events (each such event herein referred to as an “Event of Withdrawal”):

(i) The General Partner voluntarily withdraws from the Partnership by giving written notice to the other Partners;

(ii) The General Partner transfers all of its rights as General Partner pursuant to Section 4.6;

(iii) The General Partner is removed pursuant to Section 11.2;

(iv) The General Partner (A) makes a general assignment for the benefit of creditors; (B) files a voluntary petition in bankruptcy; (C) files a petition or answer seeking for itself a liquidation, dissolution or similar relief (but not a reorganization) under any law; (D) files an answer or other pleading admitting or failing to contest the material allegations of a petition filed against the General Partner in a proceeding of the type described in clauses (A), (B) or (C) of this Section 11.1(a)(iv); or (E) seeks, consents to or acquiesces in the appointment of a trustee, receiver or liquidator of the General Partner or of all or any substantial part of its properties;

(v) The General Partner is adjudged bankrupt or insolvent, or has entered against it an order for relief in any bankruptcy or insolvency proceeding;

(vi) (A) in the event the General Partner is a corporation, the filing of a certificate of dissolution, or its equivalent, for the corporation or the revocation of its charter and the expiration of ninety (90) days after the date of notice to the corporation of revocation without a reinstatement of its charter; (B) in the event the General Partner is a partnership or a limited liability company, the dissolution and commencement of winding up of the General Partner; (C) in the event the General Partner is acting in such capacity by virtue of being a trustee of a trust, the termination of the trust; (D) in the event the General Partner is a natural person, his death or adjudication of incompetency; and (E) otherwise in the event of the termination of the General Partner.

If an Event of Withdrawal specified in Section 11.1(a)(iv), (v) or (vi)(A), (B), (C) or (E) occurs, the withdrawing General Partner shall give notice to the Limited Partners within 30 days after such occurrence. The Partners hereby agree that only the Events of Withdrawal described in this Section 11.1 shall result in the withdrawal of the General Partner from the Partnership.

(b) Withdrawal of the General Partner from the Partnership upon the occurrence of an Event of Withdrawal shall not constitute a breach of this Agreement under the following circumstances: (i) at any time during the period beginning on the Closing Date and ending at 12:00 midnight, prevailing Eastern Time, on December 31, 2016, the General Partner voluntarily withdraws by giving at least 90 days’ advance notice of its intention to withdraw to the Limited Partners; provided, however, that prior to the effective date of such withdrawal, the withdrawal is approved by Unitholders holding a majority of the Outstanding Common Units (excluding Common Units held by the General Partner and its Affiliates) and the General Partner delivers to the Partnership an Opinion of Counsel (“Withdrawal Opinion of Counsel”) that such withdrawal (following the selection of the successor General Partner) would not result in the loss of the limited liability of any Limited Partner or any Group Member; (ii) at any time after 12:00 midnight, prevailing Eastern Time, on December 31, 2016, the General Partner voluntarily withdraws by giving at least 90 days’ advance notice to the Unitholders, such withdrawal to take effect on the date specified in such notice; (iii) at any time that the General Partner ceases to be the General Partner pursuant to Section 11.1(a)(ii) or is removed pursuant to Section 11.2; or (iv) notwithstanding clause (i) of this sentence, at any time that the General Partner voluntarily withdraws by giving at least 90 days’ advance notice of its intention to withdraw to the Limited Partners, such withdrawal to take effect on the date specified in the notice, if at the time such notice is given one Person and its Affiliates (other than the General Partner and its Affiliates) own beneficially or of record or control at least 50% of the Outstanding Units. The withdrawal of the General Partner from the Partnership upon the occurrence of an Event of Withdrawal shall also constitute the withdrawal of the General Partner as general partner or managing member, if any, to the extent applicable, of the other Group Members. If the General Partner gives a notice of withdrawal pursuant to Section 11.1(a)(i), the holders of a Unit Majority, may, prior to the effective date of such withdrawal, elect a successor General Partner. The Person so elected as successor General Partner shall automatically become the successor general partner or managing member, to the extent applicable, of the other Group Members of which the General Partner is a general partner or a managing member. If, prior to the effective date of the General Partner’s withdrawal, a successor is not selected by the Unitholders as provided herein or, if applicable, the Partnership does not receive a Withdrawal Opinion of Counsel, the Partnership shall be dissolved in accordance with Section 12.1. Any successor General Partner elected in accordance with the terms of this Section 11.1 shall be subject to the provisions of Section 10.3.

Section 11.2 Removal of the General Partner.

The General Partner may be removed if such removal is approved by the Unitholders holding at least 66 2/3% of the Outstanding Units (including Units held by the General Partner and its Affiliates voting as a single class). Any such action by such holders for removal of the General Partner must also provide for the election of a successor General Partner by the Unitholders holding a majority of the outstanding Common Units voting as a class (including Units held by the General Partner and its Affiliates). Such removal shall be effective immediately following the admission of a successor General Partner pursuant to Section 10.3. The removal of the General Partner shall also automatically constitute the removal of the General Partner as general partner or managing member, to the extent applicable, of the other Group Members of which the General Partner is a general partner or a managing member. If a Person is elected as a successor General Partner in accordance with the terms of this Section 11.2, such Person shall, upon admission pursuant to Section 10.3, automatically become a successor general partner or managing member, to the extent applicable, of the other Group Members of which the General Partner is a general partner or a managing member. The right of the holders of Outstanding Units to remove the General Partner shall not exist or be exercised unless the Partnership has received an Opinion of Counsel opining as to the matters covered by a Withdrawal Opinion of Counsel. Any successor General Partner elected in accordance with the terms of this Section 11.2 shall be subject to the provisions of Section 10.3.

Section 11.3 Interest of Departing General Partner and Successor General Partner.

(a) In the event of (i) withdrawal of the General Partner under circumstances where such withdrawal does not violate this Agreement or (ii) removal of the General Partner by the holders of Outstanding Units under circumstances where Cause does not exist, if the successor General Partner is elected in accordance with the terms of Section 11.1 or 11.2, the Departing General Partner shall have the option, exercisable prior to the effective date of the departure of such Departing General Partner, to require its successor to purchase its General Partner Interest (represented by General Partner Units) and its general partner interest (or equivalent interest), if any, in the other Group Members and all of the Incentive Distribution Rights (collectively, the “Combined Interest”) in exchange for an amount in cash equal to the fair market value of such Combined Interest, such amount to be determined and payable as of the effective date of its departure. If the General Partner is removed by the Unitholders under circumstances where Cause exists or if the General Partner withdraws under circumstances where such withdrawal violates this Agreement, and if a successor General Partner is elected in accordance with the terms of Section 11.1 or 11.2 (or if the business of the Partnership is continued pursuant to Section 12.2 and the successor General Partner is not the former General Partner), such successor shall have the option, exercisable prior to the effective date of the departure of such Departing General Partner (or, in the event the business of the Partnership is continued, prior to the date the business of the Partnership is continued), to purchase the Combined Interest for such fair market value of such Combined Interest of the Departing General Partner. In either event, the Departing General Partner shall be entitled to receive all reimbursements due such Departing General Partner pursuant to Section 7.4, including any employee-related liabilities (including severance liabilities), incurred in connection with the termination of any employees employed by the Departing General Partner for the benefit of the Partnership or the other Group Members.

For purposes of this Section 11.3(a), the fair market value of the Departing General Partner’s Combined Interest shall be determined by agreement between the Departing General Partner and its successor or, failing agreement within 30 days after the effective date of such Departing General Partner’s departure, by an independent investment banking firm or other independent expert selected by the Departing General Partner and its successor, which, in turn, may rely on other experts, and the determination of which shall be conclusive as to such matter. If such parties cannot agree upon one independent investment banking firm or other independent expert within 45 days after the effective date of such departure, then the Departing General Partner shall designate an independent investment banking firm or other independent expert, the Departing General Partner’s successor shall designate an independent investment banking firm or other independent expert, and such firms or experts shall mutually select a third independent investment banking firm or independent expert, which third independent investment banking firm or other independent expert shall determine the fair market value of the Combined Interest of the Departing General Partner. In making its determination, such third independent investment banking firm or other independent expert may consider the then current trading price of Units on any National Securities Exchange on which Units are then listed or admitted to trading, the value of the Partnership’s assets, the rights and obligations of the Departing General Partner and other factors it may deem relevant.

(b) If the Combined Interest is not purchased in the manner set forth in Section 11.3(a), the Departing General Partner (or its transferee) shall become a Limited Partner and its Combined Interest shall be converted into Common Units pursuant to a valuation made by an investment banking firm or other independent expert selected pursuant to Section 11.3(a), without reduction in such Partnership Interest (but subject to proportionate dilution by reason of the admission of its successor). Any successor General Partner shall indemnify the Departing General Partner (or its transferee) as to all debts and liabilities of the Partnership arising on or after the date on which the Departing General Partner (or its transferee) becomes a Limited Partner. For purposes of this Agreement, conversion of the Combined Interest of the Departing General Partner to Common Units will be characterized as if the Departing General Partner (or its transferee) contributed its Combined Interest to the Partnership in exchange for the newly issued Common Units.

(c) If a successor General Partner is elected in accordance with the terms of Section 11.1 or 11.2 (or if the Partnership is continued pursuant to Section 12.2 and the successor General Partner is not the former General Partner) and the option described in Section 11.3(a) is not exercised by the party entitled to do so, the successor General Partner shall, at the effective date of its admission to the Partnership, contribute to the Partnership cash in the amount equal to the product of the Percentage Interest of the Departing General Partner and the Net Agreed Value of the Partnership’s assets on such date. In such event, such successor General Partner shall, subject to the following sentence, be entitled to its Percentage Interest of all Partnership allocations and distributions to which the Departing General Partner was entitled. In addition, the successor General Partner shall cause this Agreement to be amended to reflect that, from and after the date of such successor General Partner’s admission, the successor General Partner’s interest in all Partnership distributions and allocations shall be its Percentage Interest.

Section 11.4 Withdrawal of Limited Partners.

No Limited Partner shall have any right to withdraw from the Partnership; provided, however, that when a transferee of a Limited Partner’s Limited Partner Interest becomes a Record Holder of the Limited Partner Interest so transferred, such transferring Limited Partner shall cease to be a Limited Partner with respect to the Limited Partner Interest so transferred.

ARTICLE XII

DISSOLUTION AND LIQUIDATION

Section 12.1 Dissolution.

The Partnership shall not be dissolved by the admission of additional Limited Partners or by the admission of a successor General Partner in accordance with the terms of this Agreement. Upon the removal or withdrawal of the General Partner, if a successor General Partner is elected pursuant to Sections 11.1 or 11.2, the Partnership shall not be dissolved and such successor General Partner shall continue the business of the Partnership. The Partnership shall dissolve, and (subject to Section 12.2) its affairs shall be wound up, upon:

(a) an election to dissolve the Partnership by the General Partner that is approved by the holders of a Unit Majority;

(b) at any time there are no Limited Partners, unless the Partnership is continued without dissolution in accordance with the Marshall Islands Act;

(c) the entry of a decree of judicial dissolution of the Partnership pursuant to the provisions of the Marshall Islands Act; or

(d) an Event of Withdrawal of the General Partner as provided in Section 11.1(a) (other than Section 11.1(a)(ii)), unless a successor is elected and an Opinion of Counsel is received as provided in Sections 11.1(b) or 11.2 and such successor is admitted to the Partnership pursuant to Section 10.3.

Section 12.2 Continuation of the Business of the Partnership After Dissolution.

Upon (a) dissolution of the Partnership following an Event of Withdrawal caused by the withdrawal or removal of the General Partner as provided in Sections 11.1(a)(i) or (iii) and the failure of the Partners to select a successor to such Departing General Partner pursuant to Sections 11.1 or 11.2, then within 90 days thereafter, or (b) dissolution of the Partnership upon an event constituting an Event of Withdrawal as defined in Sections 11.1(a)(iv), (v) or (vi), then, to the maximum extent permitted by law, within 180 days thereafter, the holders of a Unit Majority may elect to continue the business of the Partnership on the same terms and conditions set forth in this Agreement by appointing as a successor General Partner a Person approved by the holders of a Unit Majority. Unless such an election is made within the applicable time period as set forth above, the Partnership shall conduct only activities necessary to wind up its affairs. If such an election is so made, then:

(i) the Partnership shall continue without dissolution unless earlier dissolved in accordance with this Article XII;

(ii) if the successor General Partner is not the former General Partner, then the interest of the former General Partner shall be treated in the manner provided in Section 11.3; and

(iii) the successor General Partner shall be admitted to the Partnership as General Partner, effective as of the Event of Withdrawal, by agreeing in writing to be bound by this Agreement; provided, however, that the right of the holders of a Unit Majority to approve a successor General Partner and to reconstitute and to continue the business of the Partnership shall not exist and may not be exercised unless the Partnership has received an Opinion of Counsel that the exercise of the right would not result in the loss of limited liability of any Limited Partner.

Section 12.3 Liquidator.

Upon dissolution of the Partnership, unless the business of the Partnership is continued pursuant to Section 12.2, the General Partner shall select one or more Persons to act as Liquidator. The Liquidator (if other than the General Partner) shall be entitled to receive such compensation for its services as may be approved by holders of a majority of the Outstanding Common Units voting as a single class. The Liquidator (if other than the General Partner) shall agree not to resign at any time without 15 days’ prior notice and may be removed at any time, with or without cause, by notice of removal approved by holders of a majority of the Outstanding Common Units voting as a single class. Upon dissolution, removal or resignation of the Liquidator, a successor and substitute Liquidator (who shall have and succeed to all rights, powers and duties of the original Liquidator) shall within 30 days thereafter be approved by holders of a majority of the Outstanding Common Units voting as a single class. The right to approve a successor or substitute Liquidator in the manner provided herein shall be deemed to refer also to any such successor or substitute Liquidator approved in the manner herein provided. Except as expressly provided in this Article XII, the Liquidator approved in the manner provided herein shall have and may exercise, without further authorization or consent of any of the parties hereto, all of the powers conferred upon the General Partner under the terms of this Agreement (but subject to all of the applicable limitations, contractual and otherwise, upon the exercise of such powers, other than the limitation on sale set forth in Section 7.3(b)) necessary or appropriate to carry out the duties and functions of the Liquidator hereunder for and during the period of time required to complete the winding up and liquidation of the Partnership as provided for herein.

Section 12.4 Liquidation.

The Liquidator shall proceed to dispose of the assets of the Partnership, discharge its liabilities, and otherwise wind up its affairs in such manner and over such period as determined by the Liquidator, subject to Section 60 of the Marshall Islands Act and the following:

(a) The assets may be disposed of by public or private sale or by distribution in kind to one or more Partners on such terms as the Liquidator and such Partner or Partners may agree. If any property is distributed in kind, the Partner receiving the property shall be deemed for purposes of Section 12.4(c) to have received cash equal to its fair market value, and contemporaneously therewith, appropriate cash distributions must be made to the other Partners. The Liquidator may defer liquidation or distribution of the Partnership’s assets for a reasonable time if it determines that an immediate sale or distribution of all or some of the Partnership’s assets would be impractical or would cause undue loss to the Partners. The Liquidator may distribute the Partnership’s assets, in whole or in part, in kind if it determines that a sale would be impractical or would cause undue loss to the Partners.

(b) Liabilities of the Partnership include amounts owed to the Liquidator as compensation for serving in such capacity (subject to the terms of Section 12.3) and amounts to Partners otherwise than in respect of their distribution rights under Articles VI and XVI, as applicable. With respect to any liability that is contingent, conditional or unmatured or is otherwise not yet due and payable, the Liquidator shall either settle such claim for such amount as it thinks appropriate or establish a reserve of cash or other assets to provide for its payment. When paid, any unused portion of the reserve shall be distributed as additional liquidation proceeds.

(c) All property and all cash in excess of that required to discharge liabilities as provided in Section 12.4(b) shall be distributed, subject to Section 16.4 in respect of any series of Preferred Units described therein, as follows:

(i) If the Current Market Price of the Common Units as of the date three trading days prior to the announcement of the proposed liquidation exceeds the Unrecovered Capital for a Common Unit:

(A) First, (x) to the General Partner in accordance with its Percentage Interest and (y) to all the Unitholders holding Common Units, Pro Rata, a percentage equal to 100% less the General Partner’s Percentage Interest, until there has been distributed in respect of each Common Unit then Outstanding an amount equal to such Current Market Price of a Common Unit; and

(B) Thereafter (x) to the General Partner in accordance with its Percentage Interest, (y) 48% to the holders of the Incentive Distribution Rights, Pro Rata, and (z) to all Unitholders holding Common Units, Pro Rata, a percentage equal to 100% less the sum of the percentages applicable to subclauses (x) and (y) of this clause (i)(B); and

(ii) If the Current Market Price of a Common Unit as of the date three trading days prior to the announcement of the proposed liquidation is equal to or less than the Unrecovered Capital for a Common Unit:

(A) First, (x) to the General Partner in accordance with its Percentage Interest and (y) to all the Unitholders holding Common Units, Pro Rata, a percentage equal to 100% less the General Partner’s Percentage Interest, until there has been distributed in respect of each Common Unit then Outstanding an amount equal to the Unrecovered Capital for a Common Unit; and

(B) Thereafter, (x) to the General Partner in accordance with its Percentage Interest; (y) 48% to the holders of the Incentive Distribution Rights, Pro Rata; and (z) to all Unitholders holding Common Units, Pro Rata, a percentage equal to 100% less the sum of the percentages applicable to subclauses (x) and (y) of this clause (ii)(B).

Distributions with respect to any series of Preferred Units described in Article XVI in connection with a liquidation or dissolution of the Partnership shall be made pursuant to Section 16.4, rather than pursuant to clause (i) or (ii) of this Section 12.4(c).

Section 12.5 Cancellation of Certificate of Limited Partnership.

Upon the completion of the distribution of Partnership cash and property as provided in Section 12.4 in connection with the liquidation of the Partnership, the Certificate of Limited Partnership and all qualifications of the Partnership as a foreign limited partnership in jurisdictions other than the Marshall Islands shall be canceled and such other actions as may be necessary to terminate the Partnership shall be taken.

Section 12.6 Return of Contributions.

The General Partner shall not be personally liable for, and shall have no obligation to contribute or loan any monies or property to the Partnership to enable it to effectuate, the return of the Capital Contributions of the Limited Partners or Unitholders, or any portion thereof, it being expressly understood that any such return shall be made solely from Partnership assets.

Section 12.7 Waiver of Partition.

To the maximum extent permitted by law, each Partner hereby waives any right to partition of the Partnership property.

ARTICLE XIII

AMENDMENT OF PARTNERSHIP AGREEMENT; MEETINGS; RECORD DATE

Section 13.1 Amendments to be Adopted Solely by the General Partner.

Each Partner agrees that the General Partner, without the approval of any Partner, may amend any provision of this Agreement and execute, swear to, acknowledge, deliver, file and record whatever documents may be required in connection therewith, to reflect:

(a) a change in the name of the Partnership, the location of the principal place of business of the Partnership, the registered agent of the Partnership or the registered office of the Partnership;

(b)	admission, substitution, withdrawal or removal of Partners in accordance with this Agreement;

(c) a change that the General Partner determines to be necessary or appropriate to qualify or continue the qualification of the Partnership as a limited partnership or a partnership in which the Limited Partners have limited liability under the laws of the Marshall Islands or to ensure that the Group Members will not be treated as associations taxable as corporations or otherwise taxed as entities for Marshall Islands income tax purposes;

(d) subject to Section 16.5, to the extent applicable, a change that the General Partner determines (i) does not adversely affect the Limited Partners (including any particular class or series of Partnership Interests as compared to other classes or series of Partnership Interests) in any material respect, (ii) to be necessary or appropriate to (A) satisfy any requirements, conditions or guidelines contained in any opinion, directive, order, ruling or regulation of any Marshall Islands authority (including the Marshall Islands Act) or (B) facilitate the trading of the Units (including the division of any class, classes or series of Outstanding Units into different classes or series to facilitate uniformity of tax consequences within such classes or series of Units) or comply with any rule, regulation, guideline or requirement of any National Securities Exchange on which the Units are or will be listed, (iii) to be necessary or appropriate in connection with action taken by the General Partner pursuant to Section 5.8 or (iv) is required to effect the intent expressed in the Registration Statement or the intent of the provisions of this Agreement or is otherwise contemplated by this Agreement;

(e) a change in the fiscal year or taxable year of the Partnership and any other changes that the General Partner determines to be necessary or appropriate as a result of a change in the fiscal year or taxable year of the Partnership including, if the General Partner shall so determine, a change in the definition of “Quarter” and the dates on which distributions (other than Preferred Unit Distributions) are to be made by the Partnership;

(f) an amendment that is necessary, in the Opinion of Counsel, to prevent the Partnership, or the General Partner or its directors, officers, trustees or agents from in any manner being subjected to the provisions of the U.S. Investment Company Act of 1940, as amended, the U.S. Investment Advisers Act of 1940, as amended, or “plan asset” regulations adopted under the U.S. Employee Retirement Income Security Act of 1974, as amended, regardless of whether such regulations are substantially similar to plan asset regulations currently applied or proposed by the United States Department of Labor;

(g) subject to Section 16.5, an amendment that the General Partner determines to be necessary or appropriate in connection with the authorization of issuance of any class or series of Partnership Securities pursuant to Section 5.5;

(h) any amendment expressly permitted in this Agreement to be made by the General Partner acting alone;

(i) an amendment effected, necessitated or contemplated by a Merger Agreement approved in accordance with Section 14.3;

(j) an amendment that the General Partner determines to be necessary or appropriate to reflect and account for the formation by the Partnership of, or investment by the Partnership in, any corporation, partnership, joint venture, limited liability company or other Person, in connection with the conduct by the Partnership of activities permitted by the terms of Section 2.4;

(k) a conversion, merger or conveyance pursuant to Section 14.3(d); or

(l) any other amendments substantially similar to the foregoing.

Section 13.2 Amendment Procedures.

Except as provided in Sections 13.1 and 13.3, all amendments to this Agreement shall be made in accordance with the following requirements. Amendments to this Agreement may be proposed only by the General Partner; provided, however, that the General Partner shall have no duty or obligation to propose any amendment to this Agreement and may decline to do so free of any fiduciary duty or obligation whatsoever to the Partnership or any Limited Partner and, in declining to propose an amendment, to the fullest extent permitted by applicable law shall not be required to act in good faith or pursuant to any other standard imposed by this Agreement, any Group Member Agreement, any other agreement contemplated hereby or under the Marshall Islands Act or any other law, rule or regulation. Subject to Section 16.5, to the extent applicable, a proposed amendment shall be effective upon its approval by the General Partner and the holders of a Unit Majority, unless a greater or different percentage is required under this Agreement or by the Marshall Islands Act. Each proposed amendment that requires the approval of the holders of a specified percentage of Outstanding Units shall be set forth in a writing that contains the text of the proposed amendment. If such an amendment is proposed, the General Partner shall seek the written approval of the requisite percentage of Outstanding Units or call a meeting of the Unitholders to consider and vote on such proposed amendment. The General Partner shall notify all Record Holders upon final adoption of any such proposed amendments.

Section 13.3 Amendment Requirements.

(a) Notwithstanding the provisions of Sections 13.1 and 13.2, no provision of this Agreement that establishes a percentage of Outstanding Units (including Units deemed owned by the General Partner) required to take any action shall be amended, altered, changed, repealed or rescinded in any respect that would have the effect of reducing such voting percentage unless such amendment is approved by the written consent or the affirmative vote of holders of Outstanding Units whose aggregate Outstanding Units constitute not less than the voting requirement sought to be reduced.

(b) Notwithstanding the provisions of Sections 13.1 and 13.2, no amendment to this Agreement may (i) enlarge the obligations of any Limited Partner without its consent, unless such enlargement shall be deemed to have occurred as a result of an amendment approved pursuant to Section 13.3(c), (ii) enlarge the obligations of, restrict in any way any action by or rights of, or reduce in any way the amounts distributable, reimbursable or otherwise payable to, the General Partner or any of its Affiliates without its consent, which consent may be given or withheld at the General Partner’s option, (iii) change Section 12.1(a), or (iv) change the term of the Partnership or, except as set forth in Section 12.1(a), give any Person the right to dissolve the Partnership.

(c) Except as provided in Section 14.3 and subject to Section 16.5(c)(i) with respect to the applicable series of Preferred Units described therein, and without limitation of the General Partner’s authority to adopt amendments to this Agreement without the approval of any Partners as contemplated in Section 13.1, any amendment that would have a material adverse effect on the rights or preferences of any class or series of Partnership Interests in relation to other classes or series of Partnership Interests must be approved by the holders of not less than a majority of the Outstanding Partnership Interests of the class or series affected.

(d) Notwithstanding any other provision of this Agreement, except for amendments pursuant to Section 13.1 and except as otherwise provided by Section 14.3(b), no amendments shall become effective without the approval of the holders of at least 90% of the Outstanding Units voting as a single class unless the Partnership obtains an Opinion of Counsel to the effect that such amendment will not affect the limited liability of any Limited Partner under applicable law.

(e) Except as provided in Section 13.1, this Section 13.3 shall only be amended with the approval of the holders of at least 90% of the Outstanding Units.

Section 13.4 Special Meetings.

All acts of Limited Partners to be taken pursuant to this Agreement shall be taken in the manner provided in this Article XIII. Special meetings of the Limited Partners may be called by the General Partner or by Limited Partners owning 20% or more of the Outstanding Units of the class, classes or series for which a meeting is proposed. Limited Partners shall call a special meeting by delivering to the General Partner one or more requests in writing stating that the signing Limited Partners wish to call a special meeting and indicating the general or specific purposes for which the special meeting is to be called. Within 60 days after receipt of such a call from Limited Partners or within such greater time as may be reasonably necessary for the Partnership to comply with any statutes, rules, regulations, listing agreements or similar requirements governing the holding of a meeting or the solicitation of proxies for use at such a meeting, the General Partner shall send a notice of the meeting to the Limited Partners either directly or indirectly through the Transfer Agent. A meeting shall be held at a time and place determined by the General Partner on a date not less than 10 days nor more than 60 days after the mailing of notice of the meeting. Limited Partners shall not vote on matters that would cause the Limited Partners to be deemed to be taking part in the management and control of the business and affairs of the Partnership so as to jeopardize the Limited Partners’ limited liability under the Marshall Islands Act or the law of any other jurisdiction in which the Partnership is qualified to do business.

Section 13.5 Notice of a Meeting.

Notice of a meeting called pursuant to Section 13.4 shall be given to the Record Holders of the class, classes or series of Units for which a meeting is proposed in writing by mail or other means of written communication in accordance with Section 17.1. The notice shall be deemed to have been given at the time when deposited in the mail or sent by other means of written communication.

Section 13.6 Record Date.

For purposes of determining the Limited Partners entitled to notice of or to vote at a meeting of the Limited Partners or to give approvals without a meeting as provided in Section 13.11, the General Partner may set a Record Date, which shall not be less than 10 nor more than 60 days before (a) the date of the meeting (unless such requirement conflicts with any rule, regulation, guideline or requirement of any National Securities Exchange on which the Units are listed or admitted to trading, in which case the rule, regulation, guideline or requirement of such National Securities Exchange shall govern) or (b) in the event that approvals are sought without a meeting, the date by which Limited Partners are requested in writing by the General Partner to give such approvals. If the General Partner does not set a Record Date, then (a) the Record Date for determining the Limited Partners entitled to notice of or to vote at a meeting of the Limited Partners shall be the close of business on the day next preceding the day on which notice is given, and (b) the Record Date for determining the Limited Partners entitled to give approvals without a meeting shall be the date the first written approval is deposited with the Partnership in care of the General Partner in accordance with Section 13.11.

Section 13.7 Adjournment.

When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting and a new Record Date need not be fixed, if the time and place thereof are announced at the meeting at which the adjournment is taken, unless such adjournment shall be for more than 45 days. At the adjourned meeting, the Partnership may transact any business which might have been transacted at the original meeting. If the adjournment is for more than 45 days or if a new Record Date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given in accordance with this Article XIII.

Section 13.8 Waiver of Notice; Approval of Meeting; Approval of Minutes.

The transactions of any meeting of Limited Partners, however called and noticed, and whenever held, shall be as valid as if it had occurred at a meeting duly held after regular call and notice, if a quorum is present either in person or by proxy. Attendance of a Limited Partner at a meeting shall constitute a waiver of notice of the meeting, except when the Limited Partner attends the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened; and except that attendance at a meeting is not a waiver of any right to disapprove the consideration of matters required to be included in the notice of the meeting, but not so included, if the disapproval is expressly made at the meeting.

Section 13.9 Quorum and Voting.

The holders of a majority of the Outstanding Units of the class, classes or series for which a meeting has been called (including Outstanding Units deemed owned by the General Partner) represented in person or by proxy shall constitute a quorum at a meeting of Limited Partners of such class, classes or series unless any such action by the Limited Partners requires approval by holders of a greater percentage of such Units, in which case the quorum shall be such greater percentage. At any meeting of the Limited Partners duly called and held in accordance with this Agreement at which a quorum is present, the act of Limited Partners holding or deemed holding Outstanding Units that in the aggregate represent a majority of the Outstanding Units entitled to vote and be present in person or by proxy at such meeting shall be deemed to constitute the act of all Limited Partners, unless a greater or different percentage is required with respect to such action under the provisions of this Agreement, in which case the act of the Limited Partners holding or deemed holding Outstanding Units that in the aggregate represent at least such greater or different percentage shall be required. The Limited Partners present at a duly called or held meeting at which a quorum is present may continue to transact business until adjournment, notwithstanding the withdrawal of enough Limited Partners to leave less than a quorum, if any action taken (other than adjournment) is approved by the required percentage of Outstanding Units specified in this Agreement (including Outstanding Units deemed owned by the General Partner). In the absence of a quorum, any meeting of Limited Partners may be adjourned from time to time by the affirmative vote of holders of a majority of the Outstanding Units entitled to vote at such meeting (including Outstanding Units deemed owned by the General Partner) represented either in person or by proxy, but no other business may be transacted, except as provided in Section 13.7.

Section 13.10 Conduct of a Meeting.

The General Partner shall have full power and authority concerning the manner of conducting any meeting of the Limited Partners or solicitation of approvals in writing, including the determination of Persons entitled to vote, the existence of a quorum, the satisfaction of the requirements of Section 13.4, the conduct of voting, the validity and effect of any proxies and the determination of any controversies, votes or challenges arising in connection with or during the meeting or voting. The General Partner shall designate a Person to serve as chairman of any meeting and shall further designate a Person to take the minutes of any meeting. All minutes shall be kept with the records of the Partnership maintained by the General Partner. The General Partner may make such other regulations consistent with applicable law and this Agreement as it may deem advisable concerning the conduct of any meeting of the Limited Partners or solicitation of approvals in writing, including regulations in regard to the appointment of proxies, the appointment and duties of inspectors of votes and approvals, the submission and examination of proxies and other evidence of the right to vote, and the revocation of approvals in writing.

Section 13.11 Action Without a Meeting.

If authorized by the General Partner, any action that may be taken at a meeting of the Limited Partners may be taken without a meeting if an approval in writing setting forth the action so taken is signed by Limited Partners owning or deemed owning not less than the minimum percentage of the Outstanding Units (including Units deemed owned by the General Partner) that would be necessary to authorize or take such action at a meeting at which all the Limited Partners were present and voted (unless such provision conflicts with any rule, regulation, guideline or requirement of any National Securities Exchange on which the Units are listed or admitted to trading, in which case the rule, regulation, guideline or requirement of such National Securities Exchange shall govern). Prompt notice of the taking of action without a meeting shall be given to the Limited Partners who have not approved the action in writing. The General Partner may specify that any written ballot submitted to Limited Partners for the purpose of taking any action without a meeting shall be returned to the Partnership within the time period, which shall be not less than 20 days, specified by the General Partner. If a ballot returned to the Partnership does not vote all of the Units held by the Limited Partners, the Partnership shall be deemed to have failed to receive a ballot for the Units that were not voted. If approval of the taking of any action by the Limited Partners is solicited by any Person other than by or on behalf of the General Partner, the written approvals shall have no force and effect unless and until (a) they are deposited with the Partnership in care of the General Partner, (b) approvals sufficient to take the action proposed are dated as of a date not more than 90 days prior to the date sufficient approvals are deposited with the Partnership and (c) an Opinion of Counsel is delivered to the General Partner to the effect that the exercise of such right and the action proposed to be taken with respect to any particular matter (i) will not cause the Limited Partners to be deemed to be taking part in the management and control of the business and affairs of the Partnership so as to jeopardize the Limited Partners’ limited liability, and (ii) is otherwise permissible under the applicable statutes then governing the rights, duties and liabilities of the Partnership and the Partners.

Section 13.12 Right to Vote and Related Matters.

(a) Only those Record Holders of the Units on the Record Date set pursuant to Section 13.6 (and also subject to the limitations contained in the definition of “Outstanding”) shall be entitled to notice of, and to vote at, a meeting of Limited Partners or to act with respect to matters as to which the holders of the Outstanding Units have the right to vote or to act. All references in this Agreement to votes of, or other acts that may be taken by, the Outstanding Units shall be deemed to be references to the votes or acts of the Record Holders of such Outstanding Units.

(b) With respect to Units that are held for a Person’s account by another Person (such as a broker, dealer, bank, trust company or clearing corporation, or an agent of any of the foregoing), in whose name such Units are registered, such other Person shall, in exercising the voting rights in respect of such Units on any matter, and unless the arrangement between such Persons provides otherwise, vote such Units in favor of, and at the direction of, the Person who is the beneficial owner, and the Partnership shall be entitled to assume it is so acting without further inquiry. The provisions of this Section 13.12(b) (as well as all other provisions of this Agreement) are subject to the provisions of Section 4.3.

ARTICLE XIV

MERGER

Section 14.1 Authority.

The Partnership may merge or consolidate with or into one or more corporations, limited liability companies, statutory trusts or associations, real estate investment trusts, common law trusts or unincorporated businesses, including a partnership (whether general or limited (including a limited liability partnership)), formed under the laws of the Marshall Islands or the State of Delaware or any other state of the United States, pursuant to a written agreement of merger or consolidation (“Merger Agreement”) in accordance with this Article XIV.

Section 14.2 Procedure for Merger or Consolidation.

Merger or consolidation of the Partnership pursuant to this Article XIV requires the prior consent of the General Partner; provided, however, that, to the fullest extent permitted by law, the General Partner shall have no duty or obligation to consent to any merger or consolidation of the Partnership and may decline to do so free of any fiduciary duty or obligation whatsoever to the Partnership or any Limited Partner and, in declining to consent to a merger or consolidation, shall not be required to act in good faith or pursuant to any other standard imposed by this Agreement, any Group Member Agreement, any other agreement contemplated hereby or under the Marshall Islands Act or any other law, rule or regulation or at equity. If the General Partner shall determine to consent to the merger or consolidation, the General Partner shall approve the Merger Agreement, which shall set forth:

(a) the names and jurisdictions of formation or organization of each of the business entities proposing to merge or consolidate;

(b) the name and jurisdiction of formation or organization of the business entity that is to survive the proposed merger or consolidation (the “Surviving Business Entity”);

(c) the terms and conditions of the proposed merger or consolidation;

(d) the manner and basis of exchanging or converting the equity securities of each constituent business entity for, or into, cash, property or interests, rights, securities or obligations of the Surviving Business Entity; and (i) if any general or limited partner interests, securities or rights of any constituent business entity are not to be exchanged or converted solely for, or into, cash, property or interests, rights, securities or obligations of the Surviving Business Entity, the cash, property or general or limited partner interests, rights, securities or obligations of any general or limited partnership, corporation, trust, limited liability company, unincorporated business or other Person (other than the Surviving Business Entity) which the holders of such interests, securities or rights are to receive in exchange for, or upon conversion of their interests, securities or rights, and (ii) in the case of securities represented by certificates, upon the surrender of such certificates, which cash, property or interests, rights, securities or obligations of the Surviving Business Entity or any general or limited partnership, corporation, trust, limited liability company, unincorporated business or other Person (other than the Surviving Business Entity), or evidences thereof, are to be delivered;

(e) a statement of any changes in the constituent documents or the adoption of new constituent documents (the articles or certificate of incorporation, articles of trust, declaration of trust, certificate or agreement of limited partnership or other similar charter or governing document) of the Surviving Business Entity to be effected by such merger or consolidation;

(f) the effective time of the merger, which may be the date of the filing of the certificate of merger pursuant to Section 14.4 or a later date specified in or determinable in accordance with the Merger Agreement (provided, that if the effective time of the merger is to be later than the date of the filing of such certificate of merger, the effective time shall be fixed at a date or time certain at or prior to the time of the filing of such certificate of merger and stated therein); and

(g) such other provisions with respect to the proposed merger or consolidation that the General Partner determines to be necessary or appropriate.

Section 14.3 Approval by Limited Partners of Merger or Consolidation.

(a) Except as provided in Sections 14.3(d) and 14.3(e), the General Partner, upon its approval of the Merger Agreement, shall direct that the Merger Agreement be submitted to a vote of Limited Partners, whether at a special meeting or by written consent, in either case in accordance with the requirements of Article XIII. A copy or a summary of the Merger Agreement shall be included in or enclosed with the notice of a special meeting or the written consent.

(b) Except as provided in Sections 14.3(d) and 14.3(e), the Merger Agreement shall be approved upon receiving the affirmative vote or consent of the holders of a Unit Majority.

(c) Except as provided in Sections 14.3(d) and 14.3(e), after such approval by vote or consent of the Limited Partners, and at any time prior to the filing of the certificate of merger pursuant to Section 14.4, the merger or consolidation may be abandoned pursuant to provisions therefor, if any, set forth in the Merger Agreement.

(d) Notwithstanding anything else contained in this Article XIV or in this Agreement, the General Partner is permitted, without Limited Partner approval, to convert the Partnership or any Group Member into a new limited liability entity, to merge the Partnership or any Group Member into, or convey all of the Partnership’s assets to, another limited liability entity which shall be newly formed and shall have no assets, liabilities or operations at the time of such conversion, merger or conveyance other than those it receives from the Partnership or other Group Member if (i) the General Partner has received an Opinion of Counsel that the conversion, merger or conveyance, as the case may be, would not result in the loss of the limited liability of any Limited Partner, (ii) the sole purpose of such conversion, merger or conveyance is to effect a mere change in the legal form of the Partnership into another limited liability entity and (iii) the governing instruments of the new entity provide the Limited Partners and the General Partner with the same rights and obligations as are herein contained.

(e) Additionally, notwithstanding anything else contained in this Article XIV or in this Agreement, the General Partner is permitted, without Limited Partner approval, to merge or consolidate the Partnership with or into another entity if (i) the General Partner has received an Opinion of Counsel that the merger or consolidation, as the case may be, would not result in the loss of the limited liability of any Limited Partner, (ii) the merger or consolidation would not result in an amendment to this Agreement, other than any amendments that could be adopted pursuant to Section 13.1, (iii) the Partnership is the Surviving Business Entity in such merger or consolidation, (iv) each Unit outstanding immediately prior to the effective date of the merger or consolidation is to be an identical Unit of the Partnership after the effective date of the merger or consolidation, and (v) the number of Partnership Securities to be issued by the Partnership in such merger or consolidation does not exceed 20% of the Partnership Securities Outstanding immediately prior to the effective date of such merger or consolidation.

Section 14.4 Certificate of Merger.

Upon the required approval by the General Partner and the Unitholders of a Merger Agreement, a certificate of merger shall be executed and filed in conformity with the requirements of the Marshall Islands Act.

Section 14.5 Amendment of Partnership Agreement.

Pursuant to Section 20(2) of the Marshall Islands Act, an agreement of merger or consolidation approved in accordance with Section 20(2) of the Marshall Islands Act may (a) effect any amendment to this Agreement or (b) effect the adoption of a new partnership agreement for a limited partnership if it is the Surviving Business Entity. Any such amendment or adoption made pursuant to this Section 14.5 shall be effective at the effective time or date of the merger or consolidation.

Section 14.6 Effect of Merger.

(a) At the effective time of the certificate of merger:

(i) all of the rights, privileges and powers of each of the business entities that has merged or consolidated, and all property, real, personal and mixed, and all debts due to any of those business entities and all other things and causes of action belonging to each of those business entities, shall be vested in the Surviving Business Entity and after the merger or consolidation shall be the property of the Surviving Business Entity to the extent they were of each constituent business entity;

(ii) the title to any real property vested by deed or otherwise in any of those constituent business entities shall not revert and is not in any way impaired because of the merger or consolidation;

(iii) all rights of creditors and all liens on or security interests in property of any of those constituent business entities shall be preserved unimpaired; and

(iv) all debts, liabilities and duties of those constituent business entities shall attach to the Surviving Business Entity and may be enforced against it to the same extent as if the debts, liabilities and duties had been incurred or contracted by it.

(b) A merger or consolidation effected pursuant to this Article shall not be deemed to result in a transfer or assignment of assets or liabilities from one entity to another.

ARTICLE XV

RIGHT TO ACQUIRE LIMITED PARTNER INTERESTS

Section 15.1 Right to Acquire Limited Partner Interests.

(a) Notwithstanding any other provision of this Agreement, if at any time the General Partner and its Affiliates hold more than 80% of the total Limited Partner Interests of any class or series then Outstanding, the General Partner shall then have the right, which right it may assign and transfer in whole or in part to the Partnership or any Affiliate of the General Partner, exercisable at its option, to purchase all, but not less than all, of such Limited Partner Interests of such class or series then Outstanding held by Persons other than the General Partner and its

Affiliates, at the greater of (x) the Current Market Price as of the date three days prior to the date that the notice described in Section 15.1(b) is mailed and (y) the highest price paid by the General Partner or any of its Affiliates for any such Limited Partner Interest of such class or series purchased during the 90-day period preceding the date that the notice described in Section 15.1(b) is mailed. Notwithstanding the foregoing, the repurchase right described in this Article XV shall not apply to Preferred Units.

(b) If the General Partner, any Affiliate of the General Partner or the Partnership elects to exercise the right to purchase Limited Partner Interests granted pursuant to Section 15.1(a), the General Partner shall deliver to the Transfer Agent notice of such election to purchase (the “Notice of Election to Purchase”) and shall cause the Transfer Agent to mail a copy of such Notice of Election to Purchase to the Record Holders of Limited Partner Interests of such class or series (as of a Record Date selected by the General Partner) at least 10, but not more than 60, days prior to the Purchase Date. Such Notice of Election to Purchase shall also be published for a period of at least three consecutive days in at least two daily newspapers of general circulation printed in the English language and published in the Borough of Manhattan, New York. The Notice of Election to Purchase shall specify the Purchase Date and the price (determined in accordance with Section 15.1(a)) at which Limited Partner Interests will be purchased and state that the General Partner, its Affiliate or the Partnership, as the case may be, elects to purchase such Limited Partner Interests, upon surrender of Certificates representing such Limited Partner Interests in exchange for payment, at such office or offices of the Transfer Agent as the Transfer Agent may specify, or as may be required by any National Securities Exchange on which such Limited Partner Interests are listed. Any such Notice of Election to Purchase mailed to a Record Holder of Limited Partner Interests at his address as reflected in the records of the Transfer Agent shall be conclusively presumed to have been given regardless of whether the owner receives such notice. On or prior to the Purchase Date, the General Partner, its Affiliate or the Partnership, as the case may be, shall deposit with the Transfer Agent cash in an amount sufficient to pay the aggregate purchase price of all of such Limited Partner Interests to be purchased in accordance with this Section 15.1. If the Notice of Election to Purchase shall have been duly given as aforesaid at least 10 days prior to the Purchase Date, and if on or prior to the Purchase Date the deposit described in the preceding sentence has been made for the benefit of the holders of Limited Partner Interests subject to purchase as provided herein, then from and after the Purchase Date, notwithstanding that any Certificate shall not have been surrendered for purchase, all rights of the holders of such Limited Partner Interests (including any rights pursuant to Articles IV, V, VI and XII) shall thereupon cease, except the right to receive the applicable purchase price (determined in accordance with Section 15.1(a)) for Limited Partner Interests therefor, without interest, upon surrender to the Transfer Agent of the Certificates representing such Limited Partner Interests, and such Limited Partner Interests shall thereupon be deemed to be transferred to the General Partner, its Affiliate or the Partnership, as the case may be, on the record books of the Transfer Agent and the Partnership, and the General Partner or any Affiliate of the General Partner, or the Partnership, as the case may be, shall be deemed to be the owner of all such Limited Partner Interests from and after the Purchase Date and shall have all rights as the owner of such Limited Partner Interests (including all rights as owner of such Limited Partner Interests pursuant to Articles IV, V, VI and XII).

(c) At any time from and after the Purchase Date, a holder of an Outstanding Limited Partner Interest subject to purchase as provided in this Section 15.1 may surrender his Certificate evidencing such Limited Partner Interest to the Transfer Agent in exchange for payment of the amount described in Section 15.1(a), without interest thereon.

ARTICLE XVI

SERIES A, SERIES B AND SERIES C PREFERRED UNITS

Section 16.1 Designations.

(a) On April 23, 2013, the General Partner designated and created a series of Preferred Units designated as “7.25% Series A Cumulative Redeemable Preferred Units,” and fixed the preferences, rights, powers and duties of the holders of the Series A Preferred Units as set forth in this Article XVI. Each Series A Preferred Unit shall be identical in all respects to every other Series A Preferred Unit, except as to the respective dates from which the Series A Liquidation Preference shall increase or from which Series A Distributions may begin accruing, to the extent such dates may differ. The Series A Preferred Units represent perpetual equity interests in the Partnership and shall not give rise to a claim by the holder for redemption thereof at a particular date.

(b) On April 13, 2015, the General Partner designated and created a series of Preferred Units designated as “8.50% Series B Cumulative Redeemable Preferred Units,” and fixed the preferences, rights, powers and duties of the holders of the Series B Preferred Units as set forth in this Article XVI. Each Series B Preferred Unit shall be identical in all respects to every other Series B Preferred Unit, except as to the respective dates from which the Series B Liquidation Preference shall increase or from which Series B Distributions may begin accruing, to the extent such dates may differ. The Series B Preferred Units represent perpetual equity interests in the Partnership and shall not give rise to a claim by the holder for redemption thereof at a particular date.

(c) The General Partner hereby designates and creates a series of Preferred Units to be designated as “8.60% Series C Cumulative Convertible Perpetual Preferred Units,” and fixes the preferences, rights, powers and duties of the holders of the Series C Preferred Units as set forth in this Article XVI. Each Series C Preferred Unit shall be identical in all respects to every other Series C Preferred Unit, except as to the respective dates from which the Series C Liquidation Preference and Adjusted Series C Liquidation Preference shall increase or from which Series C Distributions may begin accruing, to the extent such dates may differ.

Section 16.2 Units.

(a) The authorized number of Series A Preferred Units, of Series B Preferred Units and of Series C Preferred Units shall each be unlimited. Series A Preferred Units, Series B Preferred Units or Series C Preferred Units that are purchased or otherwise acquired by the Partnership shall be cancelled.

(b) The Series A Preferred Units and the Series B Preferred Units shall, as to each such series of Preferred Units, be represented by a single Certificate registered in the name of the Depository or its nominee, and no Series A Holder or Series B Holder shall be entitled to receive a Certificate evidencing such applicable Units, unless otherwise required by law or the Depository gives notice of its intention to resign or is no longer eligible to act as such with respect to such series of Preferred Units and the Partnership shall have not selected a substitute Depository within 60 calendar days thereafter. So long as the Depository shall have been appointed and is serving with respect to such series of Preferred Units, payments and communications made by the Partnership to Series A Holders or Series B Holders shall be made by making payments to, and communicating with, the Depository. The Series C Preferred Units shall initially be registered with the Transfer Agent in book-entry form, and payments and communications made by the Partnership to Series C Holders shall initially be made by making payments to, and communicating with, the Transfer Agent. At such time as the restrictive legends from the Series C Preferred Units have been removed, the Series C Preferred Units shall be represented by a single Certificate registered in the name of the Depository or its nominee, at which time no Series C Holder shall be entitled to receive a Certificate evidencing such applicable Units, unless otherwise required by law or the Depository gives notice of its intention to resign or is no longer eligible to act as such with respect to such series of Preferred Units and the Partnership shall have not selected a substitute Depository within 60 calendar days thereafter. Once the Depository has been appointed and is serving with respect to such Series C Preferred Units, payments and communications made by the Partnership to Series C Holders shall be made by making payments to, and communicating with, the Depository.

Section 16.3 Distributions.

(a) Distributions on each Series A Preferred Unit shall be cumulative and shall accrue at the Series A Distribution Rate from the Series A Original Issue Date (or, for any subsequently issued and newly Outstanding Series A Preferred Units, from the Series A Distribution Payment Date immediately preceding the issuance date of such Units) until such time as the Partnership pays the Series A Distribution or redeems the Series A Preferred Units in full in accordance with Section 16.6 below, whether or not such Series A Distributions shall have been declared. Distributions on each Series B Preferred Unit shall be cumulative and shall accrue at the Series B Distribution Rate from the Series B Original Issue Date (or, for any subsequently issued and newly Outstanding Series B Preferred Units, from the Series B Distribution Payment Date immediately preceding the issuance date of such Units) until such time as the Partnership pays the Series B Distribution or redeems the Series B Preferred Units in full in accordance with Section 16.6 below, whether or not such Series B Distributions shall have been declared. Distributions on each Series C Preferred Unit shall be cumulative and shall accrue at the applicable Series C Distribution Rate from the Series C Original Issue Date (or, for any subsequently issued and newly Outstanding Series C Preferred Units, from the Series C Distribution Payment Date immediately preceding the issuance date of such Units, or if there is no such immediately preceding Series C Distribution Payment Date, from the issuance date of such Units) until such time as (i) the Partnership pays the Series C Distribution, (ii) such Series C Preferred Unit is converted into Common Units in accordance with Section 16.8 or (iii) such

Series C Preferred Unit is redeemed by the Partnership in accordance with Section 16.9(a), whether or not such Series C Distributions shall have been declared. Series A Holders, Series B Holders and Series C Holders shall be entitled to receive Series A Distributions, Series B Distributions or Series C Distributions, as applicable, from time to time out of any assets of the Partnership legally available for the payment of distributions at the Series A Distribution Rate per Series A Preferred Unit, at the Series B Distribution Rate per Series B Preferred Unit or at the Series C Distribution Rate per Series C Preferred Unit, as applicable, in each case when, as, and if declared by the General Partner. Distributions, to the extent declared by the General Partner to be paid by the Partnership in accordance with this Section 16.3, shall be paid quarterly on each Series A Distribution Payment Date, Series B Distribution Payment Date or Series C Distribution Date, as applicable. Distributions shall accumulate in each Series A Distribution Period from and including the preceding Series A Distribution Payment Date (other than the initial Series A Distribution Period, which shall commence on and include the Series A Original Issue Date), to but excluding the next Series A Distribution Payment Date for such Series A Distribution Period, and distributions shall accrue on accumulated Series A Distributions at the Series A Distribution Rate. Distributions shall accumulate in each Series B Distribution Period from and including the preceding Series B Distribution Payment Date (other than the initial Series B Distribution Period, which shall commence on and include the Series B Original Issue Date), to but excluding the next Series B Distribution Payment Date for such Series B Distribution Period, and distributions shall accrue on accumulated Series B Distributions at the Series B Distribution Rate. Distributions shall accumulate in each Series C Distribution Period from and including the preceding Series C Distribution Payment Date (other than the initial Series C Distribution Period with respect to newly issued Series C Preferred Units, which shall commence on and include the Series C Original Issue Date for Series C Preferred Units issued on that date or, for any Series C Preferred Units subsequently issued, from the Series C Distribution Date immediately preceding the issuance date of such Units, or if there is no such immediately preceding Series C Distribution Payment Date, from the issuance date of such Units), to but excluding the next Series C Distribution Payment Date for such Series C Distribution Period, and distributions shall accrue on accumulated Series C Distributions at the applicable Series C Distribution Rate. If any Series A Distribution Payment Date, Series B Distribution Payment Date or Series C Distribution Payment Date otherwise would occur on a date that is not a Business Day, declared Series A Distributions, Series B Distributions or Series C Distributions, as applicable, shall be paid on the immediately succeeding Business Day without the accumulation of additional distributions. Series A Distributions, Series B Distributions and Series C Distributions shall be payable based on a 360-day year consisting of twelve 30-day months.

(b) Not later than 5:00 p.m., New York City time, on each Series A Distribution Payment Date, Series B Distribution Payment Date and Series C Distribution Payment Date, the Partnership shall pay those Series A Distributions, Series B Distributions or Series C Distributions, if any, that shall have been declared by the General Partner to Series A Holders, Series B Holders or Series C Holders, as applicable, on the Record Date for the applicable Series A Preferred Distribution, Series B Preferred Distribution or Series C Preferred Distribution. The Record Date (the “Series A Distribution Record Date”) for the payment of any Series A Distributions shall be the fifth Business Day immediately preceding the applicable Series A Distribution Payment Date, except that in the case of payments of Series A Distributions in arrears, the Series A Distribution Record Date with respect to a Series A Distribution Payment Date shall be such date as may be designated by the General Partner in accordance with this Article XVI. The Record Date (the “Series B Distribution Record Date”) for the payment of any Series B Distributions shall be the fifth Business Day immediately preceding the applicable Series B Distribution Payment Date, except that in the case of payments of Series B Distributions in arrears, the Series B Distribution Record Date with respect to a Series B Distribution Payment Date shall be such date as may be designated by the General Partner in accordance with this Article XVI. The Record Date (the “Series C Distribution Record Date”) for the payment of any Series C Distributions shall be the fifth Business Day immediately preceding the applicable Series C Distribution Payment Date, except that in the case of payments of Series C Distributions in arrears, the Series C Distribution Record Date with respect to a Series C Distribution Payment Date shall be such date as may be designated by the General Partner in accordance with this Article XVI. For the avoidance of doubt, each Series A Distribution Date, Series B Distribution Date and Series C Distribution Date shall all fall on the same date. No distribution shall be declared or paid or set apart for payment on any Junior Securities (other than a distribution payable solely in Junior Securities) unless full cumulative Series A Distributions, Series B Distributions and Series C Distributions have been or contemporaneously are being paid or provided for on all Outstanding Series A Preferred Units, Series B Preferred Units, Series C Preferred Units and any other Parity Securities through the most recent respective Series A Distribution Payment Dates, Series B Distribution Payment Dates and Series C Distribution Payment Dates. Accumulated Series A Distributions, accumulated Series B Distributions or accumulated Series C Distributions in arrears for any past Series A Distribution Period, Series B Distribution Period or Series C Distribution Period, as applicable, may be declared by the General Partner and paid on any date fixed by the General Partner, whether or not a Series A Distribution Payment Date, a Series B Distribution Payment Date or a Series C Distribution Payment Date, to Series A Holders or Series B Holders or Series C Holders, as applicable, on the Record Date for such payment, which may not be more than 60 days, nor less than 15 days, before such payment date. Subject to the next succeeding sentence, if all accumulated Series A Distributions, Series B Distributions and Series C Distributions in arrears on all Outstanding Series A Preferred Units, Series B Preferred Units, Series C Preferred Units and any other Parity Securities shall not have been declared and paid, or if sufficient funds for the payment thereof shall not have been set apart, payment of accumulated distributions in arrears on the Series A Preferred Units, Series B Preferred Units, Series C Preferred Units and any such Parity Securities shall be made in order of their respective distribution payment dates, commencing with the earliest. If less than all distributions payable with respect to all Series A Preferred Units, Series B Preferred Units, Series C Preferred Units and any other Parity Securities are paid, any partial payment shall be made pro rata with respect to the Series A Preferred Units, Series B Preferred Units, Series C Preferred Units and any such other Parity Securities entitled to a distribution payment at such time in proportion to the aggregate distribution amounts remaining due in respect of such Series A Preferred Units, Series B Preferred Units, Series C Preferred Units and such other Parity Securities at such time. Subject to Sections 12.4 and 16.6, neither Series A Holders nor Series B Holders shall be entitled to any distribution, whether payable in cash, property or stock, in excess of full cumulative Series A Distributions or Series B Distributions, as applicable. Subject to Sections 12.4, 16.3(c), 16.6, 16.8(a), 16.8(b) and 16.9, Series C Holders, in their capacity as Series C Holders, shall not be entitled to any distribution, whether payable in cash, property or stock, in excess of full cumulative Series C Distributions. Except insofar as distributions accrue on the amount of any accumulated and unpaid Series A Distributions, Series B Distributions or Series C Distributions, as applicable, as described in Section 16.3(a), no interest or sum of money in lieu of interest shall be payable in respect of any distribution payment which may be in arrears on the Series A Preferred Units, the Series B Preferred Units or the Series C Preferred Units. So long as the Series A Preferred Units or Series B Preferred Units, as applicable, are held of record by the nominee of the Depository, declared Series A Distributions or Series B Distributions shall be paid to the Depository in same-day funds on each Series A Distribution Payment Date or Series B Distribution Payment Date, as applicable. Declared Series C Distributions shall initially be paid to the Transfer Agent in same-day funds on each Series C Distribution Payment Date. At such time, if any, as the Series C Preferred Units are held of record by the nominee of the Depository, declared Series C Distributions shall be paid to the Depository in same-day funds on each Series C Distribution Payment Date.

(c) Subject to and without limiting the other provisions of this Section 16.3, if the Partnership shall declare and make with respect to Outstanding Common Units any distributions of cash, securities or other property (including in connection with any spin-off transaction, but excluding, subject to the proviso to this Section 16.3, any regular quarterly distributions pursuant to Section 6.2(a) or distributions made pursuant to Article XII) (each, a “Special Distributions”), each Series C Preferred Unit shall have the right to share in any such Special Distributions by the Partnership in the form of such cash, securities or other property Pro Rata with the Common Units, as if the Series C Preferred Units had converted into Common Units at the then-applicable Series C Conversion Ratio; provided, however¸ that (i) at any time there are accrued but unpaid distributions on the Series C Preferred Units, no such Special Distributions with respect to the Common Units shall be permitted and (ii) Special Distributions shall not include regular quarterly distributions pursuant to Section 6.2(a) except to the extent that any such regular quarterly distribution is paid at a rate that exceeds 130% of the quarterly distribution rate for the immediately preceding quarter, on a per Unit basis, in which case the amount of such distribution in excess of 130% of such quarterly distribution rate shall be deemed a Special Distribution, and such Series C Preferred Unit’s Pro Rata share of amounts to be distributed on a per Common Unit basis shall be appropriately reduced to account for the 130% base amount of such distribution for which such Series C Preferred Unit does not participate.

Section 16.4 Liquidation Rights.

(a) Upon the occurrence of any Liquidation Event, Series A Holders, Series B Holders and Series C Holders (to the extent their Series C Preferred Units have not been converted to Common Units in accordance with Section 16.8 prior to the occurrence of such Liquidation Event) shall be entitled to receive out of the assets of the Partnership or proceeds thereof legally available for distribution to the Partners, (i) after satisfaction of all liabilities, if any, to creditors of the Partnership, (ii) after all applicable distributions of such assets or proceeds being made to or set aside for the holders of any Senior Securities then Outstanding in respect of such Liquidation Event, (iii) concurrently with any applicable distributions of such assets or proceeds being made to or set aside for holders of any Series A Preferred Units, Series B Preferred Units, Series C Preferred Units or other Parity Securities then Outstanding in respect of such Liquidation Event and (iv) before any distribution of such assets or proceeds is made to or set aside for the holders of Common Units and any other classes or series of Junior Securities as to such distribution, a liquidating distribution or payment in full redemption of such Series A Preferred Units, Series B Preferred Units or Series C Preferred Units in an amount equal to the Series A Liquidation Preference, the Series B Liquidation Preference or the Adjusted Series C Liquidation Preference, as applicable. For purposes of clarity, upon the occurrence of any Liquidation Event, (x) the holders of then Outstanding Senior Securities shall be entitled to receive the applicable Liquidation Preference on such Senior Securities before any distribution shall be made with respect to the Series A Preferred Units, the Series B Preferred Units, the Series C Preferred Units or any Parity Securities and (y) the Series A Holders shall be entitled to the Series A Liquidation Preference per Series A Preferred Unit in cash, the Series B Holders shall be entitled to the Series B Liquidation Preference per Series B Preferred Unit in cash and the Series C Holders shall be entitled to the Adjusted Series C Liquidation Preference per Series C Preferred Unit in cash, in each case concurrently with any distribution made to the holders of any Parity Securities and before any distribution shall be made to the holders of Common Units or any other Junior Securities. Series A Holders, Series B Holders and Series C Holders shall not be entitled to any other amounts from the Partnership, in their capacity as Series A Holders, Series B Holders or Series C Holder, as applicable, after they have received the Series A Liquidation Preference, the Series B Liquidation Preference or the Adjusted Series C Liquidation Preference, as applicable. The payment of the Series A Liquidation Preference, Series B Liquidation Preference or Adjusted Series C Liquidation Preference shall be a payment in redemption of the Series A Preferred Units, the Series B Preferred Units or the Series C Preferred Units, as applicable, such that, from and after payment of the full Series A Liquidation Preference, Series B Liquidation Preference or Adjusted Series C Liquidation Preference, any such Series A Preferred Unit, Series B Preferred Unit or Series C Preferred Unit, as applicable, shall thereafter be cancelled and no longer be Outstanding.

(b) If, in the event of any distribution or payment described in Section 16.4(a) above where the Partnership’s assets available for distribution to holders of the Outstanding Series A Preferred Units, Series B Preferred Units, Series C Preferred Units and any other Parity Securities are insufficient to satisfy the applicable Liquidation Preference for such Series A Preferred Units, Series B Preferred Units, Series C Preferred Units and Parity Securities, the Partnership’s then remaining assets or proceeds thereof legally available for distribution to unitholders of the Partnership shall be distributed among the holders of Outstanding Series A Preferred Units, Series B Preferred Units, Series C Preferred Units and such Parity Securities, as applicable, ratably on the basis of their relative aggregate Liquidation Preferences. To the extent that the Series A Holders, Series B Holders or Series C Holders receive a partial payment of their Series A Liquidation Preference, Series B Liquidation Preference or Adjusted Series C Liquidation Preference, as applicable, such partial payment shall reduce the Series A Liquidation

Preference of their Series A Preferred Units, the Series B Liquidation Preference of their Series B Preferred Units or the Adjusted Series C Liquidation Preference of their Series C Preferred Units, as applicable, but only to the extent of such amount paid.

(c) After payment of the applicable Liquidation Preference to the holders of the Outstanding Series A Preferred Units, Series B Preferred Units, Series C Preferred Units and any other Parity Securities, the Partnership’s remaining assets and funds shall be distributed among the holders of the Common Units and any other Junior Securities then Outstanding according to their respective rights and preferences.

Section 16.5 Voting Rights.

(a) Notwithstanding anything to the contrary in this Agreement, none of the Series A Preferred Units, the Series B Preferred Units or the Series C Preferred Units shall have any voting rights except as set forth in Section 13.3(d), this Section 16.5 or as otherwise provided by the Marshall Islands Act.

(b) In the event that six quarterly Series A Distributions, whether consecutive or not, are in arrears, the Series A Holders shall have the right, voting as a class together with holders of any other Parity Securities upon which like voting rights have been conferred and are exercisable, at a meeting of the General Partner called for such purpose within 30 days after receipt by the General Partner of a request by Series A Holders holding a majority of the Outstanding Series A Preferred Units, to elect one member of the Board of Directors of the General Partner, and the size of the Board of Directors of the General Partner shall be increased as needed to accommodate such change; provided, however, that such right of the Series A Holders shall not apply to the election of another director if (i) Series A Holders and holders of Parity Securities upon which like voting rights have been conferred, voting as a class, have previously elected a member of the Board of Directors of the General Partner and (ii) such director continues then to serve on the Board of Directors. Such right of such Series A Holders to elect a member of the Board of Directors of the General Partner shall continue until the Partnership pays in full, or declares and sets aside funds for the payment of, all Series A Distributions accumulated and in arrears on the Series A Preferred Units, at which time such right shall terminate, subject to the revesting of such right in the event of each and every subsequent failure to pay six quarterly Series A Distributions as described above in this Section 16.5(b). In the event that six quarterly Series B Distributions, whether consecutive or not, are in arrears, the Series B Holders shall have the right, voting as a class together with holders of any other Parity Securities upon which like voting rights have been conferred and are exercisable, at a meeting of the General Partner called for such purpose within 30 days after receipt by the General Partner of a request by Series B Holders holding a majority of the Outstanding Series B Preferred Units, to elect one member of the Board of Directors of the General Partner, and the size of the Board of Directors of the General Partner shall be increased as needed to accommodate such change; provided, however, that such right of the Series B Holders shall not apply to the election of another director if (i) Series B Holders and holders of Parity Securities upon which like voting rights have been conferred, voting as a class, have previously elected a member of the Board of Directors of the General Partner and (ii) such director continues then to serve on the Board of Directors. Such right of such Series B Holders to elect a member of the Board of Directors of the General Partner shall continue until the Partnership pays in full, or declares and sets aside funds for the payment of, all Series B Distributions accumulated and in arrears on the Series B Preferred Units, at which time such right shall terminate, subject to the revesting of such right in the event of each and every subsequent failure to pay six quarterly Series B Distributions as described above in this Section 16.5(b). Upon any termination of the right of the Series A Holders, the Series B Holders and, if applicable, holders of any other Parity Securities to vote as a class for such director, the term of office of the director then in office elected by such Series A Holders, Series B Holders and holders voting as a class shall terminate immediately. Any director elected by the Series A Holders, the Series B Holders and, if applicable, holders of any other Parity Securities shall be entitled to one vote on any matter before the Board of Directors of the General Partner.

(c)

(i) Unless the General Partner shall have received the affirmative vote or consent of the holders of at least 66 2/3% of the Outstanding Series A Preferred Units, voting as a separate class, the General Partner shall not adopt any amendment to this Agreement that would have a material adverse effect on the existing terms of the Series A Preferred Units. Unless the General Partner shall have received the affirmative vote or consent of the holders of at least 66 2/3% of the Outstanding Series B Preferred Units, voting as a separate class, the General Partner shall not adopt any amendment to this Agreement that would have a material adverse effect on the existing terms of the Series B Preferred Units. Unless the General Partner shall have received the affirmative vote or consent of the holders of at least 66 2/3% of the Outstanding Series C Preferred Units, voting as a separate class, the General Partner shall not adopt any amendment to this Agreement that would modify any terms of the Series C Preferred Units; provided, however, that following any listing of the Series C Preferred Units on a National Securities Exchange, such Series C Holder vote or consent shall only be required for any amendment to this Agreement that would have a material adverse effect on the then existing terms of the Series C Preferred Units.

(ii) Unless the General Partner shall have received the affirmative vote or consent of the holders of at least 66 2/3% of the Outstanding Series A Preferred Units, Series B Preferred Units and Series C Preferred Units, voting as a class together with holders of any other Parity Securities upon which like voting rights have been conferred and are exercisable, the Partnership shall not (x) issue any Parity Securities or Senior Securities if the cumulative distributions payable on Outstanding Series A Preferred Units, Series B Preferred Units or Series C Preferred Units are in arrears or (y) create or issue any Senior Securities. In addition, unless the General Partner shall have received the affirmative vote or consent of the holders of at least 66 2/3% of the Outstanding Series C Preferred Units, voting as a separate class, the Partnership shall not create or issue any Senior Securities.

(d) If any transaction representing a Change of Control is submitted to a vote of the Limited Partners for approval, the Series C Preferred Units will have such voting rights pursuant to this Agreement as such Series C Preferred Units would have if they were converted into Common Units, at the then-applicable Series C Conversion Ratio, and shall vote together with the Common Units as a single class on such matter.

(e) For any matter described in this Section 16.5 in which the Series A Holders, Series B Holders and/or Series C Holders are entitled to vote as a class (whether separately or together with the holders of any Parity Securities), such Series A Holders, Series B Holders or Series C Holders shall be entitled to one vote per Series A Preferred Unit, Series B Preferred Unit or Series C Preferred Unit, as applicable. Any Series A Preferred Units, Series B Preferred Units or Series C Preferred Units held by the Partnership or any of its subsidiaries or Affiliates shall not be entitled to vote.

Section 16.6 Optional Redemption.

The Partnership shall have the right at any time, and from time to time, on or after April 30, 2018 to redeem the Series A Preferred Units, in whole or in part, from any source of funds legally available for such purpose. Any such redemption shall occur on a date set by the General Partner (the “Series A Redemption Date”). The Partnership shall have the right at any time, and from time to time, on or after April 20, 2020 to redeem the Series B Preferred Units, in whole or in part, from any source of funds legally available for such purpose. Any such redemption shall occur on a date set by the General Partner (the “Series B Redemption Date”). The Partnership shall not give or cause to be given a Series A Redemption Notice or Series B Redemption Notice, or otherwise redeem, repurchase or acquire any Series A Preferred Units or Series B Preferred Units, unless the Partnership contemporaneously offers to repurchase a corresponding percentage of outstanding Series C Preferred Units for cash. Any such redemption shall occur on a date set by the General Partner no later than the Series A Redemption Date or Series B Redemption Date, as applicable (the “Series C Redemption Date”).

(a) The Partnership shall effect any such redemption by paying cash for each Series A Preferred Unit, Series B Preferred Unit or Series C Preferred Unit, as applicable, to be redeemed equal to (i) the Series A Liquidation Preference for such Series A Preferred Unit on such Series A Redemption Date (the “Series A Redemption Price”), (ii) the Series B Liquidation Preference for such Series B Preferred Unit on such Series B Redemption Date (the “Series B Redemption Price”) or (iii) the Stated Series C Liquidation Preference plus accrued but unpaid distributions for each Series C Preferred Unit on such Series C Redemption Date (the “Series C Redemption Price”). So long as the Series A Preferred Units or Series B Preferred Units to be redeemed are held of record by the nominee of the Depository, the Series A Redemption Price or Series B Redemption Price, as applicable, shall be paid by the Paying Agent to the Depository on the Series A Redemption Date or the Series B Redemption Date. The Series C Redemption Price shall initially be paid to the Transfer Agent in same-day funds on each Series C Redemption Date. At such time, if any, as the Series C Preferred Units are held of record by the nominee of the Depository, the Series C Redemption Price shall be paid to the Depository in same-day funds on the Series C Redemption Date.

(b) The Partnership shall give notice of any redemption by mail, postage prepaid, not less than 30 days and not more than 60 days before the scheduled Series A Redemption Date,

Series B Redemption Date or Series C Redemption Date, to the Series A Holders or Series B Holders, as applicable, and the Series C Holders (as of 5:00 p.m. New York City time on the Business Day next preceding the day on which notice is given) of any Series A Preferred Units or Series B Preferred Units to be redeemed, and any Series C Preferred Units redeemable, as such Series A Holders’, Series B Holders’ or Series C Holders’ names appear on the books of the Transfer Agent and at the address of such Series A Holders, Series B Holders or Series C Holders shown therein. Such notice (the “Series A Redemption Notice,” “Series B Redemption Notice,” or the “Series C Redemption Notice,” as applicable) shall state, as applicable: (1) the Series A Redemption Date, Series B Redemption Date or Series C Redemption Date, (2) the number of Series A Preferred Units, Series B Preferred Units or Series C Preferred Units redeemable or to be redeemed, as applicable, and, if less than all Outstanding Series A Preferred Units, Series B Preferred Units or Series C Preferred Units are redeemable or to be redeemed, as applicable, the number (and the identification) of Units redeemable or to be redeemed, as applicable, from such Series A Holder, Series B Holder or Series C Holder, (3) the Series A Redemption Price, Series B Redemption Price or Series C Redemption Price, (4) the place where the Series A Preferred Units, Series B Preferred Units or Series C Preferred Units are redeemable or to be redeemed, as applicable, and shall be presented and surrendered for payment of the Series A Redemption Price, Series B Redemption Price or Series C Redemption Price therefor and (5) that distributions on the Units to be redeemed shall cease to accumulate from and after such Series A Redemption Date, Series B Redemption Date or Series C Redemption Date.

(c) Upon receipt of the Series C Redemption Notice, one or more Series C Holders may elect, each in its own discretion, to have the Partnership redeem all, but not less than all, of the Series C Preferred Units which such Series C Holder is entitled to have redeemed for the Series C Redemption Price by providing written notice to the Partnership, in the form set forth as Exhibit E hereto (a “Series C Redemption Election”), setting forth the number of Series C Preferred Units such electing Series C Holder holds, together with such additional information as may be reasonably requested by the Transfer Agent; provided, however, that such delivery shall be made no later than ten (10) Business Days after receipt of the Series C Redemption Notice.

(d) If the Partnership elects to redeem less than all of the Outstanding Series A Preferred Units or Series B Preferred Units, as applicable, the number of Series A Preferred Units or Series B Preferred Units to be redeemed shall be determined by the General Partner, and such Series A Preferred Units or Series B Preferred Units shall be redeemed by such method of selection as the Depository shall determine either Pro Rata or by lot, with adjustments to avoid redemption of fractional Series A Preferred Units or Series B Preferred Units. The aggregate Series A Redemption Price or Series B Redemption Price for any such partial redemption of the Outstanding Series A Preferred Units or Series B Preferred Units shall be allocated correspondingly among the redeemed Series A Preferred Units or Series B Preferred Units, as applicable. The Series A Preferred Units or Series B Preferred Units not redeemed shall remain Outstanding and entitled to all the rights and preferences provided in this Article XVI. If the Partnership is required to redeem less than the aggregate number of the Series C Preferred Units for which Series C Redemption Elections have been delivered, such Series C Preferred Units shall be redeemed by such method of selection as the Transfer Agent or the Depository, as applicable, shall determine either Pro Rata or by lot amongst Series C Holders who have made such Series C Redemption Election, with adjustments to avoid redemption of fractional Series C Preferred Units. The aggregate Series C Redemption Price for any such partial redemption of the Outstanding Series C Preferred Units shall be allocated correspondingly among the redeemed Series C Preferred Units. The Series C Preferred Units not redeemed shall remain Outstanding and entitled to all the rights and preferences provided in this Article XVI.

(e) If the Partnership gives or causes to be given a Series A Redemption Notice, Series B Redemption Notice or Series C Redemption Notice, the Partnership shall deposit with the Paying Agent funds, sufficient to redeem the Series A Preferred Units or Series B Preferred Units, as applicable, as to which such Series A Redemption Notice or Series B Redemption Notice shall have been given, and the Series C Preferred Units as to which the Series C Redemption Elections have been received, if any, up to the number of Series C Preferred Units for which the Series C Redemption Notice shall have been given, no later than 5:00 p.m. New York City time on the Business Day immediately preceding the Series A Redemption Date or Series B Redemption Date, and the Series C Redemption Date, as applicable, and shall give the Paying Agent irrevocable instructions and authority to pay the Series A Redemption Price to the Series A Holders or the Series B Redemption Price to the Series B Holders, and the Series C Redemption Price to the Series C Holders, to be redeemed upon surrender or deemed surrender (which shall occur automatically if the Series C Preferred Units are held in book-entry form by the Transfer Agent or if the Certificate representing such Series A Preferred Units, Series B Preferred Units or Series C Preferred Units is issued in the name of the Depository or its nominee) of the Certificates therefor as set forth in the Series A Redemption Notice, Series B Redemption Notice or Series C Redemption Election, as applicable. If the Series A Redemption Notice or Series B Redemption Notice, and the Series C Redemption Notice shall have been given, from and after the Series A Redemption Date, Series B Redemption Date or Series C Redemption Date, as applicable, unless the Partnership defaults in providing funds sufficient for such redemption at the time and place specified for payment pursuant to the Series A Redemption Notice, Series B Redemption Notice or Series C Redemption Notice, all Series A Distributions on such Series A Preferred Units to be redeemed or Series B Distributions on such Series B Preferred Units to be redeemed, and all Series C Distributions on such Series C Preferred Units to be redeemed, shall cease to accumulate and all rights of holders of such Series A Preferred Units, Series B Preferred Units or Series C Preferred Units as Limited Partners with respect to such Series A Preferred Units, Series B Preferred Units or Series C Preferred Units to be redeemed shall cease, except the right to receive the Series A Redemption Price, Series B Redemption Price or Series C Redemption Price, as applicable, and such Series A Preferred Units, Series B Preferred Units or Series C Preferred Units shall not thereafter be transferred on the books of the Transfer Agent or be deemed to be Outstanding for any purpose whatsoever. The Partnership shall be entitled to receive from the Paying Agent the interest income, if any, earned on such funds deposited with the Paying Agent (to the extent that such interest income is not required to pay the Series A Redemption Price of the Series A Preferred Units, the Series B Redemption Price of the Series B Preferred Units or the Series C Redemption Price of the Series C Preferred Units, as applicable, to be redeemed), and the holders of any Series A Preferred Units, Series B Preferred Units or Series C Preferred Units so redeemed shall have no claim to any such interest income. Any funds deposited with the Paying Agent hereunder by the Partnership for any reason, including redemption of Series A Preferred Units, Series B Preferred Units or Series C Preferred Units, that remain unclaimed or unpaid after two years after the applicable Series A Redemption Date, Series B Redemption Date or Series C Redemption Date or other payment date, as applicable, shall be, to the extent permitted by law, repaid to the Partnership upon its written request, after which repayment the Series A Holders, Series B Holders or Series C Holders entitled to such redemption or other payment shall have recourse only to the Partnership. Notwithstanding any Series A Redemption Notice, Series B Redemption Notice or Series C Redemption Notice, there shall be no redemption of any Series A Preferred Units, Series B Preferred Units or Series C Preferred Units, as applicable, called or accepted for redemption, as applicable, until funds sufficient to pay the full Series A Redemption Price of such Series A Preferred Units, the full Series B Redemption Price of such Series B Preferred Units and the full Series C Redemption Price of such Series C Preferred Units shall have been deposited by the Partnership with the Paying Agent.

(f) Any Series A Preferred Units, Series B Preferred Units or Series C Preferred Units that are redeemed or otherwise acquired by the Partnership shall be canceled. If only a portion of the Series A Preferred Units, Series B Preferred Units or Series C Preferred Units represented by a Certificate shall have been called or accepted for redemption, as applicable, upon surrender of the Certificate to the Paying Agent (which shall occur automatically if the Series C Preferred Units are held in book-entry form by the Transfer Agent or if the Certificate representing such Series A Preferred Units, Series B Preferred Units or Series C Preferred Units is registered in the name of the Depository or its nominee), the Paying Agent shall issue to the Series A Holders, Series B Holders or Series C Holders, as applicable, a new Certificate (or adjust the applicable book-entry account) representing the number of Series A Preferred Units, Series B Preferred Units or Series C Preferred Units represented by the surrendered Certificate that have not been called or accepted for redemption.

(g) Notwithstanding anything to the contrary in this Article XVI, in the event that full cumulative distributions on the Series A Preferred Units, Series B Preferred Units, Series C Preferred Units and any other Parity Securities shall not have been paid or declared and set apart for payment, none of the Partnership, the General Partner or any Affiliate of the General Partner shall be permitted to repurchase, redeem or otherwise acquire, in whole or in part, any Series A Preferred Units, Series B Preferred Units, Series C Preferred Units or other Parity Securities except pursuant to a purchase or exchange offer made on the same terms to all Series A Holders, Series B Holders, Series C Holders and holders of any other Parity Securities. None of the Partnership, the General Partner or any Affiliate of the General Partner shall be permitted to redeem, repurchase or otherwise acquire any Common Units or any other Junior Securities unless full cumulative distributions on the Series A Preferred Units, Series B Preferred Units, Series C Preferred Units and any other Parity Securities for all prior and the then-ending Series A Distribution Periods, Series B Distribution Periods and Series C Distribution Periods shall have been paid or declared and set apart for payment.

Section 16.7 Rank.

The Series A Preferred Units, Series B Preferred Units and Series C Preferred Units shall each be deemed to rank:

(a) Senior to (i) the Common Units and (ii) any other class or series of Partnership Securities established after the Series A Original Issue Date by the General Partner, the terms of which class or series do not expressly provide that it is made senior to or on parity with the Series A Preferred Units, Series B Preferred Units or Series C Preferred Units as to distributions and distributions upon any Liquidation Event (collectively referred to with the Partnership’s Common Units as “Junior Securities”);

(b) On a parity with each other and with any other class or series of Partnership Securities established after the Series A Original Issue Date by the General Partner, the terms of which class or series are not expressly subordinated or senior to the Series A Preferred Units, Series B Preferred Units or Series C Preferred Units as to distributions and distributions upon any Liquidation Event (collectively referred to as “Parity Securities”); and

(c) Junior to any class or series of Partnership Securities established after the Series A Original Issue Date by the General Partner, the terms of which class or series expressly provide that it ranks senior to the Series A Preferred Units, Senior B Preferred Units and Series C Preferred Units as to distributions and distributions upon any Liquidation Event (collectively referred to as “Senior Securities”).

The Partnership may issue Junior Securities and, subject to any approvals required by Series A Holders, Series B Holders and/or Series C Holders pursuant to Section 16.5(c)(ii), Parity Securities from time to time in one or more classes or series without the consent of the Series A Holders, Series B Holders or Series C Holders, as applicable . The General Partner has the authority to determine the preferences, powers, qualifications, limitations, restrictions and special or relative rights or privileges, if any, of any such class or series before the issuance of any Partnership Securities of such class or series.

Section 16.8 Series C Preferred Unit Conversion.

(a) One or more Series C Holders may elect, each in its own discretion, (i) at any time on or after the 18-month anniversary of the Series C Original Issue Date, to convert all or any portion of the Series C Preferred Units held by such electing Series C Holder(s) in an aggregate amount equaling or exceeding $10 million (or such lesser amount if representing all remaining Series C Preferred Units held by any such electing Series C Holder) into Common Units, at the then-applicable Series C Conversion Ratio, subject to payment of any accrued but unpaid distributions to the date of conversion, or adjustment of the Series C Conversion Ratio, in accordance with Section 16.8(c), and (ii) in the event of a Change of Control and in accordance with Section 16.9(b)(i) or Section 16.9(c), to convert all, but not less than all, of the Series C Preferred Units held by such Series C Holder(s) into Common Units, at the then-applicable Series C Conversion Ratio, subject to payment of any accrued but unpaid distributions on such converted Series C Preferred Units to the date of conversion, or adjustment of the Series C Conversion Ratio, in accordance with Section 16.8(c), in each case, by delivery of: (A) written notice to the Partnership, in the form set forth as Exhibit F hereto, setting forth the number of Series C Preferred Units such electing Series C Holder holds and the number of Series C Preferred Units such Series C Holder is electing to convert, and (B) if such Series C Preferred Units are Certificated, a Series C Preferred Unit Certificate to the Transfer Agent representing an amount of Series C Preferred Units at least equal to the amount such Series C Holder is electing to convert (or an instruction letter to the Transfer Agent, if the Series C Preferred Units are in book-entry form, indicating the amount of Series C Preferred Units such Series C Holder is electing to convert), together with such additional information as may be reasonably requested by the Transfer Agent; provided, however, that with respect to any conversion pursuant to clause (ii) above, such delivery shall be made by the later of (x) the date three (3) Business Days after receipt of notice from the Partnership (the “Series C COC Notice”) of such proposed Change of Control and (y) the date 20 Business Days prior to the anticipated closing or effective date of such Change of Control (which anticipated closing or effective date shall be specified by the Partnership in such notice and shall be based on the Partnership’s reasonable best estimate of such anticipated closing or effective date at the time of providing such notice) (the “Series C COC Conversion Election”). The Series C COC Notice shall be in such form as determined by the Partnership and must be received by the Series C Holders no earlier than the public announcement of such potential Change of Control and no later than five (5) Business Days prior to the anticipated closing or effective date of such Change of Control. Upon delivery, such Series C COC Conversion Election shall be irrevocable unless (1) any material terms related to the Change of Control consideration are subsequently changed or (2) the expected closing or effective date of the Change of Control is delayed by more than 20 Business Days; provided, however that any Series C Holder that makes a Series C COC Conversion Election shall have until the later of (I) the date five (5) Business Days from receipt of notice from the Partnership of the occurrence of any of the events described in clause (1) or (2) above and (II) the date 20 Business Days prior to the new anticipated closing or effective date (which new anticipated closing or effective date shall be specified by the Partnership in such notice and shall be based on the Partnership’s reasonable best estimate of such new anticipated closing or effective date at the time of providing such notice) of any such Change of Control to provide notice to the Partnership that such Series C Holder is revoking its Series C COC Conversion Election, and if such notice is not provided within such period, the Series C COC Conversion Election previously provided shall be irrevocable. Thereafter, the Partnership shall take all such actions as are necessary or appropriate to complete such conversion in accordance with this Section 16.8, provided, however, that such conversion shall be effected (x) with respect to any conversion pursuant to clause (i) of the first sentence of this Section 16.8(a), prior to the tenth Business Day following the date of receipt by the Partnership and the Transfer Agent of notice of conversion and any Certificates or instructions, and any other documentation reasonably requested by the Partnership or the Transfer Agent, from the applicable Series C Holder(s) as set forth in this Section 16.8 or (y) with respect to any conversion pursuant to clause (ii) of the first sentence of this Section 16.8(a), at any time prior to the occurrence of the Change of Control, and conditioned upon completion thereof, and subject to the timely delivery of such notices, Certificates and/or instructions, as applicable, and any other documentation reasonably requested by the Partnership or the Transfer Agent. In the case of any Certificate representing Series C Preferred Units that are converted in part only, upon such conversion the Transfer Agent shall authenticate and deliver to the applicable Series C Holder thereof, at the expense of the Partnership, a new Certificate representing the number of Series C Preferred Units not so converted.

(b) At any time on or after the third anniversary of the Series C Original Issue Date, and provided that the average daily trading volume of the Common Units on the National Securities Exchange upon which such Common Units are listed or admitted to trading was at least 250,000 Common Units (subject to appropriate adjustments in accordance with Section 16.8(i)) for at least 20-trading days in a period of 30 consecutive trading days, if the VWAP for at least 20 trading days during such 30 consecutive-trading day period is greater than 150% of the Stated Series C Liquidation Preference, the General Partner, in its sole discretion, may cause the Partnership to cause all of the then Outstanding Series C Preferred Units to be automatically converted into Common Units, at the then-applicable Series C Conversion Ratio (the “Series C Mandatory Conversion Right”). In connection with any such conversion, the Partnership must also pay converting Series C Holders any accrued but unpaid distributions with respect to their Series C Preferred Units being converted to the Series C Mandatory Conversion Date, or adjust the Series C Conversion Ratio, in accordance with 16.8(c). To exercise the mandatory conversion right described in this Section 16.8(b), the Partnership shall deliver to each Series C Holder a written notice within five Business Days after the date on which the conditions described in the first sentence of this Section 16.8 are met and at least five Business Days prior to the Series C Mandatory Conversion Date. Such notice shall include, the conversion date selected by the Partnership, which shall not be more than 10 Business Days after the date of the notice (the “Series C Mandatory Conversion Date”), and the then-applicable Series C Conversion Ratio. Immediately as of the close of business on the Series C Mandatory Conversion Date, all of the Series C Preferred Units to be converted shall automatically convert into Common Units, at the then-applicable Series C Conversion Ratio, and the Partnership shall pay converting Series C Holders any accrued but unpaid distributions, with respect to their Series C Preferred Units being converted, to the Series C Mandatory Conversion Date, or adjust the Series C Conversion Ratio, in accordance with Section 16.8(c).

(c) The Partnership shall make a cash payment to any Series C Holder with respect to any Series C Preferred Units converted pursuant to this Section 16.8 to account for any accrued but unpaid distributions on such Series C Preferred Units as of the date of such conversion; provided, however, that in satisfaction of the payment of any accrued but unpaid distributions, the General Partner may elect, in its sole discretion, to cause the Partnership to adjust the Series C Conversion Ratio with respect to such Series C Preferred Units being converted, such that the number of Series C Preferred Units converted pursuant to this Section 16.8 includes a number of additional Common Units equal to the quotient of (i) the aggregate dollar amount of any accrued but unpaid distributions as of the date of such conversion with respect to such Series C Preferred Units for which the adjustment to the Series C Conversion Ratio is to be made pursuant to this Section 16.8(c) divided by (ii) the closing price of a Common Unit on the National Securities Exchange on which the Common Units are listed or admitted to trading on the second trading day immediately prior to the date of conversion.

(d) No fractional Common Units will be issued upon conversion of Series C Preferred Units pursuant to this Section 16.8. In lieu of any fractional Common Units otherwise issuable in respect of the aggregate number of Series C Preferred Units of any Series C Holder that are converted, such Series C Holder will be entitled to receive an amount in cash (computed to the nearest cent) equal to the product of (i) such fraction of a Common Unit (calculated to five decimal places) multiplied by (ii) the closing price of a Common Unit on the National Securities Exchange on which the Common Units are listed or admitted to trading on the second trading day immediately prior to the date of conversion. Notwithstanding the foregoing, the Partnership may elect to round up the number of Common Units to be delivered upon conversion to the next highest whole number of Common Units in lieu of making such cash payment. If more than one Series C Preferred Unit is surrendered for conversion at one time by the same Series C Holder, the number of full Common Units issuable upon conversion thereof shall be computed on the basis of the aggregate number of Series C Preferred Units so surrendered.

(e) Upon conversion of Series C Preferred Units pursuant to this Section 16.8, (i) distributions will cease to accrue on the converted Series C Preferred Units and all rights of holders of the converted Series C Preferred Units as Limited Partners with respect to such Series C Preferred Units shall cease; provided, however, that such holder shall (A) retain the right to receive, as set forth in this Section 16.8, the Common Units issuable upon conversion of the converted Series C Preferred Units, any accrued but unpaid distributions (to the extent not paid by way of additional Common Units pursuant to the provision in Section 16.8(c)) prior to the conversion date in accordance with Section 16.8(c), and any cash in lieu of fractional Common Units and (B) not lose or relinquish any claims or rights of action such holder may then or thereafter have as a result of such holder’s ownership of the converted Series C Preferred Units and (ii) such holder shall be a Limited Partner with respect to the Common Units issued upon such conversion and have the rights of a holder of Common Units under this Agreement with respect to such Common Units. Prior to such conversion, such holder shall have no rights with respect to such Common Units, including, any rights to distributions or to vote. Each Series C Preferred Unit shall, upon its conversion, be deemed to be transferred to, and cancelled by, the Partnership in exchange for the issuance of the Common Unit(s) into which such Series C Preferred Unit converted.

(f) The Partnership shall pay any documentary, stamp or similar issue or transfer taxes or duties relating to the issuance or delivery of Common Units upon conversion of the Series C Preferred Units; provided, however, that the Series C Holder shall pay any tax or duty which may be payable relating to any transfer involving the issuance or delivery of Common Units in a name other than the holder’s name. The Transfer Agent may refuse to deliver the Certificate representing Common Units (or make a notation of book entry) in connection with Common Units being issued in a name other than the holder’s name until the Transfer Agent receives a sum sufficient to pay any tax or duties due because the Common Units are to be issued in a name other than the holder’s name. Nothing herein shall preclude any tax withholding required by law or regulation; provided that, the Partnership shall use commercially reasonable efforts to notify the Series C Holders at least five (5) Business Days prior to any withholding with respect to any payments to be made to the Series C Holders.

(g) The Partnership shall keep free from preemptive rights a sufficient number of Common Units to permit the conversion of all outstanding Series C Preferred Units into Common Units to the extent provided in, and in accordance with, this Section 16.8.

(h) All Common Units delivered upon conversion of the Series C Preferred Units in accordance with this Section 16.8 shall be (i) newly issued, (ii) fully paid and non-assessable Limited Partner Interests in the Partnership, except as such non-assessability may be affected by the Marshall Islands Act, and shall be free from preemptive rights and free of any lien, claim, rights or encumbrances, other than those arising under the Marshall Islands Act, this Agreement or applicable securities laws and (iii) with respect to Common Units delivered upon a conversion in accordance with Section 16.8(b), registered for public resale under the Securities Act, pursuant to an effective registration statement that is then available for the resale of such Common Units, subject to the obligations of the Series C Holders to provide all information required under the terms of the Registration Rights Agreement.

(i) If, after the Series C Original Issue Date, the Partnership (i) makes a distribution on its Common Units in Common Units, (ii) subdivides or splits its outstanding Common Units into a greater number of Common Units, (iii) combines or reclassifies its Common Units into a smaller number of Common Units or (iv) issues by reclassification of its Common Units any Partnership Interests (including any reclassification in connection with a merger, consolidation or business combination in which the Partnership is the surviving Person), then the Series C Conversion Ratio in effect at the time of the Record Date for such distribution or of the effective date of such subdivision, split, combination, or reclassification shall be proportionately adjusted (calculated to five decimal places) so that the conversion of the Series C Preferred Units after such time shall entitle the holder to receive the aggregate number of Common Units (or any Partnership Interests into which such Common Units would have been combined, consolidated, merged or reclassified pursuant to clause (iv) above) that such holder would have been entitled to receive if the Series C Preferred Units had been converted into Common Units immediately prior to such Record Date or effective date, as the case may be, and in the case of a merger, consolidation or business combination in which the Partnership is the surviving Person, the Partnership shall provide effective provisions to ensure that the provisions in this Article XVI relating to the Series C Preferred Units shall not be adversely abridged or amended and that the Series C Preferred Units shall thereafter retain substantially the same powers, preferences and relative participating, optional and other special rights, and the qualifications, limitations and restrictions thereon, that the Series C Preferred Units had immediately prior to such transaction or event. An adjustment made pursuant to this Section 16.8(i) shall become effective immediately after the Record Date in the case of a distribution and shall become effective immediately after the effective date in the case of a subdivision, split, combination or reclassification (including any reclassification in connection with a merger, consolidation or business combination in which the Partnership is the surviving Person). Such adjustment shall be made successively whenever any event described above shall occur.

Section 16.9 Series C Preferred Rights Upon Change of Control.

(a) Change of Control Redemptions

(i) Subject to the Series C Mandatory Conversion Right and Section 16.6(f), in the event of a Cash COC Event, each Series C Holder may, at its sole election, (x) convert all, but not less than all, of the Series C Preferred Units held by such Series C Holder into Common Units pursuant to Section 16.8(a); provided, however, that each Series C Holder’s conversion right pursuant to this Section 16.9(a)(i)(x) shall be subject to all of such Common Units issued upon conversion of such Series C Preferred Units being purchased in such Cash COC Event, or (y) require the Partnership to redeem each then Outstanding Series C Preferred Unit for an amount in cash equal to the Series C COC Redemption Price (such redemption event, a “Series C Cash COC Redemption”).

(ii) Subject to the Series C Mandatory Conversion Right and Section 16.6(f), if in connection with a Non-Cash COC Event, a Series C Holder elects, pursuant to Section 16.9(b)(iv), to require the Partnership to redeem all of such Series C Holder’s Series C Preferred Units, the Partnership shall redeem each such Series C Preferred Unit for an amount in cash equal to the Series C COC Redemption Price.

(iii) Any redemption pursuant to either subclause (i) or (ii) of this Section 16.9(a) shall occur on the closing or effective date of such Cash COC Event or Non-Cash COC Event, as applicable (the “Series C COC Redemption Date”), provided that the Series C Holder has delivered: (A) written notice to the Partnership, in the form set forth as Exhibit G hereto, and (B) if such Series C Preferred Units are Certificated, a Series C Preferred Unit Certificate to the Transfer Agent (or an instruction letter to the Transfer Agent, if the Series C Preferred Units are in book-entry form), together with such additional information as may be reasonably requested by the Transfer Agent; provided, however, that such delivery shall be made by the later of (x) the date three (3) Business Days after receipt of a Series C COC Notice from the Partnership and (y) the date 20 Business Days prior to the anticipated closing or effective date of such Change of Control (which anticipated closing or effective date shall be specified by the Partnership in such notice and shall be based on the Partnership’s reasonable best estimate of such anticipated closing or effective date at the time of providing such notice) (the “Series C COC Redemption Election”). The Series C COC Notice shall be in such form as determined by the Partnership and must be received by the Series C Holders no earlier than the public announcement of such potential Change of Control and no later than five (5) Business Days prior to the anticipated closing or effective date of such Change of Control. Upon delivery, such Series C COC Redemption Election shall be irrevocable unless (1) any material terms related to the Change of Control consideration are subsequently changed or (2) the expected closing or effective date of the Change of Control is delayed by more than 20 Business Days; provided, however that any Series C Holder that makes a Series C COC Redemption Election shall have until the later of (I) the date five Business Days from receipt of notice from the Partnership of the occurrence of any of the events described in clause (1) or (2) above and (II) the date 20 Business Days prior to the new anticipated closing or effective date (which new anticipated closing or effective date shall be specified by the Partnership in such notice and shall be based on the Partnership’s reasonable best estimate of such new anticipated closing or effective date at the time of providing such notice) of any such Change of Control to provide notice to the Partnership that such Series C Holder is revoking its Series C COC Redemption Election, and if such notice is not provided within such period, the Series C COC Redemption Election previously provided shall be irrevocable.

(iv) If the Series C Preferred Units to be redeemed pursuant to either subclause (i) or (ii) of this Section 16.9(a) are held of record by the nominee of the Depository, the Series C COC Redemption Price shall be paid by the Paying Agent to the Depository on the applicable Series C COC Redemption Date. If the Series C Preferred Units to be redeemed pursuant to either subclause (i) or (ii) of this Section 16.9(a) are not held of record by the nominee of the Depository, the Series C COC Redemption Price shall be paid by the Paying Agent to the Transfer Agent for distribution to the Series C Holders on the applicable Series C COC Redemption Date. The Partnership shall deposit with the Paying Agent funds sufficient to redeem the applicable Series C Preferred Units no later than 5:00 p.m. New York City time on the Business Day immediately preceding the Series C COC Redemption Date, and shall give the Paying Agent irrevocable instructions and authority to pay the Series C COC Redemption Price to the Series C Holders of the Series C Preferred Units to be redeemed upon surrender or deemed surrender (which shall occur automatically if the Series C Preferred Units are held in book-entry form by the Transfer Agent or if the Certificate representing such Series C Preferred Units is issued in the name of the Depository or its nominee) of the Certificates therefor. From and after the Series C COC Redemption Date, unless the Partnership defaults in providing funds sufficient for such redemption as specified in this Section 16.9(a)(iii), all Series C Distributions on the Series C Preferred Units to be redeemed shall cease to accumulate and all rights of holders of the Series C Preferred Units as Limited Partners with respect to such Series C Preferred Units shall cease, except the right to receive the Series C COC Redemption Price and Series C Preferred Units to be redeemed shall not thereafter be transferred on the books of the Transfer Agent or be deemed to be Outstanding for any purpose whatsoever. The Partnership shall be entitled to receive from the Paying Agent the interest income, if any, earned on such funds deposited with the Paying Agent (to the extent that such interest income is not required to pay the Series C COC Redemption Price of the Series C Preferred Units to be redeemed), and the holders of any Series C Preferred Units so redeemed shall have no claim to any such interest income. Any funds deposited with the Paying Agent hereunder by the Partnership for any reason, including redemption of Series C Preferred Units, that remain unclaimed or unpaid after two years after the applicable Series C COC Redemption Date or other payment date, as applicable, shall be, to the extent permitted by law, repaid to the Partnership upon its written request, after which repayment the Series C Holders entitled to such redemption or other payment shall have recourse only to the Partnership. Any Series C Preferred Units that are redeemed or otherwise acquired by the Partnership shall be canceled.

(b) Subject to the Series C Mandatory Conversion Right, if a Non-Cash COC Event occurs, then each Series C Holder may, at its sole election:

(i) convert all, but not less than all, of the Series C Preferred Units held by such Series C Holder into Common Units pursuant to Section 16.8(a);

(ii) if the Partnership is not the surviving entity of a Non-Cash COC Event, then the Partnership shall use commercially reasonable efforts to deliver or to cause to be delivered to the Series C Holders, in exchange for their Series C Preferred Units upon such Non-Cash COC Event, a security in the surviving entity that has substantially similar terms, including with respect to economics and structural protections, as the Series C Preferred Units (a “Mirror Security Request”);

(iii) if the Partnership is the surviving Person of such Non-Cash COC Event, continue to hold Series C Preferred Units; or

(iv) require the Partnership to redeem (a “Series C Non-Cash COC Redemption”) for cash all the Series C Preferred Units held by such Series C Holder in accordance with subclauses (ii) and (iii) of Section 16.9(a).

(c) Notwithstanding anything to the contrary, the Partnership’s obligations to redeem any Series C Preferred Units in cash pursuant to this Agreement is subject to such redemption not breaching or violating, or resulting in the breach or violation of, any terms of the Partnership’s credit facilities, indentures or other debt instruments. In the event (i) that the Partnership engages in any Change of Control transaction at such time as the Partnership has insufficient funds available to effect a Series C Non-Cash COC Redemption or Series C Cash COC Redemption, as well as any payments necessary to permit such redemption under Section 16.6(f) or (ii) the Partnership is not able to complete a Mirror Security Request of any Series C Holder, each Series C Holder shall be entitled to (x) take any action otherwise permitted by clause (i), (ii), (iii) or (iv) of Section 16.9(b) (as applicable), or (y) convert each Series C Preferred Unit held by such Series C Holder immediately prior to such Change of Control into a number of Common Units equal to, if such Change of Control occurs:

(i) prior to the third anniversary of the Series C Original Issue Date, the quotient of (a) (i) 150% multiplied by the Stated Series C Liquidation Preference plus accrued and unpaid distributions as of the effective date of the conversion with respect to each Series C Preferred Unit held by such electing Series C Holder less (ii) the sum of all cash distributions paid as of the effective date of the conversion with respect to such Series C Preferred Unit held by such electing Series C Holder on or prior to the date of the Change of Control, divided by (b) the VWAP Price for the 10 consecutive trading days ending immediately prior to the date of the closing of such Change of Control, or

(ii) after the third anniversary of the Series C Original Issue Date, the quotient of (a) (i) 150% multiplied by the Stated Series C Liquidation Preference plus accrued and unpaid distributions as of the effective date of the conversion with respect to each Series C Preferred Unit held by such electing Series C Holder less (ii) the sum of all cash distributions paid as of the effective date of the conversion with respect to such Series C Preferred Unit held by such electing Series C Holder during the three year period following the Series C Original Issue Date, divided by (b) the VWAP Price for the 10 consecutive trading days ending immediately prior to the date of the closing of such Change of Control.

Section 16.10 Series C Preferred Unit Legends and Transfer Restrictions.

(a) The Series C Preferred Units shall be evidenced by Certificates or by book-entry accounts maintained by the Transfer Agent and shall bear restrictive legends in substantially the following forms:

“THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS. THESE SECURITIES MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH ACT OR PURSUANT TO AN EXEMPTION FROM REGISTRATION THEREUNDER AND, IN THE CASE OF A TRANSACTION EXEMPT FROM REGISTRATION, UNLESS SOLD PURSUANT TO RULE 144 UNDER SUCH ACT OR THE ISSUER HAS RECEIVED DOCUMENTATION REASONABLY SATISFACTORY TO IT THAT SUCH TRANSACTION DOES NOT REQUIRE REGISTRATION UNDER SUCH ACT.”

“THIS SECURITY IS SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER SET FORTH IN THE SERIES C PREFERRED UNIT PURCHASE AGREEMENT, DATED AS OF JUNE 30, 2015, BY AND BETWEEN THE PARTNERSHIP AND THE UNIT PURCHASERS PARTY THERETO, A COPY OF WHICH MAY BE OBTAINED FROM THE PARTNERSHIP AT ITS PRINCIPAL EXECUTIVE OFFICES.”

(b) Without the prior written consent of the Partnership, Series C Holders may not offer, sell, contract to sell, pledge or otherwise dispose of (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) (each, for purposes of this Section 16.10, a “disposition”) by such Series C Holder or any Affiliate of such Series C Holder or any Person in privity with such Series C Holder or any Affiliate of such Series C Holder), directly or indirectly, any Series C Preferred Units or interest therein during the period beginning on the Series C Original Issue Date (or, for any subsequently issued and newly Outstanding Series C Preferred Units, the issuance date of such Units) and ending on the first anniversary of the Series C Original Issue Date (or, for any subsequently issued and newly Outstanding Series C Preferred Units, the first anniversary of the issuance date of such Units) (the “Series C Restricted Period”); provided, however, that, notwithstanding the foregoing, such Series C Holder may, subject to compliance with applicable securities laws, effect a disposition of Series C Preferred Units or any interest therein to any Affiliate thereof or another Series C Holder during the Series C Restricted Period without the prior consent of the Partnership if any such transferee agrees to be bound by the terms of this Section 16.10(b) with respect to any subsequent disposition of any Series C Preferred Units or any interest therein. Following the Series C Restricted Period, the Series C Holders may, without the prior consent of the

Partnership, effect a disposition of Series C Preferred Units or interests therein subject to compliance with applicable securities laws and (x) pursuant to any transaction on the New York Stock Exchange or another National Securities Exchange, if any, on which the Series C Preferred Units are listed at such time subject to compliance with applicable securities laws or (y) subject to compliance with applicable securities laws, pursuant to any other transaction other than to any Person that (i) is an operating company (and not a financial institution), or an Affiliate of such company, and (ii) engages in the offshore energy business or otherwise provides similar services or engages in similar business as the Partnership at any time during the 12 months preceding the proposed disposition. The Partnership may not waive any or all of the provisions of this Section 16.10(b) with respect to less than all of the Series C Holders.

(c) In connection with a sale of the Series C Preferred Units or any Common Units into which such Series C Preferred Units have been converted by a Series C Holder in reliance on Rule 144, the applicable Series C Holder or its broker shall deliver to the Transfer Agent and the Partnership a broker representation letter providing to the Transfer Agent and the Partnership any information the Partnership deems necessary to determine that the sale of the Series C Preferred Units or Common Units is made in compliance with Rule 144, including, as may be appropriate, a certification that the Series C Holder is not an Affiliate of the Partnership and regarding the length of time the Series C Preferred Units or Common Units have been held. Upon receipt of such representation letter and any other such information, and, with respect to Series C Preferred Units, provided the Series C Preferred Units are then permitted to be transferred pursuant to Section 16.10(b), the Partnership shall promptly direct the Transfer Agent to remove the notation of a restrictive legend in such Series C Holder’s book-entry account maintained by the Transfer Agent, including the legends referred to in Section 16.10(a), and the Partnership shall bear all costs associated therewith. After a registration statement under the Securities Act permitting the public resale of the Series C Preferred Units or any Common Units issuable upon conversion of the Series C Preferred Units has become effective or any Series C Holder or its permitted assigns have held the Series C Preferred Units or any Common Units issued upon conversion of the Series C Preferred Units for one year, and, with respect to Series C Preferred Units, provided the Series C Preferred Units are then permitted to be transferred pursuant to Section 16.10(b), if the book-entry account of such Series C Preferred Units or Common Units issued conversion of the Series C Preferred Units still bears the notation of the restrictive legends referred to in Section 16.10(a), the Partnership agrees, upon request of the Series C Holder or permitted assignee, to take all steps necessary to promptly effect the removal of the legends described in Section 16.10(a) from the Series C Preferred Units or Common Units issuable upon conversion of the Series C Preferred Units, and the Partnership shall bear all costs associated therewith, regardless of whether the request is made in connection with a sale or otherwise, so long as such Purchaser or its permitted assigns provide to the Partnership any information the Partnership deems reasonably necessary to determine that the legends are no longer required under the Securities Act or applicable state laws, including (if there is no such registration statement) a certification that the holder is not an Affiliate of the Partnership (and a covenant to inform the Partnership if it should thereafter become an Affiliate and to consent to the notation of an appropriate restriction) and regarding the length of time the Series C Preferred Units or Common Units have been held.

Section 16.11 Listing of Series C Preferred Units

If, at any time after eighteen months following the Series C Original Issue Date, Series C Holders holding at least 50% of the Series C Preferred Units request that the Partnership list the Series C Preferred Units on a National Securities Exchange, the Partnership shall promptly use commercially reasonable efforts to cause the Series C Preferred Units to be listed on the same National Securities Exchange as either the Series A Preferred Units or the Series B Preferred Units, or if neither the Series A Preferred Units or the Series B Preferred Units are listed on a National Securities Exchange, any National Securities Exchange; provided, however, that any such listing shall be subject to the Series C Preferred Units qualifying for such listing and the Partnership shall be under no obligation under this Section 16.11 with respect to the satisfaction of listing criteria relating to the number of holders of Series C Preferred Units, the public float or market value of the Series C Preferred Units or the satisfaction of Partnership-based financial standards.

Section 16.12 No Sinking Fund.

None of the Series A Preferred Units, the Series B Preferred Units or the Series C Preferred Units shall have the benefit of any sinking fund.

Section 16.13 Record Holders.

To the fullest extent permitted by applicable law, the General Partner, Partnership, the Registrar, the Transfer Agent and the Paying Agent may deem and treat any Series A Holder, Series B Holder and Series C Holder as the true, lawful and absolute owner of the applicable Series A Preferred Units, Series B Preferred Units or Series C Preferred Units for all purposes, and neither the General Partner, the Partnership nor the Registrar, the Transfer Agent or the Paying Agent shall be affected by any notice to the contrary.

Section 16.14 Notices.

All notices or communications in respect of the Series A Preferred Units, Series B Preferred Units or Series C Units shall be sufficiently given if given in writing and delivered in person or by first class mail, postage prepaid, or if given in such other manner as may be permitted in this Article XVI, this Agreement or by applicable law.

Section 16.15 Other Rights; Fiduciary Duties.

None of the Series A Preferred Units, the Series B Preferred Units or the Series C Preferred Units shall have any voting powers, preferences or relative, participating, optional or other special rights, or qualifications, limitations or restrictions thereof, other than as set forth in this Article XVI or as provided by applicable law. Notwithstanding anything to the contrary in this Agreement, but subject to Section 7.9(c) and without reference to the definition of “good faith” in Section 7.9(b), neither the General Partner nor any other Indemnitee shall owe any fiduciary duties to Series A Holders, Series B Holders or Series C Holders, other than a contractual duty of good faith and fair dealing.

ARTICLE XVII

GENERAL PROVISIONS

Section 17.1 Addresses and Notices.

Any notice, demand, request, report or proxy materials required or permitted to be given or made to a Partner under this Agreement shall be in writing and shall be deemed given or made when delivered in person or when sent by first class United States mail or by other means of written communication to the Partner at the address described below. Any notice, payment or report to be given or made to a Partner hereunder shall be deemed conclusively to have been given or made, and the obligation to give such notice or report or to make such payment shall be deemed conclusively to have been fully satisfied, upon sending of such notice, payment or report to the Record Holder of such Partnership Securities at his address as shown on the records of the Transfer Agent or as otherwise shown on the records of the Partnership, regardless of any claim of any Person who may have an interest in such Partnership Securities by reason of any assignment or otherwise. An affidavit or certificate of making of any notice, payment or report in accordance with the provisions of this Section 17.1 executed by the General Partner, the Transfer Agent or the mailing organization shall be prima facie evidence of the giving or making of such notice, payment or report. If any notice, payment or report addressed to a Record Holder at the address of such Record Holder appearing on the books and records of the Transfer Agent or the Partnership is returned by the United States Postal Service marked to indicate that the United States Postal Service is unable to deliver it, such notice, payment or report and any subsequent notices, payments and reports shall be deemed to have been duly given or made without further mailing (until such time as such Record Holder or another Person notifies the Transfer Agent or the Partnership of a change in his address) if they are available for the Partner at the principal office of the Partnership for a period of one year from the date of the giving or making of such notice, payment or report to the other Partners. Any notice to the Partnership shall be deemed given if received by the General Partner at the principal office of the Partnership designated pursuant to Section 2.3. The General Partner may rely and shall be protected in relying on any notice or other document from a Partner or other Person if believed by it to be genuine.

Section 17.2 Further Action.

The parties shall execute and deliver all documents, provide all information and take or refrain from taking action as may be necessary or appropriate to achieve the purposes of this Agreement.

Section 17.3 Binding Effect.

This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors, legal representatives and permitted assigns.

Section 17.4 Integration.

This Agreement constitutes the entire agreement among the parties hereto pertaining to the subject matter hereof and supersedes all prior agreements and understandings pertaining thereto, including the Prior Agreement.

Section 17.5 Creditors.

None of the provisions of this Agreement shall be for the benefit of, or shall be enforceable by, any creditor of the Partnership.

Section 17.6 Waiver.

No failure by any party to insist upon the strict performance of any covenant, duty, agreement or condition of this Agreement or to exercise any right or remedy consequent upon a breach thereof shall constitute waiver of any such breach of any other covenant, duty, agreement or condition.

Section 17.7 Counterparts.

This Agreement may be executed in counterparts, all of which together shall constitute an agreement binding on all the parties hereto, notwithstanding that all such parties are not signatories to the original or the same counterpart. Each party shall become bound by this Agreement immediately upon affixing its signature hereto or, in the case of a Person acquiring a Limited Partner Interest, pursuant to Section 10.2(a) without execution hereof.

Section 17.8 Applicable Law.

This Agreement shall be construed in accordance with and governed by the laws of the Marshall Islands, without regard to the principles of conflicts of law.

Section 17.9 Invalidity of Provisions.

If any provision of this Agreement is or becomes invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not be affected thereby.

Section 17.10 Consent of Partners.

Each Partner hereby expressly consents and agrees that, whenever in this Agreement it is specified that an action may be taken upon the affirmative vote or consent of less than all of the Partners, such action may be so taken upon the concurrence of less than all of the Partners and each Partner shall be bound by the results of such action.

Section 17.11 Facsimile Signatures.

The use of facsimile signatures affixed in the name and on behalf of the transfer agent and registrar of the Partnership on Certificates representing Common Units and Preferred Units is expressly permitted by this Agreement.

Section 17.12 Third-Party Beneficiaries.

Each Partner agrees that any Indemnitee shall be entitled to assert rights and remedies hereunder as a third-party beneficiary hereto with respect to those provisions of this Agreement affording a right, benefit or privilege to such Indemnitee.

[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have executed this Fourth Amended and Restated Agreement of Limited Partnership as of the date first written above.

GENERAL PARTNER:

Teekay Offshore GP L.L.C.

By:	/s/ Peter Evensen
Name: Peter Evensen
Title: Chief Executive Officer and Chief Financial Officer

ORGANIZATIONAL LIMITED PARTNER:

Teekay Corporation

By:	/s/ Peter Evensen
Name: Peter Evensen
Title: Chief Executive Officer

LIMITED PARTNERS:

All Limited Partners now and hereafter admitted as Limited Partners of the Partnership, pursuant to powers of attorney now and hereafter executed in favor of, and granted and delivered to the General Partner.

Teekay Offshore GP L.L.C.

By:	/s/ Peter Evensen
Name: Peter Evensen
Title: Chief Executive Officer and Chief Financial Officer

ACKNOWLEDGED AND AGREED FOR PURPOSES OF SECTION 16.5(b):

Teekay Corporation

By:	/s/ Peter Evensen
Name: Peter Evensen
Title: Chief Executive Officer

EXHIBIT A

to the Fourth Amended and Restated

Agreement of Limited Partnership of

Teekay Offshore Partners L.P.

Certificate Evidencing Common Units

Representing Limited Partner Interests in

Teekay Offshore Partners L.P.

No.	Common Units

In accordance with Section 4.1 of the Fourth Amended and Restated Agreement of Limited Partnership of Teekay Offshore Partners L.P., as amended, supplemented or restated from time to time (the “Partnership Agreement”), Teekay Offshore Partners L.P., a Marshall Islands limited partnership (the “Partnership”), hereby certifies that                  (the “Holder”) is the registered owner of Common Units representing limited partner interests in the Partnership (the “Common Units”) transferable on the books of the Partnership, in person or by duly authorized attorney, upon surrender of this Certificate properly endorsed. The rights, preferences and limitations of the Common Units are set forth in, and this Certificate and the Common Units represented hereby are issued and shall in all respects be subject to the terms and provisions of, the Partnership Agreement. Copies of the Partnership Agreement are on file at, and will be furnished without charge on delivery of written request to the Partnership at, the principal office of the Partnership located at 4th Floor, Belvedere Building, 69 Pitts Bay Road, Hamilton, HM 08, Bermuda. Capitalized terms used herein but not defined shall have the meanings given them in the Partnership Agreement.

The Holder, by accepting this Certificate, is deemed to have (i) requested admission as, and agreed to become, a Limited Partner and to have agreed to comply with and be bound by and to have executed the Partnership Agreement, (ii) represented and warranted that the Holder has all right, power and authority and, if an individual, the capacity necessary to enter into the Partnership Agreement, (iii) granted the powers of attorney provided for in the Partnership Agreement and (iv) made the waivers and given the consents and approvals contained in the Partnership Agreement.

This Certificate shall not be valid for any purpose unless it has been countersigned and registered by the Transfer Agent and Registrar.

Dated:	Teekay Offshore Partners L.P.

Countersigned and Registered by:	By:	Teekay Offshore GP L.L.C., its General Partner

By:
as Transfer Agent and Registrar		Title:

By:	By:
Authorized Signature		Secretary

A-1

[Reverse of Certificate]

ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as follows according to applicable laws or regulations:

TEN COM	—	as tenants in common	UNIF GIFT/TRANSFERS MIN ACT
Custodian
			(Cust)	(Minor)
TEN ENT	—	as tenants by the entireties	under Uniform Gifts /Transfers to CD Minors Act (State)
JT TEN	—	as joint tenants with right of survivorship and not as tenants in common

Additional abbreviations, though not in the above list, may also be used.

ASSIGNMENT OF COMMON UNITS

in

TEEKAY OFFSHORE PARTNERS L.P.

FOR VALUE RECEIVED,                                  hereby assigns, conveys, sells and transfers unto

(Please insert Social Security or other identifying number of Assignee)
(Please print or typewrite name and address of Assignee)

                     Common Units representing limited partner interests evidenced by this Certificate, subject to the Partnership Agreement, and does hereby irrevocably constitute and appoint                          as its attorney-in-fact with full power of substitution to transfer the same on the books of the Partnership.

Date:	NOTE:	The signature to any endorsement hereon must correspond with the name as written upon the face of this Certificate in every particular, without alteration, enlargement or change.
THE SIGNATURE(S) MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO S.E.C. RULE 17Ad-15
(Signature)

(Signature)

No transfer of the Common Units evidenced hereby will be registered on the books of the Partnership, unless the Certificate evidencing the Common Units to be transferred is surrendered for registration or transfer.

A-2

EXHIBIT B

to the Fourth Amended and Restated

Agreement of Limited Partnership of

Teekay Offshore Partners L.P.

Certificate Evidencing Series A Cumulative

Redeemable Preferred Units

Representing Limited Partner Interests in

Teekay Offshore Partners L.P.

No.	Series A Preferred Units

In accordance with Section 4.1 of the Fourth Amended and Restated Agreement of Limited Partnership of Teekay Offshore Partners L.P., as amended, supplemented or restated from time to time (the “Partnership Agreement”), Teekay Offshore Partners L.P., a Marshall Islands limited partnership (the “Partnership”), hereby certifies that                  (the “Holder”) is the registered owner of 7.25% Series A Cumulative Redeemable Preferred Units representing limited partner interests in the Partnership (the “Series A Preferred Units”) transferable on the books of the Partnership, in person or by duly authorized attorney, upon surrender of this Certificate properly endorsed. The rights, preferences and limitations of the Series A Preferred Units are set forth in, and this Certificate and the Series A Preferred Units represented hereby are issued and shall in all respects be subject to the terms and provisions of, the Partnership Agreement. Copies of the Partnership Agreement are on file at, and will be furnished without charge on delivery of written request to the Partnership at, the principal office of the Partnership located at 4th Floor, Belvedere Building, 69 Pitts Bay Road, Hamilton, HM 08, Bermuda. Capitalized terms used herein but not defined shall have the meanings given them in the Partnership Agreement.

The Holder, by accepting this Certificate, is deemed to have (i) requested admission as, and agreed to become, a Limited Partner and to have agreed to comply with and be bound by and to have executed the Partnership Agreement, (ii) represented and warranted that the Holder has all right, power and authority and, if an individual, the capacity necessary to enter into the Partnership Agreement, (iii) granted the powers of attorney provided for in the Partnership Agreement and (iv) made the waivers and given the consents and approvals contained in the Partnership Agreement.

This Certificate shall not be valid for any purpose unless it has been countersigned and registered by the Transfer Agent and Registrar.

Dated:	Teekay Offshore Partners L.P.

Countersigned and Registered by:	By:	Teekay Offshore GP L.L.C., its General Partner

By:
as Transfer Agent and Registrar		Title:

By:	By:
Authorized Signature		Secretary

B-1

[Reverse of Certificate]

ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as follows according to applicable laws or regulations:

TEN COM	—	as tenants in common	UNIF GIFT/TRANSFERS MIN ACT
Custodian
			(Cust)	(Minor)
TEN ENT	—	as tenants by the entireties	under Uniform Gifts /Transfers to CD Minors Act (State)
JT TEN	—	as joint tenants with right of survivorship and not as tenants in common

Additional abbreviations, though not in the above list, may also be used.

ASSIGNMENT OF SERIES A PREFERRED UNITS

in

TEEKAY OFFSHORE PARTNERS L.P.

FOR VALUE RECEIVED,                                  hereby assigns, conveys, sells and transfers unto

(Please insert Social Security or other identifying number of Assignee)
(Please print or typewrite name and address of Assignee)

                     Series A Preferred Units representing limited partner interests evidenced by this Certificate, subject to the Partnership Agreement, and does hereby irrevocably constitute and appoint                          as its attorney-in-fact with full power of substitution to transfer the same on the books of the Partnership.

Date:	NOTE:	The signature to any endorsement hereon must correspond with the name as written upon the face of this Certificate in every particular, without alteration, enlargement or change.
THE SIGNATURE(S) MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO S.E.C. RULE 17Ad-15
(Signature)

(Signature)

No transfer of the Series A Preferred Units evidenced hereby will be registered on the books of the Partnership, unless the Certificate evidencing the Series A Preferred Units to be transferred is surrendered for registration or transfer.

B-2

EXHIBIT C

to the Fourth Amended and Restated

Agreement of Limited Partnership of

Teekay Offshore Partners L.P.

Certificate Evidencing Series B Cumulative

Redeemable Preferred Units

Representing Limited Partner Interests in

Teekay Offshore Partners L.P.

No.	Series B Preferred Units

In accordance with Section 4.1 of the Fourth Amended and Restated Agreement of Limited Partnership of Teekay Offshore Partners L.P., as amended, supplemented or restated from time to time (the “Partnership Agreement”), Teekay Offshore Partners L.P., a Marshall Islands limited partnership (the “Partnership”), hereby certifies that                  (the “Holder”) is the registered owner of 8.50% Series B Cumulative Redeemable Preferred Units representing limited partner interests in the Partnership (the “Series B Preferred Units”) transferable on the books of the Partnership, in person or by duly authorized attorney, upon surrender of this Certificate properly endorsed. The rights, preferences and limitations of the Series B Preferred Units are set forth in, and this Certificate and the Series B Preferred Units represented hereby are issued and shall in all respects be subject to the terms and provisions of, the Partnership Agreement. Copies of the Partnership Agreement are on file at, and will be furnished without charge on delivery of written request to the Partnership at, the principal office of the Partnership located at 4th Floor, Belvedere Building, 69 Pitts Bay Road, Hamilton, HM 08, Bermuda. Capitalized terms used herein but not defined shall have the meanings given them in the Partnership Agreement.

The Holder, by accepting this Certificate, is deemed to have (i) requested admission as, and agreed to become, a Limited Partner and to have agreed to comply with and be bound by and to have executed the Partnership Agreement, (ii) represented and warranted that the Holder has all right, power and authority and, if an individual, the capacity necessary to enter into the Partnership Agreement, (iii) granted the powers of attorney provided for in the Partnership Agreement and (iv) made the waivers and given the consents and approvals contained in the Partnership Agreement.

This Certificate shall not be valid for any purpose unless it has been countersigned and registered by the Transfer Agent and Registrar.

Dated:	Teekay Offshore Partners L.P.

Countersigned and Registered by:	By:	Teekay Offshore GP L.L.C., its General Partner

By:
as Transfer Agent and Registrar		Title:

By:	By:
Authorized Signature		Secretary

C-1

[Reverse of Certificate]

ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as follows according to applicable laws or regulations:

TEN COM	—	as tenants in common	UNIF GIFT/TRANSFERS MIN ACT
Custodian
			(Cust)	(Minor)
TEN ENT	—	as tenants by the entireties	under Uniform Gifts /Transfers to CD Minors Act (State)
JT TEN	—	as joint tenants with right of survivorship and not as tenants in common

Additional abbreviations, though not in the above list, may also be used.

ASSIGNMENT OF SERIES B PREFERRED UNITS

in

TEEKAY OFFSHORE PARTNERS L.P.

FOR VALUE RECEIVED,                                  hereby assigns, conveys, sells and transfers unto

(Please insert Social Security or other identifying number of Assignee)
(Please print or typewrite name and address of Assignee)

                     Series B Preferred Units representing limited partner interests evidenced by this Certificate, subject to the Partnership Agreement, and does hereby irrevocably constitute and appoint                          as its attorney-in-fact with full power of substitution to transfer the same on the books of the Partnership.

Date:	NOTE:	The signature to any endorsement hereon must correspond with the name as written upon the face of this Certificate in every particular, without alteration, enlargement or change.
THE SIGNATURE(S) MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO S.E.C. RULE 17Ad-15
(Signature)

(Signature)

No transfer of the Series B Preferred Units evidenced hereby will be registered on the books of the Partnership, unless the Certificate evidencing the Series B Preferred Units to be transferred is surrendered for registration or transfer.

C-2

EXHIBIT D

to the Fourth Amended and Restated

Agreement of Limited Partnership of

Teekay Offshore Partners L.P.

Certificate Evidencing Series C Cumulative

Convertible Perpetual Preferred Units

Representing Limited Partner Interests in

Teekay Offshore Partners L.P.

No.	Series C Preferred Units

In accordance with Section 4.1 of the Fourth Amended and Restated Agreement of Limited Partnership of Teekay Offshore Partners L.P., as amended, supplemented or restated from time to time (the “Partnership Agreement”), Teekay Offshore Partners L.P., a Marshall Islands limited partnership (the “Partnership”), hereby certifies that                  (the “Holder”) is the registered owner of 8.60% Series C Cumulative Convertible Perpetual Preferred Units representing limited partner interests in the Partnership (the “Series C Preferred Units”) transferable on the books of the Partnership, in person or by duly authorized attorney, upon surrender of this Certificate properly endorsed. The rights, preferences and limitations of the Series C Preferred Units are set forth in, and this Certificate and the Series C Preferred Units represented hereby are issued and shall in all respects be subject to the terms and provisions of, the Partnership Agreement. Copies of the Partnership Agreement are on file at, and will be furnished without charge on delivery of written request to the Partnership at, the principal office of the Partnership located at 4th Floor, Belvedere Building, 69 Pitts Bay Road, Hamilton, HM 08, Bermuda. Capitalized terms used herein but not defined shall have the meanings given them in the Partnership Agreement.

The Holder, by accepting this Certificate, is deemed to have (i) requested admission as, and agreed to become, a Limited Partner and to have agreed to comply with and be bound by and to have executed the Partnership Agreement, (ii) represented and warranted that the Holder has all right, power and authority and, if an individual, the capacity necessary to enter into the Partnership Agreement, (iii) granted the powers of attorney provided for in the Partnership Agreement and (iv) made the waivers and given the consents and approvals contained in the Partnership Agreement.

This Certificate shall not be valid for any purpose unless it has been countersigned and registered by the Transfer Agent and Registrar.

Dated:	Teekay Offshore Partners L.P.

Countersigned and Registered by:	By:	Teekay Offshore GP L.L.C., its General Partner

By:
as Transfer Agent and Registrar		Title:

By:	By:
Authorized Signature		Secretary

D-1

[Reverse of Certificate]

ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as follows according to applicable laws or regulations:

TEN COM	—	as tenants in common	UNIF GIFT/TRANSFERS MIN ACT
Custodian
			(Cust)	(Minor)
TEN ENT	—	as tenants by the entireties	under Uniform Gifts /Transfers to CD Minors Act (State)
JT TEN	—	as joint tenants with right of survivorship and not as tenants in common

Additional abbreviations, though not in the above list, may also be used.

ASSIGNMENT OF SERIES C PREFERRED UNITS

in

TEEKAY OFFSHORE PARTNERS L.P.

FOR VALUE RECEIVED,                                  hereby assigns, conveys, sells and transfers unto

(Please insert Social Security or other identifying number of Assignee)
(Please print or typewrite name and address of Assignee)

                     Series C Preferred Units representing limited partner interests evidenced by this Certificate, subject to the Partnership Agreement, and does hereby irrevocably constitute and appoint                          as its attorney-in-fact with full power of substitution to transfer the same on the books of the Partnership.

Date:	NOTE:	The signature to any endorsement hereon must correspond with the name as written upon the face of this Certificate in every particular, without alteration, enlargement or change.
THE SIGNATURE(S) MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO S.E.C. RULE 17Ad-15
(Signature)

(Signature)

No transfer of the Series C Preferred Units evidenced hereby will be registered on the books of the Partnership, unless the Certificate evidencing the Series C Preferred Units to be transferred is surrendered for registration or transfer.

D-2

EXHIBIT E

FORM OF REDEMPTION ELECTION

(OFFER TO REDEEM)

SERIES C PREFERRED UNIT REDEMPTION ELECTION

(TO BE EXECUTED BY THE REGISTERED HOLDER FOR REDEMPTION OF SERIES C PREFERRED UNITS)

[Date]

The undersigned hereby elects to have the number of the 8.60% Series C Cumulative Convertible Perpetual Preferred Units (“Series C Preferred Units”) of Teekay Offshore Partners, L.P., a Marshall Islands limited partnership (the “Partnership”), indicted below, according to the conditions and in accordance with the provisions of the partnership agreement of the Partnership, as of the date written below. If payment is to be issued to an account in the name of a person or entity other than the holder of such Series C Preferred Units, such holder will deliver such certificates and opinions or other items as may be required by the Partnership or its transfer agent.

Number of Series C Preferred Units held by Undersigned:
Number of Series C Preferred Units to be Redeemed:

Wire Payment Instructions:

Bank Name:

Bank Routing Number (ABA Number):

Account Name:*

Account Number (DDA):

Bank Contact/Telephone Number:

Beneficiary Account Name:

Beneficiary Account Number:

*Please provide the name on the account not the type of account

FOR International WIRES, PLEASE PROVIDE THE FOLLOWING INFORMATION:

Bank Name:

SWIFT CODE:

IBAN:

Account Number (DDA):

Bank Address/Telephone:

Account Name:

For Further Credit:

For Further Credit Account Number:

For international wires, please also provide any details regarding correspondent banks in the United States used by your local bank to receive wires from the United States:

HOLDER

E-1

EXHIBIT F

FORM OF NOTICE OF CONVERSION

SERIES C PREFERRED UNIT CONVERSION NOTICE

(TO BE EXECUTED BY THE REGISTERED HOLDER IN ORDER

TO CONVERT SERIES C PREFERRED UNITS)

[Date]

The undersigned hereby elects to convert the number of 8.60% Series C Cumulative Convertible Perpetual Preferred Units (“Series C Preferred Units”) of Teekay Offshore Partners, L.P., a Marshall Islands limited partnership (the “Partnership”), indicated below into common units (“Common Units”) of the Partnership, according to the conditions and in accordance with the provisions of the partnership agreement of the Partnership, as of the date written below. If Common Units are to be issued in the name of a person or entity other than the holder of such Series C Preferred Units, such holder will pay all transfer taxes payable with respect thereto and will deliver such certificates and opinions or other items as may be required by the Partnership or its transfer agent. No fee will be charged to the holders for any conversion, except for any such transfer taxes.

Conversion calculations:

Date to Effect Conversion:
Number of Series C Preferred Units to be Converted:
Name in which Certificate for Common Units to be Issued:
Address for Delivery:

[HOLDER]

F-1

EXHIBIT G

FORM OF REDEMPTION ELECTION

(CHANGE OF CONTROL)

SERIES C PREFERRED UNIT REDEMPTION ELECTION

(TO BE EXECUTED BY THE REGISTERED HOLDER FOR REDEMPTION OF SERIES C PREFERRED UNITS)

[Date]

The undersigned hereby elects to have all of the 8.60% Series C Cumulative Convertible Perpetual Preferred Units (“Series C Preferred Units”) of Teekay Offshore Partners, L.P., a Marshall Islands limited partnership (the “Partnership”), held by the undersigned, according to the conditions and in accordance with the provisions of the partnership agreement of the Partnership, as of the date written below. If payment is to be issued to an account in the name of a person or entity other than the holder of such Series C Preferred Units, such holder will deliver such certificates and opinions or other items as may be required by the Partnership or its transfer agent.

Number of Series C Preferred Units held by Undersigned:
Number of Series C Preferred Units to be Redeemed:

Wire Payment Instructions:

Bank Name:

Bank Routing Number (ABA Number):

Account Name:*

Account Number (DDA):

Bank Contact/Telephone Number:

Beneficiary Account Name:

Beneficiary Account Number:

*Please provide the name on the account not the type of account

FOR International WIRES, PLEASE PROVIDE THE FOLLOWING INFORMATION:

Bank Name:

SWIFT CODE:

IBAN:

Account Number (DDA):

Bank Address/Telephone:

Account Name:

For Further Credit:

For Further Credit Account Number:

For international wires, please also provide any details regarding correspondent banks in the United States used by your local bank to receive wires from the United States:

HOLDER

G-1